     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2001

                                                      REGISTRATION NO. 333-50828
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                Amendment No. 2


                                       to

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             CEDAR BRAKES I, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                          4911                         76-0613738
       (State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of organization)    Classification Code Number)         Identification No.)

                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                              TEL: (713) 420-2131
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               BRITTON WHITE JR.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                              TEL: (713) 420-2131
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ---------------------
                          Copies of correspondence to:
                             A. ROBERT COLBY, ESQ.
                             CHADBOURNE & PARKE LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                              TEL.: (212) 408-5100
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED MARCH 30, 2001


PROSPECTUS

                             CEDAR BRAKES I, L.L.C.

                                  $310,600,000

     OFFER TO EXCHANGE ALL OUTSTANDING 8 1/2% SENIOR SECURED BONDS DUE 2014
               FOR 8 1/2% SERIES B SENIOR SECURED BONDS DUE 2014

     We are offering to exchange all of our outstanding 8 1/2% Senior Secured Bonds due 2014 for our registered 8 1/2% Series B Senior Secured Bonds due 2014. In this prospectus, we will call the original bonds the "Series A bonds" and the registered bonds the "Series B bonds." The Series A bonds were issued on September 26, 2000. The terms of the Series B bonds are substantially identical to the terms of the Series A bonds, except that we have registered the Series B bonds with the Securities and Exchange Commission. Because we have registered the Series B bonds, the Series B bonds will not be subject to transfer restrictions and will not be entitled to registration rights. The Series A bonds and Series B bonds are collectively referred to in this prospectus as the "bonds."

THE SERIES B BONDS

     - The Series B bonds will mature on February 15, 2014.

     - We will pay interest on the Series B bonds semi-annually on February 15 and August 15 of each year beginning February 15, 2001 at the rate of 8 1/2% per annum.

     - We may redeem the Series B bonds at any time. The redemption prices we will pay if we do redeem bonds are specified in the prospectus under "Description of the Bonds -- Redemption at Our Option."

     - The Series B bonds are secured obligations and senior to all our current indebtedness and future indebtedness.

     - The Series B bonds will not be listed on any securities exchange or the NASDAQ Stock Market.

THE EXCHANGE OFFER


     - Subject to customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Series A bonds being tendered.


     - Our offer to exchange Series A bonds for Series B bonds will be open
       until 5:00 p.m., New York City time, on [     ], 2001, unless we extend
       the expiration date.


     - You should also carefully review the procedures for tendering the Series A bonds beginning on page 63 of this prospectus.


     - You may withdraw your tenders of Series A bonds at any time prior to the expiration of the exchange offer, unless we have already accepted your Series A bonds for exchange.

     - If you fail to tender your Series A bonds, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - The exchange of Series A bonds for Series B bonds in the exchange offer will not be a taxable event for U.S. federal income tax purposes.


     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS MARCH   , 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................   13
USE OF PROCEEDS.............................................   19
CAPITALIZATION..............................................   19
SELECTED FINANCIAL DATA OF THE COMPANY......................   19
MANAGEMENT..................................................   20
PUBLIC SERVICE ELECTRIC, EL PASO AND SUMMARIZED FINANCIAL
  INFORMATION OF PUBLIC SERVICE ELECTRIC AND EL PASO........   24
EL PASO MERCHANT............................................   30
LIMESTONE...................................................   31
MESQUITE AND CHAPARRAL......................................   31
CHAPARRAL MANAGEMENT........................................   31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   32
FORWARD-LOOKING STATEMENTS..................................   36
REGULATION OF THE ELECTRIC INDUSTRY.........................   37
THE ENERGY SALES TRANSACTIONS...............................   40
SECURITY OWNERSHIP OF OUR OWNERS............................   43
SUMMARY OF OUR TRANSACTION DOCUMENTS........................   44
AMENDED POWER PURCHASE AGREEMENT............................   44
POWER SERVICES AGREEMENT....................................   50
ADMINISTRATIVE SERVICES AGREEMENT...........................   57
EL PASO PERFORMANCE GUARANTY................................   59
RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS......   61
THE EXCHANGE OFFER..........................................   61
DESCRIPTION OF THE BONDS....................................   70
DESCRIPTION OF OUR PRINCIPAL FINANCING DOCUMENTS............   87
U.S. FEDERAL INCOME TAX CONSEQUENCES........................   88
ERISA CONSIDERATIONS........................................   92
PLAN OF DISTRIBUTION........................................   94
LEGAL MATTERS...............................................   95
EXPERTS.....................................................   95
AVAILABLE INFORMATION.......................................   95
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEX A -- POWER SERVICES AGREEMENT ASSESSMENT..............  A-1


                                ---------------


     You may not transfer or resell the Series B bonds except as permitted under the Securities Act of 1933 and applicable state securities laws.



     You should rely only on the information contained in this document or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in our prospectus.



     You should not assume that the information in this prospectus or any supplement or any of the information incorporated by reference in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus.



     This document is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY


     In this prospectus, the words "Company," "we," "our," "ours" and "us' refer only to Cedar Brakes I, L.L.C. and not to any of our parent or sister companies or to anybody else. The following summary contains basic information about us and the exchange offer. It does not contain all of the information that is important to you. For a more complete understanding of our business and financial status and the Series B bonds that we are offering, you should read carefully this entire prospectus and other documents that we will refer you to. The term "El Paso" refers to El Paso Corporation (formerly known as El Paso Energy Corporation). For a discussion of factors to be considered in connection with an investment in the bonds, see "Risk Factors." For the definitions of some of the terms used throughout this prospectus, see "Description of the Bonds -- Defined Terms."


                               THE EXCHANGE OFFER


     On September 26, 2000, we completed the private offering of $310,600,000 of the Series A bonds. We entered into a registration rights agreement with the initial purchasers in the private offering of the Series A bonds in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 270 days of the original issuance of the Series A bonds. You are entitled to exchange in this exchange offer Series A bonds that you hold for registered Series B bonds with substantially identical terms. You should read the discussion under the headings "Summary of the Terms of the Series B Bonds" beginning on page 5 and "Description of the Bonds" beginning on page 69 for further information regarding the Series B bonds.



     We believe that the Series B bonds that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" beginning on page 3 and "The Exchange Offer" beginning on page 60 for further information regarding this exchange offer and resale of the Series B bonds.



                            OUR COMPANY AND BUSINESS


     We were formed as a Delaware limited liability company on March 3, 2000 solely to:

     - acquire the right, title and interest to a long-term power purchase agreement;

     - sell electric energy and capacity under this power purchase agreement (as amended and restated);

     - enter into other related agreements, the indenture and the related financing documents and undertake the transactions contemplated thereunder;

     - engage in other activities that are related to or incidental to the foregoing; and

     - issue the bonds.

     Our sole business is the wholesale sale of electric capacity and electric energy to Public Service Electric & Gas Company, a New Jersey corporation, under a long-term power purchase agreement. This power purchase agreement was entered into on June 15, 1988, between Public Service Electric and Newark Bay Cogeneration Partnership L.P., a New Jersey limited partnership and is referred to in this prospectus as the original power purchase agreement. In March 2000, we and Public Service Electric agreed to amend the original power purchase agreement effective upon the transfer of the original power purchase agreement to us. Upon the consummation of the offering of the Series A bonds, we used the proceeds of the offering of the Series A bonds to pay Newark Bay the purchase price for the original power purchase agreement, the original power purchase agreement was transferred to us and the amendment of its terms became effective. The amended original power purchase agreement was then restated in its entirety. In this prospectus, we refer to the original power purchase agreement after its amendment and restatement as the amended power purchase agreement.

     We are classified as a public utility subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act. We have no employees. Our material assets are comprised of the amended power purchase agreement, receivables that are generated or accrue under the amended power purchase agreement, the proceeds of such receivables, our interest in the amounts held in our accounts described in this prospectus and the following additional contracts, which, together with the amended power purchase Agreement, we refer to as our material agreements:


     - our power services agreement dated September 20, 2000, with El Paso Merchant Energy L.P., an indirect wholly owned subsidiary of El Paso;


     - our administrative services agreement dated September 20, 2000, with El Paso Merchant;


     - the guaranty dated September 20, 2000 by El Paso of El Paso Merchant's performance under the power services agreement and the administrative services agreement;


     - a consent and agreement with Public Service Electric and the trustee;

     - a consent and agreement with El Paso Merchant and the trustee; and


     - a consent and agreement with El Paso and the trustee.


     For more information about our material agreements, see "Summary of Our Transaction Documents" below.


     Our company is owned directly 100% by Mesquite Investors, L.L.C. Mesquite is owned indirectly by El Paso and Limestone Electron Trust. A wholly-owned subsidiary of El Paso, El Paso Chaparral Management, L.P., manages the operations of Mesquite. See "-- Chaparral Management." Our day-to-day operations are managed by officers and employees of El Paso Merchant under the administrative services agreement with us. Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002. Our telephone number is
(713) 420-2131.



     For a more detailed description of our organization and ownership structure, please see "Management" and the chart on page 20.


                       RATIO OF EARNINGS TO FIXED CHARGES


     For the period from March 3, 2000 to December 31, 2000, our earnings were inadequate to cover fixed charges by $3,132,000. Because we were organized on March 3, 2000, we cannot calculate a ratio of earnings to fixed charges for any prior periods. For the purposes of calculating the ratio of earnings available to cover fixed charges:


     - earnings consist of income from continuing operations and fixed charges, and

     - fixed charges consist of interest on borrowings (whether expensed or capitalized) and related amortization.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


The Exchange Offer.........  We are offering to exchange up to $310,600,000 principal amount of the Series B bonds for up to $310,600,000 principal amount of the Series A bonds. As of the date of this prospectus, Series A bonds representing $310,600,000 aggregate principal amount are outstanding. The Series B bonds will evidence the same debt as the Series A bonds, and the Series A bonds and the Series B bonds will be governed by the same indenture.



                             The Series B bonds are described in detail under the heading "Description of the Bonds" beginning on page 69 of this prospectus.



Resale.....................  We believe that you will be able to freely transfer the Series B bonds without registration or any prospectus delivery requirement; however, some broker-dealers and some of our affiliates may be required to deliver copies of this prospectus if they resell any Series B bonds.


Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, [     ], 2001 or a later date and
                             time if we extend it.

Withdrawal.................  You may withdraw the tender of any Series A bonds pursuant to the exchange offer at any time prior to the expiration date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any Series A bonds not accepted for exchange for any reason without expense to you.

Interest on the Series B
Bonds and the Series A
  Bonds....................  Interest on the Series B bonds will accrue from the date of the original issuance of the Series A bonds or from the date of the last payment of interest on the Series A bonds, whichever is later. No additional interest will be paid on Series A bonds tendered and accepted for exchange.


Conditions to the Exchange
Offer......................  The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC. See "The Exchange Offer -- Conditions of the Exchange Offer" beginning on page 66 of this prospectus.


Procedures for Tendering
  Series A Bonds...........  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal, and deliver the letter of transmittal, along with the Series A bonds and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                             - any Series B bonds you receive will be acquired
                               in the ordinary course of business,

                             - you are not participating, and you have no
                               arrangement or understanding with any person to participate, in the distribution of the Series B bonds, and

                             - you are not an affiliate of ours or a
                               broker-dealer tendering Series A bonds acquired directly from us.

                             If you are not a broker-dealer, you will also be representing that you are not engaged in and do not intend to engage in a distribution of the Series B bonds.

                             Each broker-dealer issuing Series B bonds for its own account in exchange for Series A bonds must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Series B bonds. The letter of transmittal states that, by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired the Series A bonds for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the Series B bonds.


                             If you hold your Series A bonds through The
                             Depository Trust Company and wish to participate in the exchange offer, you may do so through the Depository Trust's Automated Tender Offer Program. By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had executed such letter of transmittal.



                             We will accept for exchange any and all Series A bonds which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The Series B bonds issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Acceptance of Series A Bonds for Exchange" beginning on page 62 of this prospectus.


Effect of Not Tendering....  Series A bonds that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such Series A bonds.

Special Procedures for
Beneficial Owners..........  If you are a beneficial owner whose Series A bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Series A bonds in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.


Guaranteed Delivery
Procedures.................  If you wish to tender your Series A bonds, you may, in some instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The Exchange
                             Offer -- Procedures for Tendering Series A
                             Bonds -- Guaranteed Delivery" beginning on page 65 of this prospectus.



Registration Rights
Agreement..................  We sold the Series A bonds on September 26, 2000, to the initial purchaser in a transaction that was exempt from the SEC's registration requirements. In connection with the sale, we entered into a registration rights agreement with the initial purchaser which grants the holders of the Series A bonds specified exchange and registration rights. This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the Series B bonds.


U.S. Federal Income Tax
  Considerations...........  We believe the exchange of Series A bonds for
                             Series B bonds pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "U.S. Federal Income Tax Consequences" beginning on page 87 of this prospectus.


Use of Proceeds............  We will not receive any proceeds from the exchange of bonds pursuant to the exchange offer.


Exchange Agent.............  We have appointed Bankers Trust Company as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are BT Services Tennessee, Inc., Reorganization Unit, P.O. Box 292737, Nashville, Tennessee 37229-2737. See "The Exchange Offer -- Exchange Agent" beginning on page 68 of this prospectus.


                   SUMMARY OF THE TERMS OF THE SERIES B BONDS

     The form and term of the Series B bonds are substantially the same as the form and terms of the Series A bonds, except that the Series B bonds are registered under the Securities Act. As a result, the Series B bonds will not bear legends restricting their transfer and will not contain the registration rights contained in the Series A bonds.

Issuer.....................  Cedar Brakes I, L.L.C., a Delaware limited liability company.

Bonds Offered..............  $310,600,000 aggregate principal amount of 8 1/2%
                             Series B Senior Secured Bonds due February 15, 2014. The bonds are senior to, and rank first in priority with respect to, all our current and future indebtedness.

Maturity Date..............  February 15, 2014.

Interest Payment Dates.....  The fifteenth calendar day of each February and
                             August (or if that day is not a business day, then the next succeeding business day), commencing on February 15, 2001. A business day is a day on which banks are not required or authorized to close in the City of New York.

Principal Payment Dates and
  Amortization.............  We are required to pay principal on the bonds annually on the fifteenth calendar day of each February (or if that day is not a business day, then the next succeeding business day), commencing on February 15, 2002:

                                                                        PERCENTAGE OF PRINCIPAL
                                                PRINCIPAL PAYMENT DATE      AMOUNT PAYABLE
                                                ----------------------  -----------------------
                                                February 15, 2002                 1.9
                                                February 15, 2003                 2.5
                                                February 15, 2004                 3.5
                                                February 15, 2005                 4.9
                                                February 15, 2006                 5.8
                                                February 15, 2007                 6.7
                                                February 15, 2008                 7.7
                                                February 15, 2009                 8.8
                                                February 15, 2010                 9.9
                                                February 15, 2011                11.3
                                                February 15, 2012                12.6
                                                February 15, 2013                14.3
                                                February 15, 2014                10.1

Ratings....................  Baa2 by Moody's, BBB by Standard & Poor's and BBB
                             by Fitch.

Limited Recourse
Obligations................  The obligations to pay principal of, interest and
                             Make-Whole Premium, if any, on the bonds will be solely our obligations. You will not have any other recourse against our affiliates or any incorporator, stockholder, member, officer, employee or director of ours or any such affiliate for any failure by us to satisfy obligations under the bonds.

Collateral.................  We granted to the trustee at the closing date of the offering of the Series A bonds, on behalf of and for the benefit of the holders of bonds, all of our right, title and interest in all of our assets, namely:

                             - our material agreements;

                             - our collections and all amounts payable to us
                               arising out of, attributable to, in respect of or otherwise in connection with our collections;

                             - all other amounts payable to us pursuant to our
                               material agreements;

                             - the accounts and all funds and all investments
                               and proceeds on deposit therein from time to time;

                             - all damages and other amounts payable to us in
                               respect of the foregoing;

                             - all of our rights, claims, powers, privileges and
                               remedies with respect to the foregoing; and

                             - all present and future claims and demands in
                               respect of any or all of the foregoing.

                             In this prospectus, "collections" means all amounts payable to us from Public Service Electric pursuant to the amended power purchase agreement and amounts payable by:

                             - El Paso Merchant pursuant to Article V(F) of the
                               power services agreement to cover any shortfall payments;

                             - El Paso Merchant pursuant to Article IV(B) and
                               Article V(E) of the power services agreement to cover any excess amounts;


                             - El Paso pursuant to the El Paso performance
                               guaranty to cover any shortfall payments and excess amounts of El Paso Merchant under Article IV(B) and Article V(E) of the power services agreement; and


                             - all earnings on permitted investments from
                               amounts in the collections account and the liquidity account.


Redemption at Our Option...  We may choose to redeem the bonds, in whole or in part, at any time, at our option on not less than 30 nor more than 60 days notice to the bond holders at a redemption price equal to the outstanding principal amount of the bonds to be redeemed, plus accrued interest on these bonds to the date of the redemption, plus a Make-Whole Premium, if any. The Make-Whole Premium is based on the rates of treasury securities with average lives comparable to the remaining average lives of the applicable bonds, plus 50 basis points.


Accounts...................  Pursuant to the indenture, the trustee established the following accounts: (1) the collections account, (2) the liquidity account and (3) the damages and indemnity account. See "Description of the Bonds -- The Accounts -- Establishment of Accounts."

Collections Account........  All collections and all transfer payments from the liquidity account will be deposited into the collections account. An amount equal to $2,396,509 from the proceeds of the offering of the Series A bonds was deposited into the collections account. Amounts on deposit in the collections account must be used to make payments in accordance with the priorities set forth in "-- Withdrawals from the Collections Account" below.


Liquidity Account..........  On the closing date of the offering of the Series A bonds, we deposited into the liquidity account $13,200,500, an amount equal to the liquidity reserve required balance. This amount was part of the proceeds from the Series A bonds offering. In the event sufficient funds are not available in the collections account to pay the principal or interest on the bonds, amounts in the liquidity account will be transferred into the collections account and used by the trustee to pay this shortfall. Amounts withdrawn from the liquidity account will be replenished from the collections account in accordance with the priority set forth in "-- Withdrawals from the Collections Account" below. El Paso may withdraw the cash on deposit in the liquidity account by replacing the cash withdrawn with one or more letters of credit or a guaranty from El Paso, in the amount of the cash withdrawn. Amounts in excess of the liquidity reserve required balance on deposit in the liquidity account on any interest payment date will be transferred on the next principal payment date (but no earlier than February 15, 2003) to the collections account.

Damages and Indemnity
Account....................  All payments to be made by El Paso Merchant pursuant to the power services agreement and by El Paso pursuant to the El Paso performance guaranty to cover:


                             - damages payable by us to Public Service Electric
                               as a result of our default under the amended power purchase agreement;

                             - indemnity payments payable by us to Public
                               Service Electric on account of third-party liability claims under the amended power purchase agreement; and

                             - distribution surcharges payable by us to Public
                               Service Electric on account of the fact that these distribution charges were not paid to Public Service Electric because of a statutory exemption under New Jersey law.

                             Amounts must be drawn from the damages and indemnity account to pay such damages, indemnity payments and distribution surcharges.

Withdrawals from the
Collections Account........  The trustee must apply amounts in the collections account as follows, and in the following order of priority:

                             - monthly, to transfer to the trustee the amount of
                               the trustee's monthly fees;

                             - monthly, to pay El Paso Merchant for the capacity
                               and energy that El Paso Merchant sold to us under the power services agreement;

                             - semi-annually, to the payment of interest due on
                               the bonds;

                             - annually, to the payment of principal and
                               Make-Whole Premium (if any) due on the bonds;

                             - semi-annually, to replenish any amounts drawn
                               from the liquidity account so as to maintain the liquidity account required balance;

                             - semi-annually, to El Paso Merchant an amount
                               equal to the accrued and unpaid fees and expenses owed El Paso Merchant under the administrative services agreement; and

                             - annually, to us for distribution to our members;
                               provided that (a) no event of default (or other event which would with notice or lapse of time or both become an event of default) has occurred and is continuing and (b) the Debt Service Coverage Ratio for the preceding six-month period is equal to or exceeds 1.03 to 1.00.

Principal Covenants........  The indenture contains a number of covenants on our part, among them:

                             - restrictions on the incurrence of additional
                               indebtedness;

                             - limitations on liens and encumbrances, except to
                               the extent the failure to comply could not reasonably be expected to result in a material adverse effect;

                             - restrictions on the payments of distributions to
                               our members or any owner of a beneficial interest in us;

                             - limitations on the sale or transfer of the
                               collateral, mergers, changes in legal form or other fundamental changes;

                             - a prohibition on undertaking obligations with
                               respect to any guaranty;

                             - limitations on transactions entered into with
                               affiliates;

                             - limitations on investments in other persons;

                             - an obligation to maintain our existence;

                             - an obligation to comply with laws;

                             - restrictions on our use of the proceeds from the
                               issuance of the bonds;

                             - limitations on the assignment of our rights and
                               obligations under any of our material agreements, amendment of our material agreements and our entering into additional contracts; and

                             - an obligation to schedule and deliver the annual
                               energy deliveries.

                             See "Description of the Bonds -- Covenants."

Events of Default and
Remedies...................  An event of default will occur under the indenture if, among other things,

                             - we fail to pay any principal of or Make-Whole
                               Premium, if any, on the bonds when due and payable and this default continues for a period of five days or more;

                             - we fail to pay any interest or any other amount
                               required to be paid with respect to the bonds and this default continues for a period of 15 days or more;


                             - we, El Paso or Public Service Electric fail to
                               perform any material term, covenant or obligation contained in any of our material agreements or any financing document, unless in each case failure to perform could not reasonably be expected to result in a material adverse effect, and such failure continues for 30 days or more after we are provided notice of such failure;


                             - any of our material agreements or financing
                               documents becomes or is found to be unenforceable or illegal, and that event could reasonably be expected to result in a material adverse effect;

                             - (1) the liens on any material portion of the
                               collateral cease to be valid and perfected first priority security interests or (2) any other of our creditors asserts any rights or interest with respect to the collateral, or our right to receive payments with respect to the collateral is otherwise terminated or impaired and the assertion of rights or interests or the termination or impairment of our right to receive payments could reasonably be expected to result in a material adverse effect;

                             - events occur related to our insolvency, such as
                               the commencement of a liquidation or dissolution proceeding unstayed for 60 days or the application by us of a voluntary bankruptcy proceeding;

                             - it becomes unlawful for us to perform any of our
                               obligations under the indenture or the bonds, or any of our obligations under the indenture or the bonds ceases to be valid, binding or enforceable, unless such event or occurrence could not reasonably be expected to result in a material adverse effect;


                             - any of the amended power purchase agreement or
                               the El Paso performance guaranty terminates before the end of its term;


                             - one or more judgments or decrees are entered
                               against us in excess of $15 million in the aggregate which have not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or


                             - we fail to observe or perform specified covenants
                               in the registration rights agreement with the initial purchaser, and such failure continues for a period of 30 days after notice is given to us.


                             If an event of default (other than an event of default caused by our bankruptcy) occurs and is continuing, then the trustee, upon the direction of no less than 25% (for an event of default with respect to failure to make payments on the bonds) or the holders of not less than 51% in aggregate principal amount of the outstanding bonds (for any other event of default), must declare the principal amount of all the bonds to be due and payable immediately, and upon any such declaration the principal amount, any accrued and unpaid interest, any Make-Whole Premium and all other amounts payable under the bonds will become immediately due and payable. If a bankruptcy event of default occurs, the principal amount of, any accrued interest on, any Make-Whole Premium and all other amounts payable under the bonds will automatically become immediately due and payable. See "Description of the Bonds -- Remedies."


Indenture Trustee..........  Bankers Trust Company.


Paying Agent, Registrar and
  Transfer Agent...........  Bankers Trust Company serves as the paying agent, security registrar and transfer agent for the bonds.

Governing Law and
Jurisdiction...............  The bonds, the indenture and the other financing documents are governed by the laws of the State of New York.

               SUMMARY OVERVIEW OF OUR ENERGY SALES TRANSACTIONS

     The following chart depicts some of our material agreements, the transaction structure of our energy sales and the relationship to payments on the bonds:

                     #GRAPHIC DEPICTION OF THE TRANSACTION#

THE TRANSACTIONS


     We purchased the original power purchase agreement from Newark Bay pursuant to a purchase and sale agreement. We expect that interest and principal on the bonds will be paid solely from capacity and energy payments from Public Service Electric to us under the amended power purchase agreement (as supplemented, if revenues from these capacity and energy payments are not available, by funds in the liquidity account). All scheduled payments of principal and interest on the bonds have been calculated so as to be paid from the total amount of the payments that we expect to receive each year from Public Service Electric. We have entered into the power services agreement and the administrative services agreement with El Paso Merchant in order to have El Paso Merchant perform all of our obligations and exercise all of our rights under all of our material agreements and the indenture and the related financing documents under which the Series A bonds were issued and the Series B bonds will be issued. See "Management's Discussion and Analysis of Financial Condition and Results of Operations; "The Energy Sales Transactions"; and "Summary of Our Transaction Documents."


     The energy sales transactions required approval by the Federal Energy Regulatory Commission of the rates contained in the amended power purchase agreement and the power services agreement and approval by the New Jersey Board of Public Utilities of the cost recovery by Public Service Electric of the amended power purchase agreement. In addition, the issuance of the bonds also required the approval of the Federal Energy Regulatory Commission. All of these approvals have been obtained and are final and non-appealable. See "Regulation."


POWER SERVICES AGREEMENT ASSESSMENT



     Pace Global Energy Services LLC, an energy consulting firm that specializes in, among other things, market forecasts in the electric power and natural gas industries, prepared a power services agreement assessment dated September 20, 2000, included as Annex A to this prospectus. We sought this analysis by Pace to support its decision to enter into the power services agreement with its fixed contract rate structure and to evaluate whether the electric power capacity resources in the Pennsylvania-New Jersey-Maryland ("PJM") power market are sufficient to allow El Paso Merchant to perform its obligations under the power services agreement.


     Based upon Pace's analysis of the PJM power market and a review of the relevant portions of our transaction documents, Pace believes that the contract rates stipulated in the power services agreement reasonably reflect market prices in the PJM market if the energy delivery flexibility that El Paso Merchant has under the power services agreement is taken into consideration. Specifically, the energy and capacity price contained in the power services agreement were determined by Pace to reasonably reflect relevant market pricing if the flexibility embedded in the quantity and timing terms of the agreement are valued and considered as part of that determination. This flexibility in selecting the day peak vs. off-peak hours and season during which El Paso Merchant can choose to sell electric power to us to meet El Paso Merchant's obligations under the power service agreement provides option value to El Paso Merchant. Moreover, Pace concludes that electric power capacity resources in the PJM market are sufficient to allow El Paso Merchant to meet its contractual obligations under the power services agreement.



     Since the date of the power services agreement assessment, Pace has not updated the natural gas prices in that assessment. Since the date on which we entered into the amended power purchase agreement and the power services agreement, natural gas prices have increased. Because the prices at which we buy and sell electric power are fixed by these agreements, changes in the price of natural gas will not affect our ability to make payments on the bonds, provided that the other parties to these agreements fulfill their obligations.



     The power services agreement assessment is meant to be read only in its entirety and is subject to the restrictions set forth in the legal notice on its cover page. The power services agreement assessment and the legal notice should be read by all prospective investors in their entirety.

                                  RISK FACTORS

     An investment in the bonds involves a significant degree of risk, including the risks described below. You should carefully consider the following information about these risks, together with the other information in this prospectus, prior to exchanging your Series A bonds for the Series B bonds.

WE ARE RELYING ON PAYMENTS FROM PUBLIC SERVICE ELECTRIC UNDER THE AMENDED POWER PURCHASE AGREEMENT FOR OUR PRIMARY SOURCE OF REVENUES.


     Public Service Electric is our sole customer for purchases of electric generating capacity and energy. Public Service Electric's payments pursuant to the amended power purchase agreement are expected to provide 100% of our revenues. There can be no assurance that Public Service Electric will fulfill its payment obligations under the amended power purchase agreement. In the event of a bankruptcy of Public Service Electric, Public Service Electric or the bankruptcy trustee could reject its payment obligations under the amended power purchase agreement. If Public Service Electric fails to meet its payment obligations under the amended power purchase agreement, we will not be able to meet our obligations to make payments of principal and interest on the bonds. Further, under the amended power purchase agreement, Public Service Electric may suspend its obligations to accept delivery of energy if specified events beyond the control of Public Service Electric occur, such as a system emergency, adverse weather conditions or labor disputes. Accordingly, we will have no revenues for the duration of these events and there can be no assurance that we will be able to make payments of principal and interest on the bonds during the continuance of these events.


THE TIMING OF THE CAPACITY AND ENERGY PAYMENTS UNDER THE AMENDED POWER PURCHASE AGREEMENT MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE BONDS.

     With the exception of the minimum energy deliveries, we can schedule and deliver energy at any time of the year. Accordingly, our cash flows and revenues under the amended power purchase agreement may not be received on a regular basis throughout the year. Interest payments on the bonds are semi-annual and there can be no assurance that amounts received for the corresponding six-month period pursuant to the amended power purchase agreement will be sufficient to make the interest payments on the bonds. We have provided for the funding of a liquidity account in an amount equal to the maximum interest due on the bonds on any subsequent interest payment date. Amounts drawn from the liquidity account will only be replenished out of cash otherwise available in the collections account. There can be no assurance that amounts withdrawn from the liquidity account can be replenished. If cash flows are not sufficient to meet our obligations to make interest payments on the bonds and the liquidity account has not been replenished, we will not be able to make payments of principal and interest on the bonds.

OUR FAILURE TO PROVIDE ENERGY AND CAPACITY TO PUBLIC SERVICE ELECTRIC COULD RESULT IN TERMINATION OF THE AMENDED POWER PURCHASE AGREEMENT PRIOR TO THE MATURITY OF THE BONDS.

     If we cause or permit to occur an event of default under the amended power purchase agreement, Public Service Electric may have the right to terminate the amended power purchase agreement. The amended power purchase agreement expressly provides that with respect to defaults that are a result of our failure to deliver energy and capacity, Public Service Electric shall be entitled to deduct amounts (determined pursuant to a formula in the amended power purchase agreement) from payments due to us as liquidated damages. Although the amended power purchase agreement provides that these liquidated damages are the only damages that Public Service Electric can claim as a result of any failure by us to deliver energy or provide capacity, Public Service Electric could take the position that it is entitled to other remedies provided under applicable law, such as the right to terminate the power purchase agreement. Therefore, if one of our defaults has occurred and is continuing, Public Service Electric could also seek to terminate the amended power purchase agreement.

WE ARE RELYING UPON EL PASO MERCHANT AND EL PASO TO PERFORM OUR OBLIGATIONS UNDER OUR MATERIAL AGREEMENTS OR, UPON FAILING TO DO SO (WITHOUT EXCUSE), TO MAKE PAYMENTS TO US.


     Under the power services agreement and the administrative services agreement, El Paso Merchant is obligated to exercise our rights and perform all of our administrative and management obligations under our material agreements, including exercising our right to schedule, sell and deliver the minimum energy deliveries and the additional energy deliveries each year. If El Paso Merchant fails to perform its obligations under the power services agreement or the administrative services agreement, we will not be able to perform our obligations to Public Service Electric under the amended power purchase agreement and our obligations under our other material agreements. In that situation, unless El Paso Merchant is excused, El Paso Merchant would be required to make shortfall payments to us for its failure to schedule and deliver energy. However, there can be no assurance that El Paso Merchant will be able to make these payments.


     In the event that El Paso Merchant cannot make these payments, El Paso is required to pay these amounts pursuant to the El Paso performance guaranty. There can be no assurance that El Paso will fulfill its obligations under the El Paso performance guaranty. If, to the extent called upon, El Paso fails to meet its obligations under the El Paso performance guaranty, we will not be able to meet our obligations to make payments of interest and principal on the bonds.



     Under the power services agreement, El Paso Merchant is excused from its obligation to schedule energy deliveries if specified events beyond the control of El Paso Merchant occur, such as adverse weather conditions or labor disputes. In this event, neither El Paso Merchant nor El Paso will be obligated to make shortfall payments.


IF THE POWER SERVICES AGREEMENT AND ADMINISTRATIVE SERVICES AGREEMENT TERMINATE, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO OBTAIN EQUIVALENT REPLACEMENT SERVICES.

     The power services agreement and the administrative services agreement expressly provide that the respective agreement may be terminated prior to its scheduled expiration date upon the occurrence of events set forth in these agreements, such as payment default. We are a special purpose entity, and we do not have any employees or our own source of capacity and energy. In the event of the termination of the administrative services agreement or the power services agreement, there can be no assurance that replacement services can be obtained on terms as favorable as those under the current agreements. If the administrative services agreement or the power services agreement terminates, we may not be able to make payments of principal and interest on the bonds.


THERE WILL BE CONFLICTS OF INTEREST UNDER OUR AGREEMENTS WITH EL PASO MERCHANT AND EL PASO.



     El Paso Merchant and El Paso are affiliates of each other, and an affiliate of each of them manages us. In negotiating the administrative services agreement, the power services agreement and the El Paso performance guaranty, we believe that we provided terms that are substantially similar to those that might have been obtained from unaffiliated third parties. However, we cannot assure you that those documents actually meet that standard.



     Furthermore, in carrying out their obligations under our material agreements to which they are parties, El Paso Merchant and El Paso may face conflicts of interest in making decisions that affect us. In some situations, El Paso Merchant may be required under the administrative services agreement to enforce our rights against itself under the power services agreement or against its ultimate parent, El Paso, under the El Paso performance guaranty. For example, under the administrative services agreement, El Paso Merchant is required to exercise our rights under the power services agreement, which includes enforcing our right to receive payments, such as shortfall payments and other damages, from El Paso Merchant. Although El Paso Merchant and El Paso have agreed to carry out their obligations to us in a manner that is nondiscriminatory to us, as a practical matter our ability to monitor compliance is limited. As a result, we cannot guarantee that El Paso Merchant and El Paso will carry out their obligations to us in a manner that is nondiscriminatory to us. If they do not, we may not be able to fulfill our obligations under the amended power purchase agreement and Public Service Electric may have the right to terminate the amended power purchase agreement. In the event that Public Service Electric terminates the amended power purchase agreement due to our inability to fulfill our obligations under that agreement, we will not be able to make payments of principal and interest on the bonds.

WE ARE THE ONLY PARTY REQUIRED TO MAKE PAYMENTS ON THE BONDS, AND, IF WE DEFAULT ON THE BONDS, YOUR RECOURSE AND YOUR ABILITY TO ACT MAY BE LIMITED.


     We are the only party required to make payments on the bonds. We conduct no other business and have no other significant assets other than our rights under our material agreements and the issuing of the bonds. We have no operating history and no experience in the purchase or sale of energy. No entity, including Public Service Electric, El Paso Merchant or El Paso, and none of our affiliates, shareholders, members, officers, directors or employees will be required to make payments on the bonds or will in any way guarantee the payment on the bonds.



     A number of actions to enforce the rights of the holders, such as acceleration of the principal, interest and Make-Whole Premium on the bonds, may be taken by the trustee only with the approval of holders of 25% of the outstanding principal amount of the bonds. A majority of that outstanding principal amount of the bonds must approve the trustees' actions to enforce the rights of the holders in the event of all other defaults (other than bankruptcy events). These requirements of holder approval may limit the ability of the trustee to exercise specific remedies or prolong the time required for the trustee to act. See "Description of the Bonds -- Remedies."


OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY OUR INABILITY TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS.


     Our business, as well as those of El Paso Merchant, Public Service Electric and El Paso, is subject to extensive energy regulation by federal, state and local authorities. These regulations impose numerous requirements on the performance of our, Public Service Electric's, El Paso Merchant's and El Paso's obligations under the amended power purchase agreement and the power services agreement, and failure to comply with these requirements could prevent the performance of our respective obligations under these agreements.


     The Federal Energy Regulatory Commission currently considers contracts for the wholesale sale of electric power to be subject to its jurisdiction. Consequently, any proposed transfer of either or both the amended power purchase agreement and the power services agreement, including a transfer to the trustee upon foreclosure, is subject to Federal Energy Regulatory Commission approval, and any modification of the amended power purchase agreement and the power services agreement may require Federal Energy Regulatory Commission approval as well. The Federal Energy Regulatory Commission has pre-approved all of our currently contemplated future security issuances and assumptions of liability (including the issuance of the bonds offered hereby). Any further security issuances and assumptions of liability by us would require pre-approval by the Federal Energy Regulatory Commission in the event that our power marketing authorization from the Federal Energy Regulatory Commission is revoked.

     The negotiated rates contained in the amended power purchase agreement and the power services agreement require approval by the Federal Energy Regulatory Commission. Although the Federal Energy Regulatory Commission has approved the rates to be charged in the amended power purchase agreement and the power services agreement, the Federal Energy Regulatory Commission has continuing jurisdiction over those rates. The Federal Energy Regulatory Commission would have to meet a high burden in order to modify the rates, and, as a matter of practice and policy, the Federal Energy Regulatory Commission has steadfastly refused to modify rates after initial approval. There can be no assurance, however, that the Federal Energy Regulatory Commission will permit those rates to remain in place for the term of the amended power purchase agreement and the power services agreement, and, in such event, the rates that we are permitted to charge could be lower, resulting in less cash available for us to make debt service payments on the bonds.

     Marketing power at market-based or negotiated rates requires a power marketing authorization issued by the Federal Energy Regulatory Commission based on several criteria, including a showing that the applicant lacks market power and that there is no opportunity for abusive transactions involving regulated affiliates of the marketer. Although El Paso Merchant has received these power marketing authorizations from the Federal Energy Regulatory Commission, these authorizations could be revoked if El Paso Merchant fails in the future to satisfy the applicable criteria or if the Federal Energy Regulatory Commission changes its rate-making policies.


     We cannot assure you that the existing laws and regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or the parties on whom we are relying in this transaction or that future changes in laws and regulations will not have a detrimental effect on our business. In addition, the structure of federal and state energy regulation is currently, and may continue to be, subject to challenges and restructuring proposals. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure you that we, Public Service Electric, El Paso Merchant or El Paso will be able to obtain all required regulatory approvals that may be required in the future, or any necessary modifications to existing regulatory approvals, or maintain all required regulatory approvals. Such modifications could result in the loss of our status as a power marketer and our ability to sell the capacity and energy to Public Service Electric at the negotiated rates set forth in the amended power purchase agreement. In this event we could be required to sell to Public Service Electric at lower rates.



     If there is a change in regulations, or a delay in obtaining any regulatory approvals or we, Public Service Electric, El Paso Merchant or El Paso fail to obtain or comply with any required regulatory approvals, then we may not be able to comply with our obligations under our material agreements and we will be unable to meet our obligations to make payments of principal and interest on the bonds.


OUR ABILITY TO MAKE PAYMENT ON THE BONDS MAY BE AFFECTED IN A BANKRUPTCY OF THE COUNTERPARTIES TO OUR MATERIAL AGREEMENTS BY THE FACT THAT THESE AGREEMENTS ARE EXECUTORY.


     The amended power purchase agreement, power services agreement, administrative services agreement or the El Paso performance guaranty may be treated as executory contracts by any bankruptcy court having jurisdiction over them. As a result, in the event of the bankruptcy of Public Service Electric, El Paso Merchant or El Paso, the bankrupt party or the bankruptcy trustee could reject any or all of the amended power purchase agreement, power services agreement, administrative services agreement or the El Paso performance guaranty, as the case may be, if they are found to be executory contracts. Rejection of a contract is treated as a breach of the contract and would result in our having an unsecured claim against the estate of the debtor for damages as a result of the breach.


IN THE EVENT OF OUR OWN BANKRUPTCY, THE ABILITY OF THE HOLDERS OF THE BONDS TO FORECLOSE WILL BE AFFECTED BY THE AUTOMATIC STAY IN BANKRUPTCY.

     In the event of our bankruptcy, the holders would have a secured claim against us for the amounts due under the bonds. The holders' claim would be secured by their interest in the collateral. Absent relief granted by the bankruptcy judge from the automatic stay in bankruptcy, however, the holders could not foreclose on any of the collateral and there may not be sufficient funds to pay amounts due in respect of the bonds.

IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE BONDS.

     Our obligation to make payments on the bonds is secured only by the collateral described in this prospectus. The trustee's ability to foreclose on the collateral on your behalf may be subject to perfection, the consent of third parties such as Public Service Electric and El Paso Merchant, priority issues and practical problems associated with the realization of the trustee's security interest in the collateral. In addition, pursuant to the consent and agreement with Public Service Electric, in the event that the trustee or any designee and assignee succeeds to our interests under the amended power purchase agreement, this successor will assume liability for our obligations under the amended power purchase agreement, including those obligations arising prior to such succession. We cannot assure you that foreclosure on the collateral will be sufficient to make all payments on the bonds.

THERE IS NO EXISTING MARKET FOR THE BONDS AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE BONDS.

     We have been informed by the initial purchaser of the Series A bonds that it intends to make a market in the bonds after the completion of this offering. However, the initial purchaser is not required to make a market in the bonds, and it may cease market-making at any time without notice. We cannot assure you that an active market for the bonds will develop. Moreover, even if a market for the bonds does develop, the bonds could trade at a discount from their face amount. If a market for the bonds does not develop, you may be unable to resell the bonds for an extended period of time, if at all. Consequently, you may not be able to liquidate your investment readily, and lenders may not readily accept the bonds as collateral for loans.

IF YOU DO NOT PROPERLY TENDER YOUR SERIES A BONDS, YOU WILL CONTINUE TO HOLD UNREGISTERED SERIES A BONDS AND YOUR ABILITY TO TRANSFER SERIES A BONDS WILL BE ADVERSELY AFFECTED.

     We will only issue Series B bonds in exchange for Series A bonds that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Series A bonds and you should carefully follow the instructions on how to tender your Series A bonds. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Series A bonds. If you do not tender your Series A bonds or if we do not accept your Series A bonds because you did not tender your Series A bonds properly, then, after we consummate the exchange offer, you may continue to hold Series A bonds that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any Series A bonds, you may have difficulty selling them because there will be fewer Series A bonds outstanding.

THE MARKET VALUE OF THE SERIES B BONDS COULD BE MATERIALLY ADVERSELY AFFECTED IF ONLY A LIMITED NUMBER OF SERIES B BONDS ARE AVAILABLE FOR TRADING.

     To the extent that a large amount of the Series A bonds are not tendered or are tendered and not accepted in the exchange offer, the trading market for the Series B bonds could be materially adversely affected. Generally, a limited amount, or "float," of a security could result in less demand to purchase such security and, as a result, could result in lower prices for such security. We cannot assure you that a sufficient number of Series A bonds will be exchanged for Series B bonds so that this does not occur.

OUR REVENUE PROJECTIONS ASSUME THAT CAPACITY RESOURCES WITHIN THE PJM MARKET ARE SUFFICIENT TO ENSURE THAT EL PASO MERCHANT CAN MEET ITS CONTRACTUAL OBLIGATIONS UNDER THE POWER SERVICES AGREEMENT.

     Based upon the Power Services Agreement Assessment, we have assumed that El Paso Merchant will be able to perform its capacity and energy obligations under the power services agreement. According to the Power Services Agreement Assessment, there may be times when the PJM electric transmission system may experience disruptions due to system component failures or act-of-god events. As a result of the occurrence of such events, El Paso Merchant may not be able to meets its obligations, and we, in turn, may not be able to sell a sufficient amount of energy to Public Service Electric under the amended power purchase agreement. While we have provided for shortfall payments from El Paso Merchant, El Paso Merchant may be excused from making these payments as a result of force majeure. If this occurs, we will not be able to make payments of principal and interest on the bonds.

HOLDERS OF BENEFICIAL INTERESTS IN GLOBAL BONDS MAY BE UNABLE TO TRANSFER OR PLEDGE SUCH INTERESTS IF PHYSICAL DELIVERY IS REQUIRED BY APPLICABLE LAW.


     Holders may take their interests in the bonds through owning beneficial interests in global bonds. The laws of some jurisdictions may require that the holders take physical delivery of bonds in definitive form. Accordingly, the ability to transfer beneficial interests in a global bond to these persons may be limited. Also, because Depositary Trust can only act on behalf of indirect participants and specific banks, the ability of a person having a beneficial interest in a global bond to pledge that interest to persons or entities that do not participate in the Depositary Trust Company system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the Series B bonds. In consideration for issuing the Series B bonds as contemplated in this prospectus, we will receive, in exchange, Series A bonds in like principal amount, which will be canceled, and as such will not result in any increase in our indebtedness.

     Our net proceeds from the offering of the Series A notes were approximately $307,882,250. We used the net proceeds as follows:

          (1) to pay the purchase price of $289,830,150 for the original power purchase agreement;

          (2) to fund the liquidity account in an amount equal to $13,200,500;

          (3) to fund the collections account in an amount equal to $2,396,509; and

          (4) to pay costs, fees and expenses incurred in connection with the transactions contemplated by the indenture.

                                 CAPITALIZATION


     The capitalization of our company as of December 31, 2000 consisted of ten membership interests which had a deficit balance of approximately $3.1 million and long-term indebtedness of approximately $311 million.


                     SELECTED FINANCIAL DATA OF THE COMPANY


     Set forth below is summary financial data of our company as of December 31, 2000 and for the period from March 3, 2000 to December 31, 2000. This summary financial data has been extracted from our audited financial statements which are included in this prospectus.



SUMMARY BALANCE SHEET DATA (in thousands):
  Total assets..............................................   $  316,118
  Long-term liabilities.....................................      310,600
  Member's capital..........................................       (3,131)
SUMMARY STATEMENT OF INCOME DATA (in thousands):
  Operating revenues........................................   $   14,638
  Operating income..........................................        3,909
  Net loss..................................................       (3,132)


     We engaged in no operations between our formation in March 2000 and September 27, 2000.

                                   MANAGEMENT


     We are a wholly-owned direct subsidiary of Mesquite. Mesquite is owned indirectly by El Paso and Limestone. El Paso Chaparral Management, L.P., a wholly-owned subsidiary of El Paso, manages the operations of Mesquite. See "Chaparral Management." Pursuant to our limited liability company agreement, all management powers of our company are vested in a management committee comprised of five managers, consisting of three Class A managers and two Class B managers. The Class A managers are designated by Mesquite. The Class B managers must be independent and cannot be associated with any of our affiliates. A voluntary bankruptcy petition cannot be filed by us unless the Class B managers vote to file this bankruptcy petition. Except for bankruptcy, dissolution and similar limited matters, the Class B managers do not exercise any power over the management, conduct or control of the business, operations or affairs of the company, and the vote of a majority of the Class A managers present at a meeting constitutes the act of the management committee. Our day-to-day operations are managed by officers and employees of El Paso Merchant under the administrative services agreement with us. Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002. Our telephone number is (713) 420-2131.


     The following chart sets forth a detailed description of our ownership structure.

                         [DIAGRAM REFLECTING OWNERSHIP]

     The following table sets forth information relating to the business experience of our executive officers and managers:

NAME                            AGE              POSITION
----                            ---              --------
Clark C. Smith................  46    President
John L. Harrison..............  41    Vice President, Senior
                                      Managing Director and Class A
                                        Manager
Cecilia T. Heilmann...........  32    Vice President, Managing
                                      Director and Controller
Timothy Sullivan..............  38    Class A Manager
Kurt Regulski.................  42    Class A Manager
Dwight Jenkins................  40    Class B Manager
Henry C. Mustin...............  67    Class B Manager


     Clark C. Smith, our President, is also President of El Paso Merchant, which includes the combined unregulated natural gas and power service businesses of El Paso. Mr. Smith has over 22 years of industry experience. He has been with El Paso Merchant since 2000. Mr. Smith was formerly President and Chief Executive Officer of Engage Energy, Inc., a natural gas and power services venture of The Coastal Corporation, and Westcoast Energy Inc. of Vancouver, British Columbia. In 1988, Mr. Smith joined The Coastal Corporation as President and Chief Executive Officer of Coastal Gas Marketing Company, and later assumed responsibility for the formation of Coastal Gas Marketing Canada and Coastal Electric Services Company. Mr. Smith began his business career with El Paso Natural Gas Company in 1978, where he held various positions in regulatory affairs, systems development and gas accounting. He joined Enron Corp. the next year as Director of Marketing for Transwestern Pipeline Company. Later, he became Executive Vice President of Transwestern Pipeline Company's marketing, gas supply and state regulatory affairs. Mr. Smith earned bachelor's and master's degrees in business administration from the University of Texas at Austin.


     John L. Harrison is our Vice President, Senior Managing Director and a Class A Manager. He is also Senior Managing Director and Chief Financial Officer of El Paso Merchant. Mr. Harrison has over 20 years of energy industry experience. He joined El Paso Merchant in 1996. From 1981 until joining El Paso Merchant, Mr. Harrison was an audit partner and held other positions in the audit practice of Coopers & Lybrand, LLP, where he specialized in the energy industry with an emphasis in trading and control environments. Mr. Harrison received a bachelor's degree in business administration from Texas A&M University and is a certified public accountant.


     Cecilia T. Heilmann is our Vice President, Managing Director and Controller. She is also Vice President, Managing Director and Controller of El Paso Merchant. Ms. Heilmann has over eight years of industry experience. Ms. Heilmann began her business career with El Paso in 1992, where she held various positions in corporate accounting and strategic planning. In 1998, Ms. Heilmann became Director of Corporate Planning for El Paso, and, in 1999, she joined El Paso Merchant as Controller. As Controller for El Paso Merchant, she oversees accounting, planning and credit activities. Ms. Heilmann received a bachelor's degree in Accounting from the University of Texas at El Paso, and is a certified public accountant.


     Timothy Sullivan, a Class A Manager, is Managing Director of Restructuring for El Paso Merchant. He has over 18 years of industry experience. Mr. Sullivan is primarily responsible for El Paso Merchant's financial structuring and restructuring activities throughout North America. The group he leads is successfully acquiring and restructuring non-utility generation power projects in the United States. Currently, this group has $900 million of project financings either in process or closed. Mr. Sullivan joined El Paso Merchant Energy Company in 1998. Mr. Sullivan was previously a Senior Vice President with Citizens Power in Boston from 1995 to 1997, during which time he participated in and led financing activities relating to project financings. During 1994, Mr. Sullivan was a Manager for Enron Power Marketing in Houston, Texas, where he had responsibility for the marketing of wholesale electric power in the northeast. Prior to joining Enron, Mr. Sullivan held various positions over a twelve-year period with Niagara Mohawk Power Corporation in Syracuse, New York, where he was responsible for negotiating non-utility and wholesale electric power purchase and sale agreements. Mr. Sullivan holds a Bachelor of Science and a Master of Business Administration degree from Syracuse University.


     Kurt Regulski, a Class A Manager, is responsible for managing El Paso Merchant's cross-commodity positions, which consist of power and gas positions related to power plant assets. Mr. Regulski has over 20 years of experience in the energy industry. Mr. Regulski began in the energy industry as an engineer for Southern Natural Gas Company, where he worked in a variety of engineering and technical support positions, including Division Manager and Manager of Process Reengineering from 1980 to 1994. Mr. Regulski joined Sonat Marketing in 1995 as Manager, Southeast Trading, with responsibilities for managing storage, basis and physical gas positions in the southeast U.S. He joined Sonat Power Marketing in 1997 as Director, Power Trading, with management and trading responsibilities for the term power trading desk. Sonat merged with El Paso in December, 1999, and Mr. Regulski joined El Paso Merchant thereafter. Mr. Regulski has a degree in Mechanical Engineering from Vanderbilt University.



     Dwight Jenkins, a Class B Manager, is a Senior Vice President at Lord Securities Corporation, a firm specializing in providing services to structured finance transactions. Mr. Jenkins joined Lord in 1997. In his position with Lord, he serves as an officer, manager, member and/or director of several special purpose entities. He is responsible for the corporate governance and administration of several hundred special purpose entities owned or administered by Lord, including oversight of the administration of several hundred commercial paper financing vehicles for utility clients. Prior to his employment with Lord, Mr. Jenkins was a senior claims attorney at American International Group, Inc. from 1996 to 1997 and, prior to that, he served on active duty in the U.S. Navy. Mr. Jenkins has a Bachelor of Science degree from the U.S. Naval Academy, a Master of Business Administration and Juris Doctor degrees from Fordham University and is a member of the bar in New York and New Jersey.



     Vice Admiral Henry C. Mustin (USN, Retired), a Class B Manager, is the Chairman of the Board of his own consulting company, and serves as a director on a number of boards and committees. Admiral Mustin formed his company in 1992. From 1989 to 1992, he was the Vice President for International Marketing for the Kaman Corporation. Admiral Mustin served as an officer in the U.S. Navy for 34 years, during which time he served variously as Deputy Chief of Naval Operations, Senior Military Representative to the United Nations, a member of the Joint Chiefs of Staff and a major NATO Commander. Admiral Mustin has a Bachelor of Arts degree from the U.S. Naval Academy, a Bachelor of Science degree in electrical engineering from the Naval Post-Graduate Academy in Monterey, California, a Master of Science in International Affairs from the George Washington University and is a Distinguished Graduate of the Naval War College.



     All officers have served since March 3, 2000. Our Class A Managers and Vice Admiral Mustin have served since September 5, 2000. Mr. Jenkins has served as a Class B Manager since January 16, 2001. Our Class A Managers serve until resignation or the next annual meeting of members and until their respective successors are elected and qualified. Our officers serve until removal or resignation. Our Class B Managers serve until their successors are elected and qualified.



     Our Class A Managers and our officers are also officers of El Paso or its affiliates. Such managers and officers may spend a substantial amount of time managing the business and affairs of El Paso and its affiliates. Since our day-to-day operations are managed by employees of El Paso Merchant pursuant to the administrative services agreement, we do not expect that our managers and officers will face a conflict regarding the allocation of their time between our interests and the other business interests of El Paso and its affiliates.

     Our Class A Managers and officers do not receive any compensation from us. We do not sponsor any employee benefit plans or arrangements. Our officers and managers receive compensation from and participate in benefit plans sponsored by El Paso and its affiliates. The Class B Managers receive a nominal annual fee for serving on our management committee. El Paso Merchant receives a fee of $50,000 semi-annually for the services it performs under the Administrative Services Agreement and is entitled to reimbursement for all expenses other than internal and overhead costs. El Paso Merchant is responsible for the compensation of its employees, including our executive officers and Class A Managers.

     PUBLIC SERVICE ELECTRIC, EL PASO AND SUMMARY FINANCIAL INFORMATION OF


                      PUBLIC SERVICE ELECTRIC AND EL PASO



Public Service Electric



     Public Service Electric is an operating public utility company engaged principally in the transmission, distribution and sale of electric energy and gas service in the state of New Jersey.



     Public Service Electric's senior secured debt is rated A3 by Moody's, A- by Standard and Poor's, and A by Fitch.



El Paso



     El Paso indirectly owns approximately 20% of the ownership interest in us, subject to reduction upon specified events. El Paso is a global energy company with a significant presence in the rapidly evolving wholesale energy industry.



     El Paso's principal operations include: transportation, gathering, processing, and storage of natural gas; marketing of energy and energy-related commodities and products; generation of power; refining of petroleum; production of chemicals; development and operation of energy infrastructure facilities; exploration and production of natural gas and oil; and mining of coal.



     El Paso's senior unsecured debt is rated Baa2 by Moody's and BBB by Standard and Poor's.

SUMMARY FINANCIAL INFORMATION OF PUBLIC SERVICE ELECTRIC AND EL PASO



     We present below summary financial data for El Paso and Public Service Electric as of and for each of the periods indicated.



     Public Service Electric and El Paso are public companies which file reports, proxy statements and other information, including financial reports, with the SEC. See "Available Information."



     The following is summarized financial information of Public Service Electric and El Paso, and has been derived from their annual reports on Form 10-K for the year ended December 31, 2000. A copy of these annual reports on Form 10-K can be obtained from the SEC. See "Available Information."



     With respect to the summary financial data of Public Service Electric and El Paso included in this prospectus, Cedar Brakes makes no representation as to its accuracy or completeness or that there has not occurred any event which would affect the accuracy or completeness thereof.



     Public Service Electric and El Paso have neither guaranteed the payment of principal or interest on the bonds nor the performance by Cedar Brakes of its obligations with respect to the bonds. Although El Paso has entered into a performance guaranty with us, pursuant to which El Paso has guaranteed to us the punctual performance of all of El Paso Merchant's obligations under the power services agreement and administrative services agreement, such performance guaranty does not constitute a guaranty by El Paso of payment or performance on the bonds nor any assurance by Public Service Electric or El Paso that we will pay principal or interest on the bonds when such payments become due. Further, if we fail to pay principal or interest on the bonds, El Paso will not be obligated to make any such payments. As a result, the following financial information is neither intended to indicate, nor should it be construed as an indication, that Public Service Electric or El Paso will pay our obligations under the bonds when they become due in the event we do not make such payments.



                            PUBLIC SERVICE ELECTRIC



                   SUMMARY CONSOLIDATED STATEMENTS OF INCOME


                                 (IN MILLIONS)



                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     1999     1998
                                                              ------   ------   ------
Operating revenues..........................................  $5,888   $5,840   $5,568
Operating expenses..........................................   4,620    4,242    4,157
                                                              ------   ------   ------
Operating income............................................   1,268    1,598    1,411
Other, net..................................................    (274)    (435)    (405)
                                                              ------   ------   ------
Income from continuing operations before income tax
  expense...................................................     994    1,163    1,006
Income taxes................................................    (407)    (510)    (404)
                                                              ------   ------   ------
Income before extraordinary item............................     587      653      602
Extraordinary item, net of income taxes.....................      --     (804)      --
                                                              ------   ------   ------
Net income (loss)...........................................     587     (151)     602
Preferred stock dividends...................................      (9)      (9)      (9)
                                                              ------   ------   ------
Earnings (loss) available to Public Service Enterprise Group
  Incorporated..............................................  $  578   $ (160)  $  593
                                                              ======   ======   ======

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY



                      SUMMARY CONSOLIDATED BALANCE SHEETS


                                 (IN MILLIONS)



                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
                                    ASSETS

Current assets..............................................  $ 1,491   $ 1,743
Property, plant, and equipment, net.........................    5,760     6,950
Other noncurrent assets.....................................    8,016     6,031
                                                              -------   -------
Total assets................................................  $15,267   $14,724
                                                              =======   =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities.........................................  $ 2,644   $ 3,055
Long-term debt..............................................    3,590     3,099
Noncurrent liabilities......................................    3,835     4,136
Minority interest...........................................      683       683
Stockholders' equity........................................    4,515     3,751
                                                              -------   -------
Total liabilities and stockholders' equity..................  $15,267   $14,724
                                                              =======   =======

                              EL PASO CORPORATION



                   SUMMARY CONSOLIDATED STATEMENTS OF INCOME


                                 (IN MILLIONS)



                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               2000      1999      1998
                                                              -------   -------   ------
Operating revenues..........................................  $21,950   $10,709   $9,560
Operating expenses..........................................   20,619    10,742    9,795
                                                              -------   -------   ------
Operating income (loss).....................................    1,331       (33)    (235)
Other, net..................................................     (463)     (290)    (241)
                                                              -------   -------   ------
Income from continuing operations before income tax
  expense...................................................      868      (323)    (476)
Income tax expense (benefit)................................      286       (81)    (170)
                                                              -------   -------   ------
Income (loss) before extraordinary items and cumulative
  effect of accounting change...............................      582      (242)    (306)
Extraordinary items, net of income taxes....................       70        --       --
Cumulative effect of accounting change, net of income
  taxes.....................................................       --       (13)      --
                                                              -------   -------   ------
Net income (loss)...........................................  $   652   $  (255)  $ (306)
                                                              =======   =======   ======
Basic earnings (loss) per common share
  Income (loss) before extraordinary items and cumulative
     effect of accounting change............................  $  2.53   $ (1.06)  $(1.35)
  Extraordinary items, net of income taxes..................     0.30        --       --
  Cumulative effect of accounting change, net of income
     taxes..................................................       --     (0.06)      --
                                                              -------   -------   ------
  Net income (loss).........................................  $  2.83   $ (1.12)  $(1.35)
                                                              =======   =======   ======
Diluted earnings (loss) per common share
  Income (loss) before extraordinary items and cumulative
     effect of accounting change............................  $  2.44   $ (1.06)  $(1.35)
  Extraordinary items, net of income taxes..................     0.29        --       --
  Cumulative effect of accounting change, net of income
     taxes..................................................       --     (0.06)      --
                                                              -------   -------   ------
  Net income (loss).........................................  $  2.73   $ (1.12)  $(1.35)
                                                              =======   =======   ======
Basic average common shares outstanding.....................      230       228      226
                                                              =======   =======   ======
Diluted average common shares outstanding...................      243       228      226
                                                              =======   =======   ======



                              EL PASO CORPORATION



                      SUMMARY CONSOLIDATED BALANCE SHEETS


                                 (IN MILLIONS)



                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
                                    ASSETS

Current assets..............................................  $10,076   $ 2,914
Property, plant, and equipment, net.........................   11,659    10,265
Other noncurrent assets.....................................    5,710     3,488
                                                              -------   -------
Total assets................................................  $27,445   $16,667
                                                              =======   =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities.........................................  $10,467   $ 3,703
Long-term debt..............................................    5,949     5,223
Deferred credits and other..................................    4,504     3,101
Minority interest...........................................    2,956     1,693
Stockholders' equity........................................    3,569     2,947
                                                              -------   -------
Total liabilities and stockholders' equity..................  $27,445   $16,667
                                                              =======   =======

     As a result of El Paso's merger with The Coastal Corporation on January 29, 2001, El Paso filed on March 23, 2001, a Current Report on Form 8-K, reflecting supplemental combined financial data which include The Coastal Corporation operations for all periods presented. Below is summarized information from that report.



                              EL PASO CORPORATION



               SUMMARY SUPPLEMENTAL COMBINED STATEMENTS OF INCOME


                                 (IN MILLIONS)



                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               2000      1999      1998
                                                              -------   -------   -------
Operating revenues..........................................  $49,268   $27,332   $23,773
Operating expenses..........................................   46,860    26,615    23,264
                                                              -------   -------   -------
Operating income............................................    2,408       717       509
Other, net..................................................     (634)     (367)     (336)
                                                              -------   -------   -------
Income from continuing operations before income tax
  expense...................................................    1,774       350       173
Income tax expense (benefit)................................      538        93        (3)
                                                              -------   -------   -------
Income from continuing operations...........................    1,236       257       176
Discontinued operations, net of income taxes................       --        --       (38)
                                                              -------   -------   -------
Income before extraordinary items and cumulative effect of
  accounting change.........................................    1,236       257       138
Extraordinary items, net of income taxes....................       70        --        --
Cumulative effect of accounting change, net of income
  taxes.....................................................       --       (13)       --
                                                              -------   -------   -------
Net income before preferred stock dividends.................    1,306       244       138
Preferred stock dividends...................................       --        --         6
                                                              -------   -------   -------
Net income available to common stockholders.................  $ 1,306   $   244   $   132
                                                              =======   =======   =======
Basic earnings per common share
  Income from continuing operations available to common
     stockholders...........................................  $  2.50   $  0.52   $  0.35
  Discontinued operations, net of income taxes..............       --        --     (0.08)
  Extraordinary items, net of income taxes..................     0.14        --        --
  Cumulative effect of accounting change, net of income
     taxes..................................................       --     (0.03)       --
                                                              -------   -------   -------
  Net income available to common stockholders...............  $  2.64   $  0.49   $  0.27
                                                              =======   =======   =======
Diluted earnings per common share
  Income from continuing operations available to common
     stockholders...........................................  $  2.43   $  0.52   $  0.34
  Discontinued operations, net of income taxes..............       --        --     (0.08)
  Extraordinary items, net of income taxes..................     0.14        --        --
  Cumulative effect of accounting change, net of income
     taxes..................................................       --     (0.03)       --
                                                              -------   -------   -------
  Net income available to common stockholders...............  $  2.57   $  0.49   $  0.26
                                                              =======   =======   =======
Basic average common shares outstanding.....................      494       490       487
                                                              =======   =======   =======
Diluted average common shares outstanding...................      513       497       495
                                                              =======   =======   =======

                              EL PASO CORPORATION



                  SUMMARY SUPPLEMENTAL COMBINED BALANCE SHEETS


                                 (IN MILLIONS)



                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
                                    ASSETS

Current assets..............................................  $14,819   $ 5,838
Property, plant, and equipment, net.........................   22,297    19,602
Other noncurrent assets.....................................    8,898     6,350
                                                              -------   -------
          Total assets......................................  $46,014   $31,790
                                                              =======   =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities.........................................  $15,675   $ 6,741
Long-term debt..............................................   11,245    10,021
Deferred credits and other..................................    7,268     5,700
Minority interest...........................................    3,707     2,444
Stockholders' equity........................................    8,119     6,884
                                                              -------   -------
          Total liabilities and stockholders' equity........  $46,014   $31,790
                                                              =======   =======



                                EL PASO MERCHANT



     El Paso Merchant is an indirect wholly-owned subsidiary of El Paso that is involved in a broad range of activities in the energy marketplace including asset ownership, trading and risk management and financial services. El Paso Merchant is one of North America's largest wholesale energy commodity marketers and traders, and buys, sells and trades natural gas, power, crude oil, refined products, coal and other energy commodities in the U.S. and internationally. El Paso Merchant is also significant non-utility owner of electric generating capacity with 84 facilities in 20 countries. El Paso Merchant's four refineries have the capacity to process 538,000 barrels of crude oil per day and produce a variety of gasolines and other products. El Paso Merchant also produces agricultural and industrial chemicals and petrochemicals at seven facilities in the U.S. and Canada. El Paso Merchant's coal operations produce high-quality, bituminous coal with reserves in Kentucky, Virginia, and West Virginia. Most recently, El Paso Merchant announced its expansion into the liquefied natural gas business, capitalizing upon U.S. and worldwide demand for natural gas. The financial services businesses of El Paso Merchant invest in emerging businesses to facilitate growth in the U.S. and Canadian energy markets. As a global energy merchant, El Paso Merchant evaluates and measure risks inherent in the markets we serve, and use sophisticated systems and integrated risk management techniques to manage those risks.



     El Paso Merchant has a 24-hour trading, scheduling and dispatching capability. For the first nine months in 2000, El Paso Merchant reported a volume of approximately 87.1 million MW to the Federal Energy Regulatory Commission and was ranked the thirteenth largest power marketer in terms of volume of sales reported to the Federal Energy Regulatory Commission for this period.



     El Paso Merchant buys, sells, and trades power, power generation and transmission capacity and other energy-related commodities and intermediates risk in its markets using sophisticated integrated risk management techniques. El Paso Merchant's merchant activities provide customers with flexible solutions to meet their energy supply and financial risk management requirements by utilizing its knowledge of the marketplace, natural gas pipelines and power transmission infrastructure, supply aggregation, transportation management and valuation, storage, and integrated price risk management. It also acquires, develops, constructs, owns, operates and manages domestic power generation facilities and other power related assets and joint ventures.

El Paso Merchant and its affiliates have ownership interests or management responsibilities in 40 power generation facilities with a total generating capacity of over 5,000 megawatts.

                                   LIMESTONE


     Limestone indirectly owns approximately 80% of the ownership interests in us, subject to increase upon specified events. Limestone is a statutory business trust formed in 1999 under the laws of the State of Delaware. Limestone was formed pursuant to the terms of the Limestone Trust Agreement among El Paso, Wilmington Trust Company in its capacity as trustee, and Limestone, together with a financial investor. The beneficial ownership interests of Limestone are evidenced by approximately $150 million of Limestone trust certificates held by institutional investors. El Paso has voting rights in Limestone with respect to bankruptcy matters such as the filing of a voluntary bankruptcy petition. Limestone was formed for the purpose of conducting limited activities, including purchasing a membership interest in Chaparral, issuing senior notes in an aggregate principal amount of approximately $1 billion and contributing most of the proceeds of this issuance to Chaparral.


                             MESQUITE AND CHAPARRAL


     Mesquite is our direct owner. Chaparral Investors, L.L.C. holds the sole membership interest in Mesquite. In 1999, El Paso formed Chaparral to fund the growth of its unregulated domestic power generation and related businesses. Chaparral is a Delaware limited liability company, the members of which are El Paso Chaparral Investor, L.L.C. and El Paso Chaparral Holding II Company, each of which is a wholly-owned indirect subsidiary of El Paso, and Limestone. Through Mesquite, Chaparral owns interests in (1) 22 commercially operating gas-fired power facilities in New Jersey (including the Newark Bay Facility), Rhode Island, Massachusetts, Colorado, Nevada and California and (2) one gas-fired power facility under construction in Connecticut. These facilities in the aggregate represent total generating capacity of approximately 3,300 MW, of which El Paso affiliates have a net equity interest in approximately 1,930 MW. El Paso Chaparral, a wholly-owned indirect subsidiary of El Paso, is the managing member of Chaparral and will make all decisions on behalf of Chaparral (except for actions requiring unanimous consent of the members).


                              CHAPARRAL MANAGEMENT


     Pursuant to the Chaparral management agreement among the members of Chaparral, Mesquite and Chaparral Management, Chaparral Management manages the operations of Chaparral and Mesquite and, subject to the terms of the Chaparral management agreement, manages the acquisition, operation and disposition of the assets held by such entities. Chaparral Management is a wholly-owned indirect subsidiary of El Paso.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements about us. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future results to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors" and "Forward-Looking Statements."

GENERAL


     Our company has no employees and we are relying upon El Paso Merchant to perform our obligations under our material agreements. Our material assets are comprised of the amended power purchase agreement, receivables that are generated by or accrue under the amended power purchase agreement, the proceeds of such receivables, our interest in the amounts held in our accounts described in this prospectus and our material agreements. We have no material obligations other than those under the bonds, the indenture and our material agreements.


RESULTS OF OPERATIONS


     We have included in this prospectus our audited financial statements, which consist of a balance sheet dated as of December 31, 2000 and statements of income, of cash flows and of member's capital from our formation, March 3, 2000, through December 31, 2000. We were formed in March 2000, but did not begin operations until September 27, 2000, when we acquired the power purchase agreement. During the period from September 27, 2000 to December 31, 2000, we generated revenues of $14.6 million from sales of electricity and capacity to Public Service Electric. Operating expenses totaled $10.7 million, primarily from payments to El Paso Merchant for purchases of power and for the amortization of the amended power purchase agreement. Interest and debt expense for the period was $7.1 million. Our net loss during this period was $3.1 million. Our operating expenses also include fees to El Paso Merchant under the administrative services agreement. The annual fees to El Paso Merchant under the administrative services agreement are established in our agreements and are initially a total of $0.1 million annually. These fees to El Paso Merchant accrue annually, but are only payable to the extent that there are amounts on deposit in the collections account after payment of all current and past due amounts having a payment priority ranking above these fees. See "Summary of Our Transaction Documents -- Administrative Services Agreement -- Fee."

     Under the amended power purchase agreement, electricity rates are set annually in accordance with a schedule to the amended power purchase agreement. The following table sets forth the amount of annual energy deliveries, the rates at which we purchase electricity from El Paso Merchant and the rates we receive when we sell electricity to Public Service Electric:


                                                            CONTRACT RATE
                                                             ($ PER MWH)
                                                              PAYABLE BY
                                                            PUBLIC SERVICE   CONTRACT RATE ($ PER
                                                            ELECTRIC TO US    MWH) PAYABLE BY US
                                         ANNUAL ENERGY      UNDER AMENDED    TO EL PASO MERCHANT
                                      DELIVERIES QUANTITY   POWER PURCHASE   UNDER POWER SERVICES
CONTRACT YEAR                                (MWH)            AGREEMENT           AGREEMENT
-------------                         -------------------   --------------   --------------------
2001................................        788,954             $72.17              $29.71
2002................................        788,954              73.53               29.30
2003................................        811,229              74.64               28.56
2004................................        855,779              75.44               27.94
2005................................        855,779              76.96               28.07
2006................................        855,779              78.74               28.26
2007................................        855,779              80.34               28.26
2008................................        855,779              82.13               28.80
2009................................        855,779              83.88               29.08
2010................................        855,779              85.76               29.36
2011................................        855,779              87.67               29.64
2012................................        855,779              89.63               29.64
2013................................        570,519              92.43               33.75


     The maximum amount of the annual energy payments for any year can be readily determined. Payments to us under the amended power purchase agreement are determined by multiplying the contract rate by the amount of energy delivered.

     Our results of operations in the future will depend primarily on revenues from the sale of energy and capacity and the level of our expenses. There can be no assurance that we can find alternative buyers in the event of the termination of the amended power purchase agreement, the loss of which would accordingly have a material affect on our business.

RECENT ACCOUNTING PRONOUNCEMENTS


     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June of 1999, the FASB extended the adoption date of SFAS No. 133 through the issuance of SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which also amended SFAS No. 133. SFAS No. 133, and its amendments and interpretations, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It will require that we measure all derivative instruments at their fair value, and classify them as either assets or liabilities on our balance sheet, with a corresponding offset to income or other comprehensive income depending on their designation, their intended use, or their ability to qualify as hedges under the standard. We adopted SFAS No. 133 on January 1, 2001, and applied the standard to all derivative instruments that existed on that date, which included our amended power purchase agreement and power services agreement.



     The impact of adopting SFAS No. 133 resulted in an increase to our assets and a credit to net income of approximately $89.4 million. This impact is based upon the expected cash receipts (payments) derived from the power purchase agreement and the power services agreement compared to our estimate of future power prices in the respective markets. Estimates of the future prices of power are based on the forward pricing curve of the appropriate interconnect and this curve is derived from actual prices observed in the market, price quotes from brokers and extrapolation models. The effect of adopting SFAS No. 133 has been classified as a cumulative effect of a change in accounting principle in our 2001 financial statements.



LIQUIDITY AND CAPITAL RESOURCES


     We have no capital requirements, either in the short or long term. We believe that cash flows from operations will be sufficient to satisfy our cash and liquidity requirements, including the payments of interest and principal on the bonds and the payment of our operating expenses, although there can be no assurance that this will be the case.


     Our sole source of liquidity and capital resources is the payments to be made by Public Service Electric under the amended power purchase agreement, shortfall payments and excess amounts required to be paid to us by El Paso Merchant under the power services agreement and guaranteed by El Paso under the El Paso performance guaranty, and amounts on deposit in the liquidity account or acceptable credit support provided in place of cash deposits. We are prohibited by the indenture from incurring additional indebtedness. We would, thus, be unable to make up any shortfalls in cash through additional borrowing to pay amounts due under the bonds. All scheduled payments of principal and interest on the bonds have been calculated so as to be paid solely from the collections account payments to be made each year by Public Service Electric for the full amount of the annual energy deliveries.


     Pursuant to the amended power purchase agreement, we have the right to schedule and deliver amounts of energy up to the annual energy deliveries for each year. In order to meet our payments of principal and interest on the bonds, El Paso Merchant is required, pursuant to the power services agreement, to schedule and deliver the full amount of the annual energy deliveries during each year. Payments received from Public Service Electric for minimum energy deliveries will not be sufficient to cover amounts due under the bonds.

     The annual energy deliveries may be scheduled and delivered at any time during the calendar year (subject to meeting the minimum energy deliveries requirement, prior notification provisions and maximum delivery rate limits). Although our revenues, determined on an annual basis, should remain stable, our monthly revenues may vary significantly. We receive our last monthly payment from Public Service Electric for each year on January 31 of the following calendar year. Interest payments are made semi-annually, each February 15 and August 15 of each year and principal payments are made annually on February 15 of each year.

     In order to offset any timing differences between our cash flows from the energy deliveries, which may be received on an irregular basis, and our interest and principal payments on the bonds, we funded the liquidity account with the trustee in an amount equal to the liquidity reserve required balance out of the proceeds of the offering of the Series A bonds. The purpose of the liquidity account is to provide the trustee the necessary cash to fund a payment equal to the maximum amount of interest that will be due on any subsequent interest payment date. If we have not scheduled and delivered enough energy during any six month period from January through July to make the interest payment due on the interest payment date in August, we will be able to withdraw amounts from the liquidity account or seek to make this payment to the extent that funds are in the liquidity account. Similarly, if we do not have sufficient funds in the collections account to pay the principal payment due on the principal payment date in February, we will be able to draw on the funds available in the liquidity account. Once funds have been withdrawn from the liquidity account, those funds will only be replenished out of funds otherwise available in the collections account. If surplus funds are not available from the collections account, the liquidity reserve required balance will not be maintained.


     El Paso has the right from time to time to withdraw all or a portion of the cash on deposit in the liquidity account if El Paso replaces that cash with acceptable credit support. This is described in "The Energy Sales
Transactions -- Accounts."


     Assuming that we schedule and deliver all of the annual energy deliveries each year, the minimum debt service coverage ratio for any year is expected to be 1.03 to 1.00 and the average debt service coverage ratio for any year is expected to be 1.03 to 1.00. The following table sets forth on an annual basis cash available for debt service and debt service for the bonds commencing in the year 2000.


                                                            CASH AVAILABLE FOR       DEBT
YEAR                                                          DEBT SERVICE(1)     SERVICE(2)
----                                                        -------------------   ----------
                                                                     (IN MILLIONS)
2000......................................................         $11.3(3)         $11.0
2001......................................................          33.2             32.3
2002......................................................          34.8             33.8
2003......................................................          37.4             36.3
2004......................................................          40.8             39.6
2005......................................................          42.1             40.9
2006......................................................          43.6             42.3
2007......................................................          45.0             43.7
2008......................................................          46.2             44.9
2009......................................................          47.6             46.2
2010......................................................          49.1             47.7
2011......................................................          50.7             49.0
2012......................................................          52.3             50.7
2013......................................................          35.0             34.0


---------------

(1) Determined from February 1 to January 31 of the following year. The information presented in the table regarding cash available for debt service is based upon the assumptions that the full amount of the annual energy deliveries are scheduled and delivered each year and the energy deliveries are purchased at the rates set forth in the power services agreement and sold at the rates set forth in the amended power purchase agreement.

(2) Determined from February 16 to February 15 of the following year. The information presented in the table regarding debt service is based upon a principal amount of $310 million, an interest rate of 8.50% and the amortization schedule presented elsewhere under "Description of the Bonds."

(3) Includes an initial deposit of $2,396,509 to the collections account from the proceeds of the offering of the Series A bonds.


     Our projection of a minimum debt service coverage ratio of 1.03 to 1.00 is also based upon the assumptions that El Paso Merchant will pay the liquidated damage payments that would be required in the event that it is unable to fulfill its obligations under the power services agreement. See "Summary of Our Transaction Documents -- Power Services Agreement." El Paso Merchant may be required to pay us excess amounts in the event that they fail to deliver the minimum energy deliveries, schedule energy deliveries or deliver energy at the contractually specified delivery point. If, for example, El Paso Merchant has not delivered any of the energy scheduled for delivery that month, it will be required to pay us an amount determined by reference to Public Service Electric's cost of replacement energy for that month. See "Summary of Our Transaction Documents -- Power Services Agreement -- Delivery of Capacity and Energy -- Our Failure to Deliver Energy and Capacity." If El Paso Merchant or El Paso is unable to pay these excess amounts, we may be unable to pay corresponding amounts that we are required to pay Public Service Electric under the amended power purchase agreement.



     Further, if El Paso Merchant does not schedule and deliver the annual energy deliveries to us in any year, it will be required to pay to us shortfall payments. See "Summary of Our Transaction Documents -- Power Services
Agreement -- Delivery of Capacity and Energy -- Shortfall Payments." These shortfall payments are sized so that they are equivalent to the shortfall between our expected revenues under the amended power purchase agreement assuming the full delivery of the annual energy deliveries, and the actual amount of energy deliveries made during that year. If El Paso Merchant or El Paso is unable to pay shortfall payments, we may be unable to make payments on the bonds.

     Pursuant to the indenture, payments to the bondholders are given priority over payments to our members. Under the indenture, we are permitted to make distributions to our members on February 15th of each year, provided that no default or event of default exists and the debt service coverage test of 1.03 to
1.0 is met. We expect that all excess cash flow (after the payment of debt service, operating expenses and deposits to the liquidity account) will be distributed annually to our members, as permitted by the indenture.


                           FORWARD-LOOKING STATEMENTS


     Some statements contained in this prospectus are forward-looking statements. These forward-looking statements can be identified by the use of words such as "expect," "intend," "plan," "project," "believe," "estimate" and similar expressions. We have based these forward-looking statements on our current expectations, and our and the independent energy consultant's projections about future events based upon our knowledge of facts as of the date of this prospectus and the independent energy consultant's assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and that may result in actual results differing materially from projected results. These risks and uncertainties, including those described under "Risk Factors," indicate, among other things:


     - market volatility due to world and regional events;

     - U.S. and world economic conditions;

     - the enforceability of our contracts;

     - governmental, statutory or regulatory changes or initiatives affecting us or our contracts; and

     - other unpredictable or unknown factors not discussed.

                      REGULATION OF THE ELECTRIC INDUSTRY


     The following is a summary overview of the industry and applicable regulations and shall not be considered a full statement of all issues pertaining thereto.


     Historically, the electric utility industry in the United States was composed primarily of investor-owned utilities, municipal utilities, rural electric cooperatives and various federal power agencies, including the Tennessee Valley Authority. These entities have traditionally been the only significant providers of electric power to retail and wholesale customers. Further, traditional electric utilities in the United States were vertically-integrated businesses that owned generation, transmission and distribution facilities and whose operations were comprehensively regulated by federal and state governments using a cost-of-service framework. For many investor-owned utilities, the generation of electricity has traditionally been dominant in terms of assets employed, capital invested and revenue generated. However, the structure and operation of the electric industry is changing as a result of increasing competition and changing regulation.

TRADITIONAL ELECTRIC UTILITY INDUSTRY REGULATION

     Electric utilities have historically been highly regulated by both state public utility commissions and the Federal Energy Regulatory Commission. State regulatory authorities exercise their jurisdiction over almost all aspects of utility operation. The Federal Energy Regulatory Commission regulates wholesale sales of electric power and the transmission of electricity in interstate commerce pursuant to the Federal Power Act and regulations promulgated under the Federal Power Act. Pursuant to its authority under the Federal Power Act, the Federal Energy Regulatory Commission subjects public utilities to rate and tariff regulation and accounting and reporting requirements, as well as oversight of mergers and acquisitions, securities issuances and dispositions of facilities.


     Under the Public Utility Holding Company Act of 1935 ("PUHCA"), any company that directly or indirectly owns, controls or holds with the power to vote ten percent (10%) or more of the outstanding voting securities of a "public utility company," or is a company that is a "holding company" of a public utility company, must register with the SEC unless it is eligible for an exemption or unless an appropriate application is filed with, and an order is granted by, the SEC declaring it not to be a holding company. PUHCA requires registered public utility holding companies to limit their operations to single integrated utility systems and to divest any other operations not functionally related to the operation of the utility system. A registered holding company and its subsidiaries under PUHCA are subject to financial and organizational regulation, including SEC approval of their financing transactions. Although the SEC has not had occasion to consider the treatment of power marketers under PUHCA, the SEC staff has consistently stated in "no-action" letters that it would not recommend enforcement action under PUHCA against power marketers that do not own a physical power plant. Based on such letters, we do not believe we are subject to PUHCA. Since El Paso Merchant and its affiliates do not own physical power plants (except those that are exempt from PUHCA as Exempt Wholesale Generators or Foreign Utility Companies under sections 32 or 33 of PUHCA, or as Qualifying Facilities under PURPA that are exempt from PUHCA) and do not own other physical assets that would be jurisdictional under PUHCA, we also do not believe that either El Paso Merchant or any of our affiliates is subject to PUHCA.


     PURPA reduced regulatory constraints and encouraged entities other than utilities to enter the electric power generation business. Independent power producers and cogenerators satisfying the Federal Energy Regulatory Commission's standards as qualifying facilities became exempt from PUHCA, most provisions of the Federal Power Act and state laws previously applicable relating to rate, organizational and financial regulation. PURPA also required electric utilities to purchase electricity generated by qualifying facilities at a price based on the utility's avoided cost of purchasing electricity or generating electricity itself, and to sell supplementary, back-up, maintenance and interruptible power to qualifying facilities on a just and reasonable and non-discriminatory basis. The implementation of PURPA created a new class of non-utility generating companies and a significant market for electric power produced by non-utilities.

ELECTRIC INDUSTRY DEREGULATION AND RESTRUCTURING


     The Energy Policy Act of 1992 (the "EP Act") engendered more competition in the electric industry. The EP Act permitted independent generation companies that met specific requirements to sell wholesale power to utilities without becoming subject to PUHCA. As a result, the competition increased among companies selling power to utilities. The EP Act also expanded the Federal Energy Regulatory Commission's authority to increase competition at the wholesale level by granting the Federal Energy Regulatory Commission the authority to require utilities to provide access to their transmission lines, upon request, to specified entities seeking to transmit power to wholesale purchasers.


     Legislation to restructure the electric industry is under active consideration at the federal level, and several states have passed, or are actively considering, restructuring legislation. Congress is considering legislation that would modify federal laws affecting the electric industry. Bills have been introduced in the Senate and the House of Representatives that would, among other things, provide retail electric customers with the right to choose their electricity providers. Modifications to PURPA and PUHCA have also been proposed. Although the legislative and regulatory proposals vary, several common themes have developed. These themes include the availability of market pricing, retail customer choice of electric supplier, recovery of stranded costs, deregulation of generation and separation of generation assets from transmission, distribution and other assets.

     As a result of these initiatives, it is now widely believed that the generation of electricity will be deregulated and opened up to competition. Electricity is expected to be traded as a commodity, and generators are expected to compete primarily in terms of price. Participants in the commodity market are expected to include electric utilities, power marketers, independent power producers and commodity trading firms.

     Many utilities have functionally separated their generation, transmission and distribution operations (often called "disaggregation" or "unbundling") to prepare for possible deregulation of generation. A number of electric utilities have announced or completed plans to divest their generation assets. As a result, the participants in the electricity generation market for the foreseeable future are expected to include captive subsidiaries of vertically-integrated utilities, non-utility generators with contracts to sell power to utilities and merchant plants not subject to cost-of-service regulation, as well as marketers of generation services.

     The transmission and distribution of electricity, viewed to be natural monopoly functions, are expected to remain regulated. In general, it is expected that the utility regulators in each state will remain responsible for regulating the distribution of electricity, while the Federal Energy Regulatory Commission is expected to supervise the transmission of electricity.


     In light of recent legislative and regulatory initiatives, power marketers have emerged as intermediaries that buy electric energy and/or capacity, transmission, ancillary services and other commodities and services from traditional utilities and others and resell these commodities and services on a wholesale basis. Unlike traditional utilities, power marketers often own neither generation nor transmission facilities and have no franchised service area. Wholesale power marketers, such as El Paso Merchant, are subject to Federal Energy Regulatory Commission jurisdiction under the Federal Power Act regarding rates, terms and conditions of service and specified reporting requirements. Because the Federal Power Act grants the Federal Energy Regulatory Commission jurisdiction over wholesale electric sales, a power marketer that desires to sell electricity on a wholesale basis must have its rates accepted for filing by the Federal Energy Regulatory Commission. Wholesale power marketers with rates on file at the Federal Energy Regulatory Commission are considered public utilities for the purpose of the Federal Power Act. A power marketer may receive Federal Energy Regulatory Commission authorization to make interstate wholesale power sales at market-based rates if it does not own or control generation or transmission facilities that could provide it with market power. Power marketers are subject to other regulatory requirements, such as the filing of quarterly and annual reports with the Federal Energy Regulatory Commission and notifying the Federal Energy Regulatory Commission of any significant change in operations or applying for Federal Energy Regulatory Commission approval of a change in corporate structure.


     A major additional development in the move to a more competitive electric power industry occurred when the Federal Energy Regulatory Commission issued its Order Nos. 888 and 889, which contained final rules that introduced competitive reforms into the wholesale power market and reduced regulatory constraints. At the core of the new rules is a price-regulated transmission sector that provides service completely separated or "unbundled" from generation and supply. Under the new rules, all wholesale buyers and sellers of power, including the utilities themselves, are required to take transmission service pursuant to the same pro-forma tariff on the same terms and conditions and at the same prices. Order No. 888 required utilities subject to the Federal Energy Regulatory Commission's jurisdiction to provide access across their transmission systems to third parties and allowed them to seek recovery as "stranded costs" from departing wholesale customers, the revenues that the utilities expected to receive from those customers. The Federal Energy Regulatory Commission also imposed reciprocity requirements that compel non-jurisdictional utilities (e.g., public power, government-owned power marketing administrations or members of the Electric Reliability Council of Texas) to offer the same quality of service as a condition to their eligibility to take advantage of open-access transmission by Federal Energy Regulatory Commission-regulated utilities. Order No. 888 also required power pools, or associations of interconnected electric transmission and distribution systems that have an agreement for integrated and coordinated operations, to provide open-access transmission. Under Order No. 889, public utilities must provide the public with an electronic system for buying and selling transmission service in transactions with the utilities and abide by specific standards of conduct when using their transmission system to make wholesale sales of power. The Federal Energy Regulatory Commission has acted on rehearing of Order Nos. 888 and 889, and they are currently the subject of a federal appeal. In addition, the Federal Energy Regulatory Commission has recently issued Order No. 2000, affirmed by Order 2000-A, which encourages the creation of regional transmission groups throughout the country.


STATE REGULATION

     The New Jersey Board of Public Utilities exercises regulatory jurisdiction over New Jersey's "public utilities." A "public utility" is defined as including every individual, corporation, partnership or association and their lessees, trustees or receivers that own, operate, manage or control within New Jersey any electricity distribution system for public use.


     The New Jersey Board of Public Utilities has jurisdiction over a public utility to regulate its rates and service, the assumption by it of liabilities and obligations and the issuance and sale of some of its securities. This regulatory jurisdiction includes the power to regulate a public utility's earnings, fix its rates, and authorize it to recover specific costs from its ratepayers. The New Jersey Board of Public Utilities' jurisdiction over an electric public utility is limited to prescribing uniform systems of accounts, conservation and reliability measures, service territory, filing of periodic reports and, with respect to retail sales, rate structure. The New Jersey Board of Public Utilities does not have jurisdiction to regulate the earnings or fix the rates of an electric public utility that is not a public utility.


     A New Jersey investor-owned electric utility serving the public at retail, such as Public Service Electric, is subject to broad New Jersey Board of Public Utilities regulatory jurisdiction, both as a public utility and as an electric public utility. By comparison, an entity that supplies electricity on a wholesale basis only is not subject to New Jersey Board of Public Utilities regulation as a public utility. These entities, however, may be subject to the New Jersey Board of Public Utilities' limited regulatory jurisdiction if they supply electricity on the retail level and fall within the statutory definition of "electric power supplier."

     Since we will not make retail sales of electricity in New Jersey, we will not be subject to New Jersey Board of Public Utilities regulation as an "electric power supplier." Since we do not anticipate that we will own, maintain or operate an electric generation, transmission or distribution system in New Jersey, we do not believe that we will be subject to New Jersey Board of Public Utilities regulation as an "electric public utility."

THE FEDERAL ENERGY REGULATORY COMMISSION ORDERS

     The Federal Energy Regulatory Commission approved our request to sell electricity at negotiated rates on July 12, 2000, and that approval order also granted pre-approval for us to issue bonds and assume liabilities. The Federal Energy Regulatory Commission order became final and nonappealable on August 12, 2000.

THE NEW JERSEY BOARD OF PUBLIC UTILITIES ORDER

     The amended power purchase agreement amends and restates a purchase agreement that Public Service Electric entered into with Newark Bay pursuant to PURPA. See "Summary of Our Transaction Documents -- amended power purchase agreement." The New Jersey Board of Public Utilities previously authorized Public Service Electric to recover the costs of this qualifying facility agreement from its ratepayers. Since the amended power purchase agreement amends and restates the qualifying facility agreement under which the New Jersey Board of Public Utilities previously authorized Public Service Electric's recovery of costs, Public Service Electric filed with the New Jersey Board of Public Utilities a petition seeking confirmation that the amended power purchase agreement similarly qualifies for cost recovery under New Jersey law. The amended power purchase agreement, as a wholesale power sales agreement, itself is not subject to New Jersey Board of Public Utilities jurisdiction, and Public Service Electric did not seek New Jersey Board of Public Utilities' approval of the agreement for any purpose other than to confirm cost recovery. On July 7, 2000, the New Jersey Board of Public Utilities issued its order approving the amended power purchase agreement for cost recovery purposes. This order became final and non-appealable on September 26, 2000.

                         THE ENERGY SALES TRANSACTIONS

GENERAL


     Our company purchased the original power purchase agreement from Newark Bay pursuant to a purchase and sale agreement. The original power purchase agreement was amended and restated immediately upon its transfer to us. The proceeds of the offering of the Series A bonds were used to pay the purchase price for the original power purchase agreement and transaction costs (such as legal and advisory costs and fees) and to fund the liquidity account. See "Use of Proceeds."


     Newark Bay owns the Newark Bay Facility. Newark Bay is an affiliate of ours. Pursuant to the original power purchase agreement, Newark Bay sold generating capacity and associated energy from the Newark Bay Facility to Public Service Electric. Under the original power purchase agreement, the Newark Bay Facility was required to be a qualifying facility under PURPA. The managers of Newark Bay and of Public Service Electric sought to amend the original power purchase agreement in order to achieve a number of benefits, including the elimination of this requirement that we must source capacity and energy only from the Newark Bay Facility. The elimination of the requirement that the Newark Bay Facility be the only source of energy under the amended power purchase agreement is beneficial to us because we can source energy from anywhere in the PJM market, and the cost of energy sourced in this way may be less expensive than the cost to produce such energy at the Newark Bay Facility. The benefits of the amended power purchase agreement also include significantly more flexibility in scheduling energy deliveries, including a greater degree of daily delivery flexibility and, from the perspective of Public Service Electric, the substantial reduction of the energy and capacity rates under the amended power purchase agreement from those under the original power purchase agreement.


     Newark Bay agreed to sell the original power purchase agreement to us and we paid Newark Bay the purchase price out of the proceeds of the offering of the Series A bonds. The amendment of the original power purchase agreement became effective on September 26, 2000. The sale of the original power purchase agreement by Newark Bay to us was effected in order to optimize the size and pricing of the bond offering, to reduce the risk to holders of any liabilities incurred by Newark Bay as a result of its ownership of physical assets and to reduce the risk of consolidation of the original power purchase agreement in the event of the bankruptcy of Newark Bay.


     We expect that interest and principal on the bonds will be paid solely from capacity and energy payments from Public Service Electric to us under the amended power purchase agreement (as supplemented, if revenues from these capacity and energy payments are not available on any interest or principal payment date, by funds in the liquidity account). All scheduled payments of principal and interest on the bonds have been calculated so as to be paid from the total amount of payments that we expect to receive each year from Public Service Electric. We have entered into the power services agreement and the administrative services agreement with El Paso Merchant in order to have El Paso Merchant perform all of our obligations and exercise all of our rights in accordance with all of our material agreements and the indenture and the related financing documents under which the Series A bonds were issued and the Series B bonds will be issued. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

AMENDED POWER PURCHASE AGREEMENT

     Under the amended power purchase agreement, which has a term expiring August 31, 2013, we are required to deliver the minimum energy deliveries. Further, under the amended power purchase agreement, we have the right to schedule and deliver at any time during the year (subject to prior notification provisions and delivery rate requirements) additional energy deliveries. If we deliver energy at the rate of 150MW/hour (the maximum permitted under ordinary circumstances), the minimum energy deliveries will only require us to deliver during 77% of the on-peak hours during the summer months and 56% of the on-peak hours of the other months. Although we are not required to schedule any additional energy deliveries under the amended power purchase agreement, in order for us to have sufficient funds to pay principal and interest on the bonds, we must deliver the full amount of the annual energy deliveries each year, since the minimum energy deliveries are not sufficient to cover the amounts due under the bonds. In addition to the minimum energy deliveries, under the amended power purchase agreement we are required to make available to Public Service Electric the reserved capacity so as to enable Public Service Electric's account with PJM to reflect this reserved capacity. We are allowed to provide Public Service Electric with reserved capacity and energy deliveries from any source of supply connected to the PJM market, including, but not limited to, the Newark Bay Facility.


     The amended power purchase agreement requires Public Service Electric to pay us each month a combined payment for the capacity and energy provided by us. The amount of the payment is based, in part, on the amount of energy we actually deliver. The monthly payments are deposited by Public Service Electric directly into a collections account established by the trustee under the indenture under which the Series A bonds were issued and the Series B bonds will be issued. Amounts in the collections account must be used in the order of priority specified under "Description of the Bonds -- Withdrawals from the Collections Account." Payments of interest and principal on the bonds will be made solely from amounts in the collections account (and in some limited circumstances, from funds in the liquidity account; see "Description of the Bonds -- The Accounts"). The amount payable to us by Public Service Electric in any month will be reduced by a credit to Public Service Electric if we fail to deliver all or part of the energy scheduled for delivery or we fail to schedule and deliver the minimum energy deliveries. The amount payable by Public Service Electric in any month will also be reduced by a credit to Public Service Electric if we do not deliver energy at the Newark Bay Facility or at other locations specified in the amended power purchase agreement or if we fail to provide all or part of the reserved capacity to Public Service Electric. Any such failure would reduce the funds available to make payments on the bonds during the relevant period in the event that El Paso Merchant and El Paso fail to perform their obligations under the power services agreement or the El Paso performance guaranty, respectively. See "Summary of Our Transaction Documents -- Power Services Agreement" and "Summary of Our Transaction Documents -- El Paso Performance Guaranty."

POWER SERVICES AGREEMENT

     In order to meet our obligations to provide reserved capacity and to deliver energy under the amended power purchase agreement, we have entered into the power services agreement with El Paso Merchant, which became effective on September 26, 2000. Under the power services agreement, El Paso Merchant must make available to us capacity credits equal to the reserved capacity and must schedule and deliver the full amount of the annual energy deliveries during each year. As is the case with us under the amended power purchase agreement, El Paso Merchant may deliver energy to us at any point within the PJM market.


     In consideration for the reservation of capacity and delivery of energy by El Paso Merchant, we must make combined monthly energy and capacity payments to El Paso Merchant. Our monthly payments to El Paso Merchant under the power services agreement will be reduced by a credit to us in the event that El Paso Merchant fails to schedule and deliver the minimum energy deliveries or to deliver energy as scheduled, El Paso Merchant does not deliver energy at the Newark Bay Facility or at other specified locations or if El Paso Merchant fails to provide all or part of the reserved capacity to us. These credits will be calculated in the same manner and applied in the same months in which the corresponding credits are applied to Public Service Electric under the amended power purchase agreement. If at the end of any month, the amount of the credits due to us is greater than the total amount that we owe to El Paso Merchant for that month, El Paso Merchant will be obligated to pay us in cash these excess amounts.


     If El Paso Merchant does not schedule and deliver the annual energy deliveries to us in any year, El Paso Merchant will be required to pay to us by February 10th of the following year the shortfall payments. In addition to the shortfall payments, El Paso Merchant will also be required to pay into a damages and indemnity account other damages and indemnity payments (such as for third-party liability) and distribution surcharges that we may be liable for under the amended power purchase agreement. We or El Paso Merchant have the right to terminate the power services agreement upon 10 days written notice if we do not pay amounts that we owe to El Paso Merchant within 30 days of El Paso Merchant's notice to us that our payment is overdue. We or El Paso Merchant may also terminate the power services agreement upon 10 days written notice if the amended power purchase agreement terminates as the result of a bankruptcy or other default of Public Service Electric. The other provisions of the amended power purchase agreement and the power services agreement, including the terms during which they are effective, are substantially similar to each other. See "Summary of Our Transaction Documents -- Power Services Agreement." For more information about the provisions of the amended power purchase agreement and the power services agreement, see "Summary of Our Transaction Documents" below.

     El Paso Merchant expects to reserve capacity and procure energy to be delivered on our behalf under the power services agreement from energy procured from the PJM market. For more information about the PJM market, see "Independent Energy Consultant" and Annex A.

ADMINISTRATIVE SERVICES AGREEMENT

     We have also entered into an administrative services agreement with El Paso Merchant pursuant to which El Paso Merchant has agreed:

     - to perform all of our administrative and management obligations under the amended power purchase agreement, exercise all of our rights under the power services agreement and coordinate our operations under both agreements;

     - to perform all of our administrative and managerial functions under our material agreements, the indenture and the related financing documents; and


     - to notify El Paso Merchant and El Paso of their payment obligations under the power services agreement and the El Paso performance guaranty, respectively.


For more detailed information about the administrative services agreement, see "Summary of Our Transaction Documents -- Administrative Services Agreement."

EL PASO PERFORMANCE GUARANTY



     El Paso has entered into a performance guaranty pursuant to which El Paso has agreed to unconditionally guarantee all obligations (including payment obligations) of El Paso Merchant under the power services agreement and the administrative services agreement.



     For more detailed information about the El Paso performance guaranty, see "Summary of Our Transaction Documents -- El Paso Performance Guaranty."


ACCOUNTS


     Payments by Public Service Electric under the amended power purchase agreement, shortfall payments and excess amounts paid by El Paso Merchant pursuant to the power services agreement or by El Paso pursuant to the El Paso performance guaranty and transfer payments from the liquidity account must be deposited directly into the collections account. A portion of the proceeds of the offering of the Series A bonds was deposited into the collections account. The trustee must disburse funds from the collections account to pay our expenses (including capacity and energy payments to El Paso Merchant and principal and interest on the bonds) in a specific order of priority. See "Description of the Bonds -- Withdrawals from the Collections Account."



     In order to offset any timing difference between our cash flows from the additional energy deliveries, which we may receive on an irregular basis throughout the year, and our interest payments on the bonds, which we must make semi-annually, we have provided for the setting up and funding of the liquidity account with the trustee in an amount equal to the liquidity reserve required balance. Amounts on deposit in the liquidity account may also be used to pay principal if we do not have sufficient funds in the collections account to pay these amounts. If either the letter of credit issuing bank or El Paso, as applicable, has the required credit rating, El Paso may substitute acceptable credit support for amounts deposited in the liquidity account. See "Description of the Bonds -- The Accounts."


     If we are required to pay to third-parties damages or indemnity amounts arising under the amended power purchase agreement, El Paso Merchant may be required to pay us these amounts. Those amounts will be paid into, and the corresponding payment to Public Service Electric will be disbursed from, the damages and indemnity account. See "Description of the Bonds -- The Accounts."

                        SECURITY OWNERSHIP OF OUR OWNERS

CEDAR BRAKES I, L.L.C.

     The following table sets forth information concerning our owners.


                                                                                    PERCENT OF
                                                     NATURE OF        PERCENT OF   TOTAL VOTING
NAME AND ADDRESS                                 OWNERSHIP INTEREST   OWNERSHIP       POWER
----------------                                 ------------------   ----------   ------------
Mesquite Investors, L.L.C......................        Member            100           100
  c/o El Paso Corporation
  1001 Louisiana Street
  Houston, Texas 77002


MESQUITE


     Mesquite is an indirect wholly owned subsidiary of El Paso and Limestone.

                      SUMMARY OF OUR TRANSACTION DOCUMENTS


     The following is a summary of selected provisions of some of the principal documents related to our transaction and should not be considered to be a full statement of the terms and provisions of those agreements. Accordingly, the following summaries are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement will mean the agreement described and all schedules, exhibits and attachments thereto as amended, restated, supplemented or otherwise modified (including by any consent and agreement required in connection with the financing contemplated in this prospectus) and to be in effect as of the date of this prospectus. We encourage you to read these agreements, copies of which will be available for inspection at our principal executive offices or upon written request of any potential investor.


                        AMENDED POWER PURCHASE AGREEMENT

     We entered into the amended power purchase agreement with Public Service Electric on March 21, 2000. The amended power purchase agreement amends and restates a power purchase agreement between Newark Bay and Public Service Electric, and provides that we must sell capacity and energy to Public Service Electric.

TERM

     The amended power purchase agreement became effective on September 26, 2000 and remains in effect through and including August 31, 2013 unless terminated earlier as provided in the amended power purchase agreement.

PURCHASE AND SALE OF CAPACITY AND ENERGY

  General Condition of Delivery and Acceptance of Energy and Capacity

     We may provide energy and capacity to Public Service Electric at our option from any source of supply, including the Newark Bay Facility or other sources.

  Qualifying Facility Status

     Our obligations and Public Service Electric's obligations under the amended power purchase agreement to buy and sell capacity and energy is not conditioned in the amended power purchase agreement upon our maintenance of qualifying facility status of the Newark Bay Facility or any other facility under PURPA.

  Sale of Capacity and Energy

     We are required to arrange for capacity credits to be made available to Public Service Electric so that Public Service Electric will be credited by PJM with at least 123 MW of capacity per day. We must take all necessary steps for Public Service Electric's account with PJM to reflect these 123 MW of capacity credits per day, including utilizing PJM's "eCapacity" mechanism, throughout the term of the amended power purchase agreement. If we are required to provide a different quantity of capacity credits to Public Service Electric because of a change in the measurement methodology used by PJM, the new minimum quantity of capacity credits will be based on the operation of the Newark Bay Facility during the 12-month period from September 1, 1998 to August 31, 1999 or a shorter period ending August 31, 1999. If Public Service Electric's agreement with the PJM market no longer requires Public Service Electric to obtain capacity credits, we must provide the capacity to Public Service Electric in an amount equal to the amount specified in the measurement methodology in effect immediately before the cancellation of this requirement.

     We will sell and deliver energy to Public Service Electric at any point on the PJM system, and Public Service Electric must purchase this energy. The annual energy deliveries cannot exceed 788,954 MWh for the years 2000 through 2002, 811,229 MWh for year 2003, 855,779 MWh for years 2004 through 2012 and 570,519 MWh for year 2013. The number of MWh that we may schedule in the initial year of the agreement must be reduced by a pro rata amount if the amended power purchase agreement is not in effect for the entire calendar year of the initial year.

  Purchase Price and Payment Conditions

     We began receiving the payment for energy and capacity based on Public Service Electric's delivery of energy at the contract rate of $70.74/MWh in 2000. The contract rate will increase on an annual basis as follows:


                                                              CONTRACT
YEAR                                                            RATE
----                                                          --------
2001.......................................................    $72.17
2002.......................................................     73.53
2003.......................................................     74.64
2004.......................................................     75.44
2005.......................................................     76.96
2006.......................................................     78.74
2007.......................................................     80.34
2008.......................................................     82.13
2009.......................................................     83.88
2010.......................................................     85.76
2011.......................................................     87.67
2012.......................................................     89.63
2013.......................................................     92.43


DELIVERY OF CAPACITY AND ENERGY

     By no later than three business days prior to each calendar month, we must provide Public Service Electric with a non-binding schedule of proposed energy deliveries for each hour of the upcoming month. Subsequently, on the business day preceding the day of delivery of the energy, we must provide Public Service Electric with a final schedule for deliveries of energy by no later than one hour prior to the time that PJM requires submission of final schedules. The amounts set forth in the daily schedules may vary from each other and may vary from the amounts set forth in the monthly schedule. If we fail to provide a daily or monthly schedule to Public Service Electric, the amount of energy scheduled for delivery will be deemed to be the amount that we set in the most recent monthly schedule that we delivered to Public Service Electric.

     We may deliver energy at a rate of up to 150 MWh per hour unless we are also scheduling "make-up energy" (described below), in which case, we can deliver up to 200 MWh per hour. We must schedule and deliver energy at the same rate during all on-peak hours in any day and at the same rate during all off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in the same day and the delivery rate for on-peak hours can vary from day to day.

  Minimum On-Peak Deliveries

     During the months of June, July, August and September, we must deliver to Public Service Electric at least 40,000 MWh per month during the on-peak hours, which requirement we refer to in this prospectus as the summer delivery requirement. For all other months of the year, we must deliver an aggregate of 234,000 MWh during the on-peak hours, which requirement we refer to in this prospectus as the yearly delivery requirement. The summer delivery requirement and the yearly delivery requirement, together, are called the minimum energy deliveries.

  Make-up Energy Deliveries

     If a force majeure event or a system emergency prevents us from delivering, or prevents Public Service Electric from accepting, the scheduled amount of energy, we have the right to reschedule deliveries of make-up quantities during comparable periods during the remainder of the month in which the inability occurred. If we are unable to reschedule deliveries of make-up energy due to a force majeure event or a system emergency, we have the right to reschedule the delivery of make-up energy during comparable periods in the next month. If we
(1) fail to deliver scheduled quantities of energy or (2) fail to reschedule and deliver in the immediately following month any make-up quantities, Public Service Electric may permit us to reschedule any such quantities of energy in any subsequent month.

  Our Failure to Deliver Energy and Capacity

     If we fail, for reasons other than a force majeure event or a system emergency, to deliver all or part of the scheduled energy, Public Service Electric may permit us to reschedule delivery of the energy. In the event we fail to deliver all or part of the scheduled energy or fail to schedule sufficient deliveries to meet the minimum energy deliveries, the payment to us with respect to the corresponding billing period shall be reduced by a credit against the amount payable by Public Service Electric for the next succeeding month. If the credit amount is greater than the amount payable by Public Service Electric for a single month, the excess portion of the credit will be applied to reduce the amount otherwise payable by Public Service Electric for subsequent months. Public Service Electric's credit will be calculated as follows:

     - if we fail to deliver any scheduled quantities of energy, the credit will be determined by multiplying the shortfall by the excess, if any, in the rate that Public Service Electric had to pay to third parties to procure energy to replace the energy that we failed to deliver over the rates payable to us under the amended power purchase agreement;

     - if we fail to schedule the summer delivery requirement for any month, the credit will be determined by multiplying the shortfall by the excess, if any, of the average on-peak locational marginal prices at the Newark Bay Facility for those on-peak hours in which we failed to schedule at least 120 MW for delivery, over the rates payable to us under the amended power purchase agreement; or

     - if we fail to schedule the yearly delivery requirement, the credit will be determined by multiplying the shortfall by the excess, if any, of the average on-peak locational marginal prices at the Newark Bay Facility for those on-peak hours during the non-summer months in which we failed to schedule at least 90 MW for delivery over the rate payable to us under the amended power purchase agreement.

     If we fail for reasons other than a force majeure or a system emergency, during any month, to provide all or part of the capacity required to be provided to Public Service Electric, Public Service Electric must use reasonable commercial efforts to purchase replacement capacity in the amount of the shortfall. We must reimburse Public Service Electric for all costs associated with the replacement. If Public Service Electric is unable to replace this capacity shortfall, then the payments owed by Public Service Electric for that month will be reduced by a credit against the amount payable by Public Service Electric for the next succeeding month in an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by Public Service Electric as a direct result of our failure to provide this capacity.

     These credits are the only damages that Public Service Electric can claim as a result of any failure by us to deliver energy or provide capacity as required by the amended power purchase agreement. (However, the amended power purchase agreement does not limit Public Service Electric's remedies to liquidated damages if there is an event of default by us.)

  Damages for Failure to Accept Delivery of Energy

     If Public Service Electric fails to accept deliveries of energy scheduled by us for reasons other than a force majeure event or a system emergency, Public Service Electric must pay us an amount equal to the positive difference between the amount payable by Public Service Electric to us under the amended power purchase agreement for the scheduled energy which Public Service Electric failed to accept and the amount that we, using commercially reasonable efforts under the circumstances, realize through remarketing that energy to persons other than Public Service Electric.

  Transmission


     We are responsible for arranging transmission of all energy and capacity to Public Service Electric and paying for all related transmission charges and congestion costs to any delivery point. We may choose any delivery point on the PJM system, but if we deliver energy and capacity to a delivery point other than the Newark Bay Facility or alternate specified delivery points, the delivery price for the energy must be reduced by an amount equal to the positive difference between the locational marginal price at the Newark Bay Facility interconnection point or such other specified location and the locational marginal price at the actual delivery point.


  System Emergency Exception

     Public Service Electric is excused from accepting all or a portion of our energy and capacity in the event of a system emergency if accepting our energy and capacity would contribute to the system emergency. A "system emergency" is defined as the existence of a physical or operational condition and/or the occurrence of an event on Public Service Electric's system (or the PJM system) which in Public Service Electric's judgment is imminently likely to endanger life or property, or impairs and/or imminently will impair Public Service Electric's ability to discharge its statutory obligation to provide safe, adequate and proper service to its customers and/or the safety and/or reliability of Public Service Electric's system (or PJM's system).

FORCE MAJEURE

     An event of force majeure is an event beyond the reasonable control of the party claiming force majeure. These events include, without limitation, acts of God; strikes, lockouts or other similar industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting force majeure or issued in any bankruptcy or insolvency proceeding for the relief of the party asserting force majeure); any catastrophic physical failures or disruptions of the PJM transmission system; breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; and inability to obtain or utilize any permit, approval, easement, license or right-of-way.

     Force majeure events do not include failures of the equipment of the party claiming force majeure which are due to wear and tear or defects in manufacture, design or construction; any increase in the cost of electricity supplies or costs associated with transmission system operation, maintenance or congestion; unavailability of capacity and/or energy from any source, regardless of price, for delivery to a delivery point (except in the event of a system emergency); interruption in service by a transmission provider unless the party contracting with the transmission provider shall have made arrangements with the transmission provider for the firm transmission, as defined under the transmission provider's tariff, of the energy to be delivered hereunder, and the interruption is due to an emergency or to an event of force majeure as defined under the transmission provider's tariff; and any change in economic conditions not caused by a force majeure event.

     If either party is rendered unable, wholly or in part, by an event of force majeure, to perform any obligation it has under the amended power purchase agreement, that party's obligations will be suspended to the extent those obligations are affected by the event of force majeure for the duration of the event of force majeure. Neither party is relieved from any obligation to make any payment to the other during an event of force majeure. The affected party must use its best efforts to remedy the cause of the force majeure with all reasonable dispatch.

     Neither party will be liable to the other for any claim(s), loss(es), damage(s), liability(ies) or expense(s) sustained or incurred, arising out of, relating to, or resulting from our or Public Service Electric's inability or incapacity to perform its obligations under the amended power purchase agreement due to any event of force majeure. The requirement that any event of force majeure be remedied with all reasonable dispatch will not require the settlement of strikes, lockouts or other similar industrial disturbances when this course is, in the opinion of the party directly affected, inadvisable.

LIABILITY

     Neither Public Service Electric nor we (including each party's officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries, or successors or assigns) will be liable to the other for claims of incidental, special, direct, indirect or consequential damages, whether the claim is based on warranty, negligence, strict liability, contract, operation of law or otherwise, except where the claim arises out of the gross negligence of a party or the willful disregard by a party of its obligations under the amended power purchase agreement. However, Public Service Electric and we each have the right to seek to recover from the other party direct damages upon the occurrence of an event of default under the amended power purchase agreement.

INDEMNIFICATION & WARRANTIES

     We and Public Service Electric have each agreed to indemnify and hold harmless the other (including officers, agents, servants and employees, successors and assigns) from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments which may arise therefrom as well as against any fees, costs, charges or expenses which Public Service Electric or we, our respective officers, agents, servants and employees, successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any matter arise out of, relate to, or result from negligence, or strict liability of, or breach of the amended power purchase agreement by, the other party.

     We are obligated to supply to the delivery points energy and capacity free and clear of any liens and/or adverse claims which might attach to this energy and capacity prior to supply and receipt by Public Service Electric except with respect to any lien possessed by a lender. We agree to indemnify and hold harmless Public Service Electric against any and all claims, demands, suits, actions, costs, liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which Public Service Electric might incur in the defense of any such claim, suit, action or similar demand made or filed by the claimant, or its successors or assigns, asserting the adverse claim.

DEFAULTS

     Each of the following would constitute an "event of default" for us:

     - We breach or fail to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the amended power purchase agreement, unless, within 30 days after written notice from Public Service Electric specifying the nature of the breach or failure, we either cure the breach or failure or, if the cure cannot be completed within 30 days, provide Public Service Electric with a plan reasonably acceptable to Public Service Electric to cure the breach or failure and commence and diligently pursue the plan.

     - There is an assignment for the benefit of our creditors, or we are adjudged a bankrupt, or a petition is filed by or against us under the provisions of any state insolvency law or under the provisions of the federal bankruptcy laws, or our business or principal assets are placed in the hands of a receiver, assignee or trustee, or we are dissolved, or our existence is terminated, or our business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the amended power purchase agreement, so long as the terms, covenants and conditions of the amended power purchase agreement on our part are performed.

     - We take any actions which prevent Public Service Electric from performing any of its material obligations, covenants, conditions, responsibilities or services under the amended power purchase agreement, unless, within 30 days after written notice from Public Service Electric specifying the nature of the action or failure to act, we either cure the action or failure to act, or, if the cure cannot be completed within 30 days, provide Public Service Electric with a plan reasonably acceptable to Public Service Electric to cure the breach or failure and commence and diligently pursue the cure.

     - We fail to deliver energy and capacity to Public Service Electric for 240 out of 365 days for any reason other than force majeure or a system emergency and fail to pay the liquidated damages associated with the failure when due or other liquidated damages payments required to be paid under the amended power purchase agreement.

     Each of the following would constitute an "event of default" for Public Service Electric:

     - Public Service Electric breaches or fails to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the amended power purchase agreement, unless, within 30 days after written notice from us specifying the nature of the breach or failure, Public Service Electric either cures the breach or failure, or, if the cure cannot be completed within 30 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - Public Service Electric fails to accept deliveries of energy and capacity for any reason other than a force majeure event or a system emergency, and the failure continues for a period of 30 days following receipt of notice of the failure and fails to pay the liquidated damages associated with the failure as set forth in the amended power purchase agreement.

     - There is an assignment for the benefit of Public Service Electric's creditors, or Public Service Electric is adjudged bankrupt, or a petition is filed by or against Public Service Electric under the provisions of any state insolvency law or under the provisions of the federal bankruptcy law, or the business or principal assets of Public Service Electric are placed in the hands of a receiver, assignee or trustee, or Public Service Electric is dissolved, or its existence is terminated, or its business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the amended power purchase agreement, so long as the payment for energy and capacity delivered by us to Public Service Electric as provided under the amended power purchase agreement continues to be made and the other terms, covenants and conditions of the amended power purchase agreement on the part of Public Service Electric are performed.

     - Public Service Electric takes any actions which prevent us from performing any of our material obligations, covenants, conditions, responsibilities or services under the amended power purchase agreement, unless within 30 days after written notice from us specifying the nature of the action or failure to act, Public Service Electric either cures the action or failure to act, or, if such cure cannot be completed within 30 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - Public Service Electric fails to pay, when due, the payment under the amended power purchase agreement, and the failure continues for a period of 30 days following the receipt by Public Service Electric of notice of the failure; provided, however, Public Service Electric shall not be considered in default if (1) it has paid the undisputed portion of any payment due under the amended power purchase agreement and (2) the parties are in the process of resolving expeditiously any disputed portion in accordance with the terms set forth in the amended power purchase agreement.

REMEDIES

     If either party claims that an event of default has occurred, that party must provide the other party with a written notice of breach. The parties have 30 days from the date of notice to negotiate a resolution. If the parties are unable to resolve the dispute by negotiation, each party has the right to submit the dispute to arbitration or any regulatory body having jurisdiction.

     Both parties have the obligation to act in a commercially reasonable manner to mitigate damages as a result of any event of default. Neither party may refuse to make, suspend or delay any payment otherwise required under the amended power purchase agreement or refuse to carry out any of its obligations under the amended power purchase agreement on account of an alleged breach of the amended power purchase agreement or event of default.

ARBITRATION AND GOVERNING LAW

     Any controversy, dispute or claim between Public Service Electric and us which is not resolved by negotiation and over which no regulatory body has jurisdiction, or for which the regulatory body with jurisdiction declines to initiate proceedings, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey.

ASSIGNMENT

     We may assign our rights and obligations under the amended power purchase agreement to El Paso Merchant or any entity controlling, controlled by or under common control with El Paso Merchant or which has a credit rating at least equal to Baa3 from Moody's or BBB- from Standard & Poor's or a similar rating from any other similar independent rating agency. We may not assign our rights and obligations under the amended power purchase agreement in any other situation without the prior written consent of Public Service Electric, which consent will not be unreasonably withheld.

     Public Service Electric may, on notice to us, assign and transfer its rights and obligations to any entity controlling, controlled by or under common control with Public Service Electric and which has a credit rating by Moody's and Standard & Poor's at least equivalent to that of Public Service Electric. Public Service Electric may not assign its rights and/or obligations under the amended power purchase agreement in any other situation without our prior written consent, which consent may not be unreasonably withheld.

                            POWER SERVICES AGREEMENT

     We entered into the power services agreement with El Paso Merchant on September 20, 2000. Under the power services agreement, El Paso Merchant agrees to sell us capacity and energy.

TERM

     The term of the power services agreement runs from September 26, 2000 until August 31, 2013. We or El Paso Merchant have the right to terminate the power services agreement upon 10 days written notice if any amount due to El Paso Merchant is not paid within 30 days after El Paso Merchant has given us notice of the payment default; provided that El Paso Merchant will not have the right to terminate if the reason for the non-payment results directly or indirectly from El Paso Merchant's failure to perform under the power services agreement. We and El Paso Merchant also have the right to terminate the power services agreement if we terminate the amended power purchase agreement because of a default by Public Service Electric.

PURCHASE AND SALE OF CAPACITY AND ENERGY

  General Condition of Delivery and Acceptance of Energy and Capacity

     El Paso Merchant may provide energy and capacity to us at its option from any source of supply in the PJM market, including, but not limited to, the Newark Bay Facility.

  Qualifying Facility Status

     Our obligations and El Paso Merchant's obligations under the power services agreement to buy and sell capacity and energy are not conditioned in the power services agreement upon El Paso Merchant's maintenance of qualifying facility status of the Newark Bay Facility or any other facility.

  Distribution Surcharges

     El Paso Merchant will pay to us the amount of any distribution surcharges claimed by Public Service Electric pursuant to Article II(E) of the amended power purchase agreement within two days of receipt of written notice from us stating the amount of these distribution surcharges.

  Sale of Capacity and Energy

     El Paso Merchant must take all necessary steps for our account with PJM to reflect 123 MW of capacity credits per day, including utilizing PJM's "eCapacity" mechanism throughout the term of the power services agreement. If we require a different quantity of capacity credits because of a change in the measurement methodology used by PJM, El Paso Merchant will be required to provide to us a new minimum quantity of capacity credits which will be based on the operation of the Newark Bay Facility during the 12 months period from September 1, 1998 to August 31, 1999 or any shorter period ending as of August 31, 1999, as may be appropriate under the circumstances. If the amended power purchase agreement no longer requires us to obtain capacity credits, El Paso Merchant shall provide capacity to us in an amount equal to the amount specified in the measurement methodology in effect immediately prior to the cancellation of this requirement.

     El Paso Merchant must sell and deliver energy to us that is scheduled and delivered by El Paso Merchant at any delivery point selected by us, and we must purchase the energy at that point. The amount of the annual energy deliveries which El Paso Merchant must schedule and deliver is 788,954 MWh for years 2000 through 2002, 811,229 MWh for year 2003, 855,779 MWh for years 2004 through 2012 and 570,519 MWh for year 2013. The number of MWh that El Paso Merchant may schedule in the initial year of the agreement must be reduced on a pro rata basis if the power services agreement is not in effect for the entire calendar year.

     El Paso Merchant is obligated to perform all of our obligations under the amended power purchase agreement (including, without limitation, our obligations to provide capacity and energy) in accordance with the terms of the amended power purchase agreement.

  Purchase Price and Payment Conditions

     El Paso Merchant is entitled to be paid for energy and capacity based on its delivery of energy at the contract rate of $23.03/MWh in 2000. The contract rate will change on an annual basis as follows:

                                                              CONTRACT
YEAR                                                          RATE($)
----                                                          --------
2001.......................................................    29.71
2002.......................................................    29.30
2003.......................................................    28.56
2004.......................................................    27.94
2005.......................................................    28.07
2006.......................................................    28.26
2007.......................................................    28.26
2008.......................................................    28.80
2009.......................................................    29.08
2010.......................................................    29.36
2011.......................................................    29.64
2012.......................................................    29.64
2013.......................................................    33.75

DELIVERY OF CAPACITY AND ENERGY

     By no later than seven business days prior to each calendar month, El Paso Merchant must provide us with a non-binding schedule of proposed energy deliveries for each hour of the upcoming month. Subsequently, on the business day preceding the day of delivery of energy, El Paso Merchant must provide us with a final schedule for deliveries of energy by no later than two hours prior to the time that PJM requires submission of final schedules. The volumes set forth in the daily schedules may vary from each other and may vary from the volumes set forth in the monthly schedule. If El Paso Merchant fails to provide a daily or monthly schedule to us, the amount of energy scheduled for delivery will be deemed to be the amount that was set forth in the most recent monthly schedule delivered by El Paso Merchant to us.

     El Paso Merchant may deliver energy at a rate of up to 150 MWh per hour, unless it is also scheduling make-up energy (as provided below), in which case, up to 200 MWh per hour may be scheduled for delivery to us. El Paso Merchant must schedule and deliver energy at the same delivery rate during all on-peak hours in any day and at the same delivery rate during all off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in that day and, further, the delivery rate for on-peak hours can vary from day to day.

     We have designated El Paso Merchant to be our agent in order to perform the scheduling obligations under the power services agreement. As our agent for these scheduling obligations, El Paso Merchant is authorized to act in its own name or in our name, as El Paso Merchant deems necessary or advisable.

  Minimum On-Peak Deliveries

     During the months of June, July, August and September, El Paso Merchant must schedule and deliver to us a minimum of 40,000 MWh per month during the on-peak hours. For all other months of the year, El Paso Merchant must schedule and deliver to us an aggregate of 234,000 MWh during the on-peak hours.

  Make-up Energy Deliveries

     If El Paso Merchant is unable to deliver energy or if we are unable to accept a scheduled delivery of energy due to a force majeure event or a system emergency, El Paso Merchant must reschedule deliveries of make-up quantities of energy during comparable periods during the remainder of the month in which the event or emergency occurred and El Paso Merchant must deliver the make-up energy as rescheduled. If El Paso Merchant is unable to deliver energy or we are unable to accept delivery as rescheduled, El Paso Merchant must reschedule deliveries of make-up quantities of such undelivered energy during the remainder of the month in which such inability occurred. If El Paso Merchant is unable to reschedule such energy due to a force majeure event or a system emergency, El Paso Merchant shall be obligated to reschedule the make-up quantities during comparable periods in the following month. To the extent El Paso Merchant (1) fails to deliver scheduled quantities of energy or (2) fails to deliver in the immediately following month any such rescheduled make-up quantities, if we are permitted under the amended power purchase agreement to reschedule and deliver these make-up quantities in any subsequent month, then El Paso Merchant must reschedule and deliver these make-up energy quantities in that subsequent month.

  Seller's Failure to Schedule and Deliver Energy and Capacity

     If El Paso Merchant fails, for reasons other than a force majeure event or a system emergency, to deliver all or part of the scheduled energy to the delivery point, and Public Service Electric permits us to reschedule delivery of that energy, El Paso Merchant must reschedule the delivery of that energy at comparable times during subsequent months. If El Paso Merchant fails to deliver all or part of the energy scheduled for delivery, the payment to El Paso Merchant with respect to the corresponding billing period shall be reduced by a credit against the amount payable by us. If the credit amount is greater than the amount payable by us for a single month, El Paso Merchant will pay us the excess portion of the credit. That credit shall be calculated in the same manner as the credit due to Public Service Electric under the amended power purchase agreement and shall be applied under the power services agreement in the same months in which the credit is applied under the amended power purchase agreement.

     If El Paso Merchant fails, for reasons other than a force majeure event or a system emergency, during any month to provide all or part of the capacity, and we must consequently reimburse Public Service Electric for any costs it incurred in obtaining replacement capacity, the payments owed by us for that month shall be reduced by a credit against the amount payable by us for the next succeeding month in an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by Public Service Electric as a direct result of our failure to provide such capacity under the amended power purchase agreement. If the credit amount is greater than the amount payable by us for a single month, El Paso Merchant will pay us the excess portion of the credit.

  Shortfall Payments

     If El Paso Merchant does not deliver the annual energy deliveries in any year, El Paso Merchant must pay us an amount equal to (1) the difference between the annual energy deliveries for the relevant year and the energy actually delivered by El Paso Merchant during that year multiplied by (2) the difference between the liquidated damages rate for that calendar year and the contract rate, as set forth in the power services agreement, for that calendar year. The liquidated damages rate under the power services agreement for each year beginning with 2000 is set forth below. El Paso Merchant must pay these shortfall payments within five days after receipt of the invoice from us. We must provide this invoice on or before the fifth day of February of the succeeding calendar year.

                                                           LIQUIDATED
YEAR                                                      DAMAGES RATE
----                                                      ------------
2000...................................................      $70.74
2001...................................................       72.17
2002...................................................       73.53
2003...................................................       74.64
2004...................................................       75.44
2005...................................................       76.96
2006...................................................       78.74
2007...................................................       80.34
2008...................................................       82.13
2009...................................................       83.88
2010...................................................       85.76
2011...................................................       87.67
2012...................................................       89.63
2013...................................................       92.43

  Transmission

     El Paso Merchant is responsible for arranging transmission of all energy and capacity to us and paying for all related transmission charges and congestion costs to the delivery point. If El Paso Merchant elects to deliver energy and capacity to a delivery point other than the Newark Bay Facility or two alternate specified delivery points, the delivery price for the energy must be reduced by a credit in an amount equal to the positive difference between the locational marginal price at the Newark Bay Facility interconnection point and the locational marginal price at the actual point of delivery; provided that, if the amount of the credit is greater than the amount payable by us for a single month, El Paso Merchant will pay to us an amount equal to this excess portion of the credit.

  System Emergency Exception

     We are excused from accepting all or a portion of El Paso Merchant's energy and capacity in the event of a system emergency if the purchases would contribute to the system emergency. A system emergency is the existence of a physical or operational condition and/or the occurrence of an event on Public Service Electric's system or the PJM system which in Public Service Electric's judgment is imminently likely to endanger life or property, or impairs and/or imminently will impair Public Service Electric's ability to discharge its statutory obligation to provide safe, adequate and proper service to its customers and/or the safety and/or reliability of Public Service Electric's system or PJM's system.

FORCE MAJEURE

     An event of "force majeure" is an event beyond the reasonable control of the party claiming force majeure so long as the event is deemed to be a force majeure event under the amended power purchase agreement (whether or not the amended power purchase agreement is in full force and effect). These events include, without limitation, acts of God; strikes, lockouts or other similar industrial disturbances;

acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting force majeure or issued in any bankruptcy or insolvency proceeding for the relief of the party asserting force majeure); any catastrophic physical failures or disruptions of the PJM transmission system; breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; inability to obtain or utilize any permit, approval, easement, license or right-of-way; and events of force majeure as defined under and declared by either party to the amended power purchase agreement.

     Force majeure events do not include failures of the equipment of the party claiming force majeure which are due to wear and tear or defects in manufacture, design or construction; any increase in the cost of electricity supplies or costs associated with transmission system operation, maintenance or congestion; unavailability of capacity and/or energy from any source, regardless of price, for delivery to a delivery point (except in the event of a system emergency); interruption in service by a transmission provider (unless the party claiming force majeure has contracted with the transmission provider for firm transmission of the energy, and the interruption is due to an emergency or to an event of force majeure as defined under the transmission provider's tariff); and any change in economic conditions not caused by a force majeure event.

     If either El Paso Merchant or we are rendered unable, wholly or in part, by an event of force majeure, to perform any obligation either of us has under the power services agreement, when the party affected by the event of force majeure gives notice describing the event to the other party, the affected party's obligations will be suspended during the continuance of the event of force majeure, but for no longer period. These obligations will be suspended for no longer period than the event of force majeure has suspended the parties' obligations under the amended power purchase agreement or in the event that the amended power purchase agreement is no longer in full force and effect, would have suspended the parties' obligations under the amended power purchase agreement. Neither party will be relieved of any obligation to make any payment to the other required under the power services agreement. The affected party will use its best efforts to remedy the cause of the force majeure with all reasonable dispatch. The obligations of El Paso Merchant under the power services agreement to schedule and deliver the annual energy deliveries (other than the minimum energy deliveries) will not be excused or suspended by an event of force majeure.

     Neither party will be liable to the other for any claims, losses, damages, liabilities or expenses sustained or incurred, arising out of, relating to, or resulting from El Paso Merchant's or our inability or incapacity to perform its obligations under the power services agreement due to any event of force majeure. The requirement that any event of force majeure will be remedied with all reasonable dispatch will not require the settlement of strikes, lockouts or other similar industrial disturbances when this course is, in the opinion of the party directly affected, inadvisable.

LIABILITY

     Neither of El Paso Merchant nor we (including our respective officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries or successors or assigns) will be liable to the other for claims of incidental, special, direct, indirect or consequential damages, whether the claim is based on warranty, negligence, strict liability, contract, operation of law or otherwise, except where the claim arises out of the gross negligence of the claimant or the willful disregard by the claimant of its obligations under the power services agreement. However, we have the right to seek to recover from El Paso Merchant direct damages upon the occurrence of an event of default under the amended power purchase agreement, and to seek indemnification payments required to be paid by us to Public Service Electric under the amended power purchase agreement. In the event of the termination of the amended power purchase agreement prior to the termination of the power services agreement, El Paso Merchant will not be liable to us under the power services agreement unless El Paso Merchant would have been liable under the power services agreement if the amended power purchase agreement were in full force and effect.

INDEMNIFICATION AND WARRANTIES

     El Paso Merchant has agreed to indemnify and hold harmless us and our officers, agents, servants and employees, our successors and assigns from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments which may arise therefrom as well as against any fees, costs, charges or expenses which we, our officers, agents, servants and employees, our successors and assigns, incur in the defense of any such claims, suits, actions or similar demands made or filed by any third-party, which in any matter arise out of, relate to, or result from negligence, strict liability or a breach of the power services agreement by El Paso Merchant and against claims, suits, actions or similar demands made or filed by Public Service Electric against us pursuant to the amended power purchase agreement.

     El Paso Merchant is obligated to supply to the delivery points energy and capacity free and clear of any liens and/or adverse claims which might attach to the energy and capacity prior to its supply and receipt by us except with respect to any lien possessed by a lender to us. El Paso Merchant agreed to indemnify us and hold us harmless against any and all claims, demands, suits, actions, costs, and liabilities, damages, losses and/or judgments arising out of, relating to, or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which we might incur in the defense of any such claim, suit, action or similar demand made or filed by the claimant, or its successors or assigns, asserting the adverse claim.

DEFAULTS

     Each of the following constitutes an "event of default" by El Paso
Merchant:

     - El Paso Merchant breaches or fails to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the power services agreement, unless, within 25 days after written notice from us specifying the nature of the breach or failure, El Paso Merchant either cures the breach or failure or, if the cure cannot be completed within 25 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the plan.

     - There is an assignment for the benefit of El Paso Merchant's creditors, or El Paso Merchant is adjudged a bankrupt, or a petition is filed by or against El Paso Merchant under the provisions of any state insolvency law or under the provisions of the federal bankruptcy laws, or El Paso Merchant's business or principal assets are placed in the hands of a receiver, assignee or trustee, or El Paso Merchant is dissolved, or El Paso Merchant's existence is terminated, or El Paso Merchant's business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the power services agreement, so long as the terms, covenants and conditions of the power services agreement on El Paso Merchant's part are performed.

     - El Paso Merchant takes any action which prevents us from performing any of our material obligations, covenants, conditions, responsibilities or services under the power services agreement, unless, within 25 days after written notice from us specifying the nature of the action or failure to act, El Paso Merchant either cures the action or failure to act, or, if the cure cannot be completed within 25 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - El Paso Merchant fails to deliver energy and capacity to us for 240 out of 365 days for any reason other than force majeure or a system emergency and fails to pay the liquidated damages associated with the failure when due or other liquidated damages payments required to be paid under the power services agreement.

REMEDIES

     If we claim that an event of default has occurred, we must provide El Paso Merchant with a written notice of breach. The parties have 25 days from the date of notice to negotiate a resolution. If the parties are unable to resolve the dispute by negotiation, each party will have the right to submit the dispute to arbitration or any regulatory body having jurisdiction, such arbitration proceeding to be joined with any arbitration proceeding initiated under the amended power purchase agreement with respect to substantially the same dispute or with respect to another dispute involving substantially the same facts.

     We have the obligation to act in a commercially reasonable manner to mitigate damages as a result of any event of default. Neither party shall refuse to make, suspend or delay any payment otherwise required under the power services agreement or refuse to carry out any of its obligation under the power services agreement on account of an alleged breach of the power services agreement or event of default.

ARBITRATION AND GOVERNING LAW

     Any controversy, dispute or claim between the parties to the power services agreement which is not resolved by negotiation and over which no regulatory body has jurisdiction or, having jurisdiction, declines to initiate proceedings will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any controversy, dispute or claim submitted to arbitration will be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey.

     We and El Paso Merchant have agreed that, in the event a dispute arises under the power services agreement and separate arbitration proceedings are initiated under the power services agreement and under Article XV of the amended power purchase agreement with respect to substantially the same dispute or with respect to another dispute involving substantially the same facts, these disputes will be resolved jointly in a single proceeding by the arbitration proceedings initiated under Article XV of the amended power purchase agreement.

ASSIGNMENT

     We may assign our rights in the power services agreement to any lender (including a trustee on behalf of the holders) in connection with any financing or other financial arrangement or to any person succeeding to all or substantially all of our assets without El Paso Merchant's consent. For any other reasons, we may not assign our rights and obligations under the power services agreement to any person without El Paso Merchant's prior written consent, which shall not be unreasonably delayed or withheld so long as the assignee agrees to be bound by, subject to and to comply with the terms and conditions of the power services agreement. El Paso Merchant may not assign its rights and obligations under the power services agreement without our prior written consent.

                       ADMINISTRATIVE SERVICES AGREEMENT

     We entered into the administrative services agreement with El Paso Merchant on September 20, 2000. Under the administrative services agreement, El Paso Merchant has agreed to perform all administrative and managerial functions to be performed by us pursuant to our material agreements, the indenture and the related financing documents.

TERM


     The term of the administrative services agreement commenced upon execution and runs until the expiration or earlier termination of the power services agreement. Neither our nor El Paso Merchant's rights and obligations under the administrative services agreement commence, however, until the effective date of the amended power purchase agreement. We have the right to terminate the administrative services agreement (1) at any time on 60 days written notice to El Paso Merchant and the payment to El Paso Merchant of any amounts owed El Paso Merchant under the administrative services agreement or (2) upon El Paso Merchant's bankruptcy, insolvency or liquidation.

SUPPORT OBLIGATIONS

  Management and Administrative Services

     El Paso Merchant must perform the following management and administrative services: accounting, auditing, financial reporting, budgeting and forecasting, tax, cash management, review of significant operating and financial matters, contract administrative services, invoicing, setting off amounts as permitted under the power services agreement, computer and information services, and such other management, administrative, and regulatory filing services as directed by us. Specifically, El Paso Merchant must provide the following services:

     - maintaining our books and records in accordance with good business practice, Internal Revenue Service regulations, applicable law and generally accepted accounting principles and the retention and oversight of independent auditors to review these books and records on an annual basis;

     - providing services regarding our cash, including (1) establishing bank accounts and (2) investing funds in accordance with the financing documents;

     - providing accounting services related to the development and implementation of our financial controls and systems and the administering of the financing proceeds;

     - exercising all of our rights and performing all of our administrative and management obligations under the financing documents, including taking all actions necessary to perfect and maintain the perfection and priority of any security interests granted by us to any lender or creditor of ours over any of our assets;

     - administering the amended power purchase agreement, the power services agreement and the other material agreements, and exercising all of our rights and performing all of our obligations thereunder;

     - to the extent that amounts are available from us, paying all of our fees, debts and obligations;

     - providing tax related services, including, without limitation, paying from El Paso Merchant's accounts directly to any third party payees, upon demand, any taxes or other administrative fees and expenses due and payable by us;

     - making and prosecuting, or causing to be made and prosecuted, such filings and reports, keeping such records, and taking or causing to be taken such other actions as may be necessary and lawful to maintain our existence and good standing and to ensure our compliance with all applicable laws, regulations, authorizations and orders of any government agencies (including, without limitation, the Federal Energy Regulatory Commission); and

     - doing and performing such other acts as may be mutually agreed to by El Paso Merchant and us from time to time.

ASSIGNMENT

     We may assign our rights in the administrative services agreement to any lender (including a trustee on behalf of the holders) in connection with any financing or other financial arrangement or to any person succeeding to all or substantially all of our assets without El Paso Merchant's consent. For any other reasons, we may not assign our rights and obligations under the administrative services agreement to any person without El Paso Merchant's prior written consent, which shall not be unreasonably delayed or withheld so long as the assignee agrees to be bound by, subject to and to comply with the terms and conditions of the administrative services agreement. El Paso Merchant may not assign its rights and obligations under the administrative services agreement without our prior written consent.

FEE

     We will pay El Paso Merchant $50,000 on February 15 and August 15 of each year under the administrative services agreement. This amount will cover all of El Paso Merchant's internal and overhead costs. We will reimburse El Paso Merchant for all expenses other than internal and overhead costs El Paso Merchant incurs in performing its obligations under the administrative services agreement on February 15 and August 15 of each year following El Paso Merchant's delivery of an invoice not less than 30 days prior to each of these dates. The fees and expenses to El Paso Merchant under the administrative services agreement will be due and payable only to the extent that there are amounts on deposit in the collections account after payment in accordance with the indenture of all current and past due amounts ranking prior to the payment of these fees and expenses.

DEFAULTS

     Each of the following constitutes an "event of default" with respect to either El Paso Merchant or us under the administrative services agreement:

     - failure to make, when due, any payment under the administrative services agreement if the failure is not remedied within 10 business days of written notice of the failure by the non-defaulting party;

     - any representation or warranty made by a party is false or misleading in any material respect when made; or

     - failure by a party to perform any material covenant set forth in the administrative services agreement.

     Upon an event of default, the non-defaulting party has the right to terminate the administrative services agreement.


                          EL PASO PERFORMANCE GUARANTY



     We entered into the El Paso performance guaranty with El Paso on September 20, 2000. Under the El Paso performance guaranty, El Paso guarantees to us the punctual performance of all of El Paso Merchant's obligations under the power services agreement and the administrative services agreement.


TERM


     The term of the El Paso performance guaranty runs from the date of execution until all of El Paso Merchant's obligations under the power services agreement and the administrative services agreement have been performed. The El Paso performance guaranty will remain in full force and effect or be reinstated if at any time any payment by El Paso Merchant in whole or in part is rescinded or must otherwise be returned by us upon El Paso Merchant's insolvency, bankruptcy or reorganization.


GUARANTY


     El Paso irrevocably and unconditionally guarantees to us the punctual performance and payment of all of El Paso Merchant's obligations under the power services agreement and the administrative services agreement.



     El Paso will perform its guaranty in full irrespective of any claim, set-off, or other right it may have at any time against us, El Paso Merchant or any other entity. The guaranty is a primary obligation of El Paso and El Paso will perform its guaranty regardless of the validity or enforceability of the power services agreement or the administrative services agreement, any changes to the power services agreement or the administrative services agreement, or any other circumstances constituting a legal or equitable discharge or defense of a guarantor.



     All payments that El Paso is required to make under the El Paso performance guaranty are without any set-off, counterclaim or condition. The guaranty is not affected by El Paso Merchant's change of ownership, insolvency, bankruptcy or any other change in El Paso Merchant's legal status. If El Paso Merchant's obligations are stayed or performance is delayed upon insolvency, bankruptcy or reorganization, El Paso's guaranty will remain in full force and effect and will be immediately due to the extent required absent the stay or delay.


WAIVERS


     El Paso irrevocably waives diligence, promptness, presentment, demand for payment or performance, protest, and notice of any kind with respect to all of its obligations. El Paso also waives any legal or equitable defenses arising out of El Paso Merchant's insolvency, bankruptcy or similar legal disability.


COVENANTS


     El Paso will not exercise any right of subrogation or indemnity, or similar right or remedy, against El Paso Merchant or any of El Paso Merchant's assets or property in respect of any amount it paid under the El Paso performance guaranty or file a proof of claim in competition with us for any amount owed by El Paso Merchant to El Paso on any account whatsoever in the event of insolvency or bankruptcy, until all of El Paso Merchant's obligations under the administrative services agreement and power services agreement are performed. El Paso covenants that the El Paso performance guaranty will not be discharged except by complete and final payment and performance of El Paso Merchant's obligations under the power services agreement and administrative services agreement and by El Paso under the El Paso performance guaranty.


DEFAULTS


     Each of the following would constitute an "event of default" for El Paso:



     - El Paso's failure to make or perform, when due, any payment or performance required to be made under the El Paso performance guaranty;



     - any representation or warranty made by El Paso proves to be false or misleading in any material respect when made; and



     - bankruptcy, insolvency or liquidation of El Paso.


REMEDY


     The rights and remedies set forth in the El Paso performance guaranty are in addition to and not exclusive of any rights and remedies available to us. If any amount payable by El Paso is not paid to us under the El Paso performance guaranty when due, we may, without notice or demand of any kind, set-off and apply the unpaid amount against any amounts then due and payable by us to El Paso or El Paso Merchant.


EXPENSES


     El Paso will reimburse us on demand for all reasonable costs and expenses including attorney's fees we incur in connection with the enforcement of our rights under the El Paso performance guaranty.


ASSIGNMENT


     The El Paso performance guaranty is binding on El Paso and its successors and assigns. El Paso may not transfer any of its obligations under the El Paso performance guaranty without the prior written consent by us.



     We may transfer, pledge, encumber or assign the El Paso performance guaranty or the accounts, revenues or proceeds under the El Paso performance guaranty without El Paso's consent in connection with any financing and may transfer or assign the El Paso performance guaranty to any entity succeeding to all or substantially all of our assets.

             RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS


     El Paso Merchant and El Paso are affiliates of each other and an affiliate of each of them manages us. All of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us, as well as those who are responsible for our direction, are currently employed by El Paso Merchant. Under the administrative services agreement, El Paso Merchant is paid a fee of $50,000 semi-annually. See "Summary of Our Transaction
Documents -- Administrative Services Agreement." Pursuant to the power services agreement, El Paso Merchant provides reserved capacity and delivers energy on the terms and at the rates set forth in that agreement. See "Summary of Our Transaction Documents -- Power Services Agreement." We believe that the terms of the administrative services agreement and the power services agreement are commercially reasonable and contain terms that are at least as favorable to us as we would expect to negotiate with unaffiliated third parties.


                               THE EXCHANGE OFFER

EXCHANGE TERMS

     Series A bonds with a principal amount of $310,600,000 are currently issued and outstanding. The maximum principal amount of Series B bonds that will be issued in exchange for Series A bonds is $310,600,000. The terms of the Series B bonds and the Series A bonds are substantially the same in all material respects, except that the Series B bonds will be freely transferable by the holders except as provided in this prospectus.

     The Series B bonds will bear interest at a rate of 8 1/2% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2001. Holders of Series B bonds will receive interest from the date of the original issuance of the Series A bonds or from the date of the last payment of interest on the Series A bonds, whichever is later. Holders of Series B bonds will not receive any interest on Series A bonds tendered and accepted for exchange. In order to exchange your Series A bonds for transferable Series B bonds in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

     - any Series B bonds that you receive will be acquired in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the Series B bonds;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering Series A bonds acquired directly from us; and

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the Series B bonds.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Series A bonds properly tendered in the exchange offer, and the exchange agent will deliver the Series B bonds promptly after the expiration date of the exchange offer.

     If you tender your Series A bonds, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A bonds in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "Transfer Taxes."

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING SERIES A BONDS INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF SERIES A BONDS TO TENDER AFTER READING THIS PROSPECTUS

AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The exchange offer expires at 5:00 p.m., New York City time, on [     ],
2001, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

     We expressly reserve the right, so long as applicable law allows:

     - to delay our acceptance of Series A bonds for exchange;


     - to terminate the exchange offer if any of the conditions set forth under "-- Conditions of the Exchange Offer" beginning on page 66 exist;


     - to waive any condition to the exchange offer;

     - to amend any of the terms of the exchange offer; and

     - to extend the expiration date and retain all Series A bonds tendered in the exchange offer, subject to your right to withdraw your tendered Series A bonds as described under "-- Withdrawal of Tenders."

     Any waiver or amendment to the exchange offer will apply to all Series A bonds tendered, regardless of when or in what order the Series A bonds were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Series A bonds, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

     In the event we terminate the exchange offer, all Series A bonds previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, Series B bonds will not be given to holders of Series A bonds who have validly tendered their Series A bonds.

RESALE OF SERIES B BONDS

     Based on interpretations of the SEC staff set forth in no action letters issued to third parties, we believe that Series B bonds issued under the exchange offer in exchange for Series A bonds may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the Series B bonds;

     - you are not a broker-dealer who purchased Series A bonds directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     - you are acquiring Series B bonds in the ordinary course of your business.

     If you tender Series A bonds in the exchange offer with the intention of participating in any manner in a distribution of the Series B bonds:

     - you cannot rely on those interpretations by the SEC staff, and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.


     Only broker-dealers that acquired the Series A bonds as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Series B bonds for its own account in exchange for Series A bonds, where such Series A bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B bonds. Please read the section captioned "Plan of Distribution" beginning on page 93 for more details regarding the transfer of Series B bonds.


ACCEPTANCE OF SERIES A BONDS FOR EXCHANGE

     We will accept for exchange Series A bonds validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the expiration date of the exchange offer and (2) the satisfaction or waiver of the conditions specified below under "Conditions of the Exchange Offer." We will not accept Series A bonds for exchange subsequent to the expiration date of the exchange offer. Tenders of Series A bonds will be accepted only in minimum denominations equal to $100,000 or integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of Series A bonds tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

     - terminate the exchange offer and not accept for exchange any Series A bonds not theretofore accepted for exchange, if any of the conditions set forth below under "-- Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, Series B bonds will be issued only after timely receipt by the exchange agent of certificates representing Series A bonds, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Series A bonds, or defectively tendered Series A bonds with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the Series B bonds with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the Series B bonds and transmitting them to the holders. The exchange agent will deliver the Series B bonds to holders of Series A bonds accepted for exchange after the exchange agent receives the Series B bonds.


     If, for any reason, we delay acceptance for exchange of validly tendered Series A bonds or we are unable to accept for exchange validly tendered Series A bonds, then the exchange agent may, nevertheless, on our behalf, retain tendered Series A bonds, without prejudice to our rights described under "-- Expiration Date; Extensions; Termination; Amendments" beginning on page 61, "-- Conditions of the Exchange Offer" beginning on page 66 and "-- Withdrawal of Tenders" beginning on page 66, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.


     If any tendered Series A bonds are not accepted for exchange for any reason, or if certificates are submitted evidencing more Series A bonds than those that are tendered, certificates evidencing Series A bonds that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Series A bonds tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Series A Bonds -- Book-Entry Transfer" beginning on page 64, such Series A bonds will be credited to the account maintained at such book-entry transfer facility from which such Series A bonds were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.



     Tendering holders of Series A bonds exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Series A bonds other than as described in "Transfer Taxes" beginning on page 67 or in Instruction 7 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.


PROCEDURES FOR TENDERING SERIES A BONDS

     Any beneficial owner whose Series A bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Series A bonds should contact such registered holder promptly and instruct such registered holder to tender Series A bonds on such beneficial owner's behalf.


  Tender of Series A Bonds Held Through Depository Trust


     The exchange agent and Depository Trust have confirmed that the exchange offer is eligible for the Depository Trust automated tender offer program. Accordingly, Depository Trust participants may electronically transmit their acceptance of the exchange offer by causing Depository Trust to transfer Series A bonds to the exchange agent in accordance with Depository Trust's automated tender offer program procedures for transfer. Depository Trust will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by Depository Trust, received by the exchange agent and forming part of the book-entry confirmation, which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A bonds that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by Depository Trust and received by the exchange agent which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A bonds that they have received and agree to be bound by the notice of guaranteed delivery.

  Tender of Series A Bonds Held in Certificated Form

     For a holder to validly tender Series A bonds held in certificated form:

     - the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - the exchange agent must receive certificates for tendered Series A bonds at such address, or such Series A bonds must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender Series A bonds and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Series A bonds are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND SERIES A BONDS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF SERIES A BONDS, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SERIES A BONDS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERTY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A BONDS WILL BE ACCEPTED.


  Signature Guarantee


     Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

     - the letter of transmittal is signed by the registered holder of the Series A bonds tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Series A bonds, or if any Series A bonds for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Series A bonds for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

     - the Series A bonds are tendered for the account of an eligible institution.

     An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

  Book-Entry Transfer

     The exchange agent will seek to establish a new account or utilize an existing account with respect to the Series A bonds at Depository Trust promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the Series A bonds may make book-entry delivery of Series A bonds by causing the book-entry transfer facility to transfer such Series A bonds into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF SERIES A BONDS MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of Series A bonds into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

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

  Guaranteed Delivery

     If you wish to tender your Series A bonds and:

          (1) certificates representing your Series A bonds are not lost but are not immediately available,

          (2) time will not permit your letter of transmittal, certificates representing your Series A bonds and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

          (3) the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following are complied with:

           - your tender is made by or through an eligible institution;

           - on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

             (a) set forth your name and address, the registered number(s) of your Series A bonds and the principal amount of Series A bonds tendered;

             (b) state that the tender is being made thereby;

             (c) guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Series A bonds, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

             (d) the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Series A bonds in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

  Other Matters

     Series B bonds will be issued in exchange for Series A bonds accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for (or a timely book-entry confirmation with respect to) your Series A bonds,

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

     - any other documents required by the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Series A bonds. Our determination will be final and binding on all parties. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A BONDS WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of Series A bonds that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A bonds.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Series A bonds must be cured within the time we determine, unless waived by us. We will not consider the tender of Series A bonds to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Series A bonds, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of Series A bonds at any time prior to the expiration date.

     For a withdrawal to be effective:


     - the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "-- Exchange Agent" on page 68, or


     - you must comply with the appropriate procedures of Depository Trust's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the Series A bonds to be withdrawn and

     - identify the Series A bonds to be withdrawn, including the principal amount of the Series A bonds.

     If Series A bonds have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Depository Trust to be credited with the withdrawn Series A bonds and otherwise comply with the procedures of Depository Trust.

     We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Series A bonds so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.


     Any Series A bonds that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Series A bonds tendered by book-entry transfer into the exchange agent's account at Depository Trust according to the procedures described above, such Series A bonds will be credited to an account maintained with Depository Trust for the Series A bonds. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A bonds by following one of the procedures described under "-- Procedures for Tendering Series A Bonds" beginning on page 63 at any time on or prior to the expiration date.


CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or exchange any Series B bonds for, any Series A bonds tendered. We may terminate, waive any conditions to or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of Series A bonds so tendered if, on or prior to the expiration date of the exchange offer, we determine that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

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

TRANSFER TAXES

     We will pay all transfer taxes applicable to the transfer and exchange of Series A bonds pursuant to the exchange offer. If, however:

     - delivery of the Series B bonds and/or certificates for Series A bonds for principal amounts not exchanged, are to be made to any person other than the recordholder of the Series A bonds tendered;

     - tendered certificates for Series A bonds are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of Series A bonds to us or our order,

the amount of any such transfer taxes, whether imposed on the recordholder or any other person, will be payable by the tendering holder prior to the issuance of the Series B bonds.

CONSEQUENCES OF EXCHANGING AND FAILING TO EXCHANGE

     If you do not exchange your Series A bonds for Series B bonds in the exchange offer, you will remain subject to the restrictions on transfer of the Series A bonds:

     - as set forth in the legend printed on the bonds as a consequence of the issuance of the Series A bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise set forth in the memorandum distributed in connection with the private offering of the Series A bonds.

     In general, you may not offer or sell the Series A bonds unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A bonds under the Securities Act.

     Based on interpretations of the SEC staff, you may offer for resale, resell or otherwise transfer Series B bonds issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (1) you are not our "affiliate" within the meaning of Rule 405 under the Securities Act, (2) you acquired the Series B bonds in the ordinary course of your business and (3) you have no arrangement or understanding with respect to the distribution of the Series B bonds to be acquired in the exchange offer. If you are an affiliate of our company, or are engaged in or intend to engage in, or have any arrangement with respect to, a distribution of the Series B bonds:

     - you cannot rely on the applicable interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

ACCOUNTING TREATMENT

     The Series B bonds will be recorded at the same carrying value as the Series A bonds, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Series A bonds, letters of transmittal and any other required documents to the exchange agent addressed as follows:

                             BANKERS TRUST COMPANY

         By Overnight,                     By Mail:                  By Hand in New York:
 Registered or Certified Mail     BT Services Tennessee, Inc.        Bankers Trust Company
     or Overnight Courier:            Reorganization Unit         Corporate Trust and Agency
  BT Services Tennessee, Inc.           P.O. Box 292737                      Group
Corporate Trust & Agency Group  Nashville, Tennessee 37229-2737 Attn: Reorganization Department
      Reorganization Unit                                         Receipt and Delivery Window
    648 Grassmere Park Road                                     123 Washington Street-1st Floor
  Nashville, Tennessee 37211                                       New York, New York 10006
                                                                  Information: (800) 735-7777

                                 By Facsimile:

                        (for eligible institutions only)
                                 (615) 835-3701

                             Confirm by telephone:

                                 (615) 835-3572

                            DESCRIPTION OF THE BONDS

     The following summaries of material provisions of the indenture and the bonds do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, and the bonds, including the definitions therein. Copies of the indenture are available for inspection at the corporate trust office of the trustee. We urge you to read the bonds and the indenture because they, and not this description, define your rights as holder of the bonds. Capitalized terms used herein and not otherwise defined in this prospectus have the meanings ascribed to them under "Defined Terms."


     We issued the Series A bonds under an indenture dated September 26, 2000, as amended by supplemental indentures dated November 20, 2000 and January 19, 2001, between us and Bankers Trust Company, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The Series B bonds will be issued under the same indenture. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.


GENERAL


     The Series A bonds and the Series B bonds will constitute a single class of debt securities under the indenture, as amended. If the exchange offer is completed, holders of Series A bonds who do not exchange their Series A bonds for Series B bonds will vote together with holders of the Series B bonds for all relevant purposes under the indenture. In that regard, the indenture requires that a number of actions by holders, including the acceleration following an event of default, must be taken, and specific rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any Series A bonds that remain outstanding after the exchange offer will be aggregated with the Series B bonds, and the holders of the Series A bonds and the Series B bonds will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A bonds and the Series B bonds collectively then outstanding.


     The term "bonds" as used in this prospectus refers collectively to the Series A bonds and the Series B bonds. The bonds are senior to, and rank first in priority with respect to all our current and future indebtedness.

PRINCIPAL AMOUNT, INTEREST RATE AND STATED MATURITY

     The bonds will have an aggregate principal amount of $310,600,000 and will bear interest at the rate of 8 1/2% per year. The bonds will mature on February 15, 2014.

     Interest on the bonds will accrue at an annual rate of 8 1/2%. Any defaulted principal, Make-Whole Premium or interest, and (to the extent lawful) interest on such defaulted principal or interest, will bear interest at the rate of 8 1/2% plus 1.0%. If an exchange offer is not consummated on or prior to the 279th day after the date of the original issue of the bonds, the annual interest rate on the bonds will be increased by 1/2% until the date the exchange offer is consummated or the date on which all of the bonds otherwise become transferable by the holders of the bonds (other than affiliates of us). We will pay interest on the bonds semi-annually on February 15 and August 15 or, if that day is not a business day in New York City, then on the next succeeding business day commencing February 15, 2001, to the registered owners thereof at the close of business on the February 1 or August 1 preceding the relevant interest or principal payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     We will repay principal on the bonds annually on February 15 or, if that day is not a business day in New York City, the next succeeding business day, commencing February 15, 2002.

PAYMENT OF PRINCIPAL AND INTEREST

     We will make all payments (including principal, Make-Whole Premium and interest) on the bonds at the corporate trust office of the trustee or, at our option, by check mailed to the address of the person entitled thereto, except for the payment of the final installment of principal payable with respect to a bond, which we will make upon presentation and surrender of that bond at the corporate trust office of the trustee or such other place of payment as is designated pursuant to the indenture. We will make these payments to the person in whose name the bond (or one or more predecessor bonds) is registered at the close of business on the regular record date (the fifteenth day next preceding the relevant interest or principal payment date) for the payment. Notwithstanding the foregoing, upon written request, we will make a payment on the bonds (other than a final payment of principal) by wire transfer to holders of $1 million or more aggregate principal amount of bonds. In the case of the global bonds, these payments will be made to Depository Trust or to any nominee thereof, which will be the holder of record of the global bonds. See "-- Form and Denomination."

INSTALLMENT PAYMENTS OF PRINCIPAL

     Installments of principal on the bonds are payable as follows:

                                                    PERCENTAGE OF PRINCIPAL
PAYMENT DATE                                            AMOUNT PAYABLE
------------                                        -----------------------
February 15, 2002................................             1.9
February 15, 2003................................             2.5
February 15, 2004................................             3.5
February 15, 2005................................             4.9
February 15, 2006................................             5.8
February 15, 2007................................             6.7
February 15, 2008................................             7.7
February 15, 2009................................             8.8
February 15, 2010................................             9.9
February 15, 2011................................            11.3
February 15, 2012................................            12.6
February 15, 2013................................            14.3
February 15, 2014................................            10.1

REDEMPTION AT OUR OPTION

     We may at any time redeem all or any portion of the outstanding bonds, in whole or in part, at a redemption price equal to the principal amount thereof to be redeemed plus accrued and unpaid interest thereon to the redemption date, plus the Make-Whole Premium, if any, on a redemption date that we will establish.

     We will mail a notice of any such redemption to each holder of a bond which is to be redeemed (in whole or in part) at that holder's address of record not less than 30 days nor more than 60 days before the applicable redemption date. In addition, we will provide a notice of redemption of bonds to be redeemed to the trustee in accordance with the terms of the indenture. On and after any such redemption date, interest will cease to accrue on the bonds (or portion of the principal amount thereof) called for redemption.

LIMITATION ON LIABILITY

     There is no recourse for the payment of principal of or Make-Whole Premium, if any, or interest on any bond, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the indenture or any bond, against any of our affiliates or any incorporator, stockholder, member, officer, employee or director of us or any such affiliate or any predecessor or successor thereof and any such liability is expressly waived and released. Nothing, however, limits the liability of any of the foregoing for fraud, gross negligence or willful misconduct.

FORM AND DENOMINATION

     All bonds will be issued in registered form without coupons. The bonds may be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The bonds, and transfers thereof, will be registered as provided in the indenture. Any person in whose name a bond is registered may to the fullest extent permitted by applicable law be treated as the absolute owner of that bond. The person in whose name a bond is registered is referred to in this prospectus as the "holder" of a bond.

     Except in the limited circumstances described under "-- Certificated Bonds" below, beneficial interests in the global bonds will only be recorded by book-entry and owners of beneficial interests in the global bonds will not be entitled to receive physical delivery of certificates representing the bonds.

     Except as set forth below, the Series B bonds will be represented by one permanent global registered bond in global form without interest coupons, which we refer to in this prospectus as the "global bonds." The global bonds will be deposited with, or on behalf of, Depository Trust and registered in the name of Cede & Co.

  Global Bonds

     Upon the issuance of the global bonds it is expected that, Depository Trust or its nominee will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by those global bonds to the accounts of persons who have accounts with Depository Trust. These accounts initially will be designated by or on behalf of the initial purchaser. Ownership of beneficial interests in a global bond will be limited to persons who have accounts with Depository Trust ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by Depository Trust or its nominee (with respect to interests of participants) and the records of agent members (with respect to interests of persons other than participants).

     So long as Depository Trust or its nominee is the holder of a global bond, Depository Trust or its nominee, as the case may be, will be considered the holder of the bonds represented by that global bond for all purposes under the indenture and the bonds. No beneficial owner of an interest in a global bond will be able to transfer that interest except in accordance with Depository Trust's applicable procedures (in addition to those under the indenture referred to herein and, if applicable, those of Euroclear and Clearstream Luxembourg) unless we issue certificates for the bonds in definitive registered form as described under "-- Certificated Bonds" below.

     Payments of the principal of, and interest and Make-Whole Premium, if any, on the global bonds will be made to Depository Trust or its nominee, as the holder thereof. Neither we, the initial purchaser nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or the transfer thereof.

     We expect that Depository Trust or its nominee, upon receipt of any payment of principal of, or interest on, or Make-Whole Premium, if any, in respect of a global bond held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of Depository Trust or its nominee. We also expect that payments by participants to owners of beneficial interests in that global bond held through the participants will be governed by standing instructions and customary practices. These payments will be the responsibility of the participants.


     Transfers between participants in Depository Trust will be effected in the ordinary way in accordance with Depository Trust rules and will be settled in same-day funds. The laws of some jurisdictions may require that some persons take physical delivery of bonds in definitive form. Consequently, the ability to transfer beneficial interests in a global bond to these persons may be limited. Because Depository Trust can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of a person having a beneficial interest in a global bond to pledge that interest to persons or entities that do not participate in the Depository Trust system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. Transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.


     Subject to compliance with the transfer restrictions applicable to the bonds described above and under "Transfer Restrictions," cross-market transfers between Depository Trust, on the one hand, and directly or indirectly through Euroclear or Clearstream Luxembourg participants, on the other, will be effected in Depository Trust in accordance with Depository Trust rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositories; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the global bond in Depository Trust, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to Depository Trust. Euroclear and Clearstream Luxembourg participants may not deliver instructions directly to the depositories for Depository Trust.

     Because of time zone differences, the bond account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global bond from a Depository Trust participant will be credited during the bonds settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as the case may be) immediately following the Depository Trust settlement date, and the credit of any transactions in interests in a global bond settled during a processing day will be reported to the relevant Depository Trust participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global bond by or through a Euroclear or Clearstream Luxembourg participant to a Depository Trust participant will be received on the Depository Trust settlement date, but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in Depository Trust.

     We expect that Depository Trust will take any action permitted to be taken by a holder of bonds (including the presentation of bonds for exchange as described below) only at the direction of one or more participants to whose Depository Trust account interests in the global bond are credited, and only in respect of that portion of the aggregate principal amount of the bonds as to which that participant or those participants has or have given such direction.


     Depository Trust is a limited purpose trust company organized under the laws of the State of New York; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. Depository Trust was created to hold bonds for its participants and facilitate the clearance and settlement of bond transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include bonds brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the Depository Trust system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Trust participant, either directly or indirectly.


     Although Depository Trust, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of interest in the global bonds among participants of Depository Trust, Euroclear and Clearstream Luxembourg, they are under no obligation to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the initial purchaser nor the trustee will have any responsibility for the performance by Depository Trust, Euroclear or Clearstream

Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Bonds

     The bonds will be issued in certificated fully registered form (which we refer to as the individual bonds) to holders or their nominees, rather than as global bonds if:

     - we notify the trustee in writing that Depository Trust or any successor depositary, as the case may be, is unwilling or unable to continue as a depositary for a global bond or ceases to be a depositary and we are unable to locate a qualified successor depositary within 90 days of this notice;

     - we elect to terminate the book-entry system through Depository Trust with respect to the bonds; or

     - after the occurrence of an event of default, the beneficial owners holding interests representing an aggregate principal amount of bonds of not less than a majority of the bonds represented by the global bonds advise the trustee through Depository Trust in writing that the continuation of a book-entry system through Depository Trust is no longer in their best interest.

     The holder of an individual bond may transfer the bond by surrendering it at the corporate trust office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee.

THE ACCOUNTS

  Establishment of Accounts

     Pursuant to the indenture, the trustee established and maintains the following accounts and subaccounts in its own name for the benefit of the holders (collectively, the "accounts"):

     - the collections account;

     - the liquidity account; and

     - the damages and indemnity account.

  Collections Account

     We have instructed each person from whom we receive or are entitled to receive collections to pay those collections (identifying them as such) directly to the trustee for deposit in the collections account. On the closing date of the offering of the Series A bonds, the collections account was funded by an amount equal to $2,396,509 from the proceeds of the offering of the Series A bonds. The trustee must deposit into the collections account all transfer payments from the liquidity account as described in the third paragraph of the section entitled "-- Liquidity Account" and amounts on deposit in the collections account will be withdrawn as described in "-- Withdrawals from the Collections Account."

  Liquidity Account

     The liquidity account was funded on the closing date of the offering of the Series A bonds by the transfer to the trustee and the deposit into the liquidity account of an amount equal to the maximum amount of interest that will be due on February 15, 2001 from the net proceeds of the offering of the Series A bonds. The Liquidity Account will also be funded by the transfer by the trustee on each interest payment date of funds from the collections accounts to the liquidity account as described under priority fifth of "-- Withdrawals from the Collections Account," such that the amount in the liquidity account is sufficient to make the next interest payment due on the bonds.


     At any time El Paso may withdraw amounts on deposit in the liquidity account if El Paso delivers to the trustee for allocation to the liquidity account to replace the amount withdrawn, either (1) a guaranty issued by El Paso in the amount withdrawn, in favor of the trustee for the benefit of the holders or

(2) one or more letters of credit in an aggregate face amount equal to all or a portion of the then current liquidity reserve required balance. In order for El Paso to be able to use the guaranty described in (1) El Paso must have and maintain at least the following ratings: P-1 (or its equivalent) from Moody's and A-1 (or its equivalent) from Standard & Poor's. Each such letter of credit described in (2) must (A) be from a financial institution rated at least Aa3 (or its equivalent) by Moody's and AA -- (or its equivalent) by Standard & Poor's;
(B) name the trustee as its sole beneficiary; and (C) provide that the trustee may unconditionally draw, upon presentation of the documentation required by such letter of credit, under any circumstances that would otherwise permit withdrawals from the liquidity account or at any time within 30 days before the expiration of that letter of credit (unless the validity of the letter of credit is extended or the letter of credit is replaced with another letter of credit that meets the requirements of the indenture).



     If on any interest payment date or principal payment date, as applicable, the aggregate amount of funds on deposit in and available to be withdrawn from the collections account is insufficient for the payment of principal or interest then due and payable on the bonds (any such deficiency, a "Liquidity Deficiency"), the trustee will transfer from the liquidity account to the collections account an amount equal to the Liquidity Deficiency. If on any interest payment date the aggregate amount of funds on deposit in and available to be withdrawn from the liquidity account exceeds the then current liquidity reserve required balance, the excess funds will be transferred on the next principal payment date (but no earlier than February 15, 2003) to the collections account. If the cash in the liquidity account has been replaced by a letter of credit, the trustee will not draw on the letter of credit for the amount of such excess, but will take such action on the next principal payment date (but no earlier than February 15, 2003) as El Paso will reasonably direct in writing to the trustee to reduce the amount available to be drawn under the letter of credit by the amount of the excess.


  Damages and Indemnity Account


     We will instruct El Paso Merchant and El Paso to pay to the trustee for deposit into the damages and indemnity account all amounts to be paid by El Paso Merchant under the power services agreement and all amounts to be paid by El Paso under the El Paso performance guaranty to cover:


     - damages payable by us to Public Service Electric pursuant to Article XIV of the amended power purchase agreement;

     - indemnity payments payable by us to Public Service Electric pursuant to
       Article XII of the amended power purchase agreement; and

     - distribution charges payable by us to Public Service Electric pursuant to
       Article II(E) of the amended power purchase agreement.

     Funds will be withdrawn from the damages and indemnity account from time to time as needed to pay:

     - damages payable by us to Public Service Electric pursuant to Article XIV of the amended power purchase agreement;

     - indemnity payments payable by us to Public Service Electric pursuant to
       Article XII of the amended power purchase agreement; and

     - distribution charges payable by us to Public Service Electric pursuant to
       Article II(E) of the amended power purchase agreement.

WITHDRAWALS FROM THE COLLECTIONS ACCOUNT

     Unless a holder has given notice of an event of default or notice that a bankruptcy event of default has occurred and is continuing, the trustee will apply amounts in the collections account on the following dates and in the following order of priority (if a date is specified and that date is not a business day in New York, the payment will be made on the next business day in New York):

          (1) first, on the fifteenth day of each month, to pay to the trustee the amount of trustee fees due and payable at such time in connection with the bonds;

          (2) second, on the fifteenth day of each month, to pay to El Paso Merchant, for energy and capacity provided under the power services agreement for the month prior to the most recently ended month (as specified in our officer's certificate);

          (3) third, on each interest payment date, to pay, pro rata, to the holders of the bonds an amount equal to the interest due and payable at that time on the bonds;

          (4) fourth, on each principal payment date, to pay, pro rata, to the holders of the bonds an amount equal to the principal and Make-Whole Premium (if any) due and payable at that time on the bonds;

          (5) fifth, on each interest payment date, to transfer to the liquidity account an amount, if any, necessary to cause the amount on deposit in the liquidity account to be equal to the liquidity reserve required balance;

          (6) sixth, on each interest payment date, to pay to El Paso Merchant an amount equal to the accrued and unpaid fees and expenses owed El Paso Merchant under the administrative services agreement; and

          (7) seventh, on each principal payment date or on February 15, 2001, provided that (as specified in our officer's certificate) (A) no event of default or default has occurred and is continuing on such date and (B) the Debt Service Reserve Coverage Ratio calculated as of that date for the most recently ended six-month period equals or exceeds 1.03 to 1.00, to us for distribution to our members.

INVESTMENT OF FUNDS

     The trustee will invest the moneys on deposit in the accounts in Permitted Investments as directed by us. Profits from Permitted Investments will be deposited into the collections account. Losses on Permitted Investments will be charged to the applicable account. The trustee has the right to sell or otherwise liquidate any Permitted Investments to the extent necessary to make any payment or transfer under the indenture and will have no liability for any losses incurred in connection with the sale or liquidation.

COVENANTS IN THE INDENTURE

     The indenture contains the following covenants, among others:

  Material Agreements

     We will enforce our rights under each of our material agreements unless the failure to enforce those rights could not reasonably be expected to result in a material adverse effect.

  Performance of Obligations

     We may contract with other persons to assist us in performing our obligations, and, if we do, the performance by that person or those persons will be treated the same as if we had performed the obligation ourselves. As of the closing date of the offering of the Series A bonds, we contracted with El Paso Merchant to perform our obligations under the indenture and the other financing documents, so any action taken by El Paso Merchant in performing our duties will be treated as an action taken by us.

  Liens

     We will not create or permit to exist any lien on any of the collateral, other than the liens created by the indenture, unless the existence of the lien could not reasonably be expected to result in a material adverse effect.

  Indebtedness

     We will not create or permit to remain outstanding, any indebtedness, except for indebtedness represented by the bonds issued on the closing date.

  Guaranties

     We will not at any time be or become obligated, contingently or otherwise, with respect to any guaranty.

  Transactions with Affiliates

     We will not effect any transaction with any of our affiliates on a basis more favorable to this affiliate than would be at the time be obtainable for a comparable transaction on an arm's-length dealing with an unrelated third party, except for (1) our material agreements entered into on or before the closing date or (2) in connection with any restructuring of the assets of Mesquite.

  Investments, Loans and Advances

     Except for Permitted Investments, we will not acquire any capital stock, debt securities or other securities of any other person and we will not make investments in any other person.

  Material Agreements; Additional Contracts

     We will not assign any of our rights or obligations under any of our material agreements nor terminate or suffer any termination of, or agree to the assignment of the rights or obligations of any party to, any of our material agreements.

     We will not amend or grant any waiver of timely performance under any of our material agreements or financing documents, unless the amendment or waiver could not reasonably be expected to result in a material adverse effect.

     We will not become a party to any contract, lease, agreement or instrument other than the agreements expressly identified in the definition of our material agreements and financing documents to the extent the action could reasonably be expected to result in a material adverse effect.

  Fundamental Change

     We will undertake not to do any of the following:

     - sell, lease, transfer or otherwise dispose of any of our right, title or interest in or to the collateral, unless doing so could not reasonably be expected to result in a material adverse effect;

     - conduct any business or own any assets other than the business and assets conducted and owned by us as of the closing date of the offering of the Series A bonds;

     - directly or indirectly merge or consolidate with any other person, liquidate, wind up, terminate, reorganize or dissolve ourselves, or otherwise wind up;

     - change our legal form; or

     - establish any subsidiary.

  Maintenance of Market-Based Rate Authority

     We will take all actions, if required, necessary to maintain our Federal Energy Regulatory Commission market-based rate authority and will maintain in effect all governmental approvals required to conduct our business under our material agreements.

  Restricted Payments

     Except in accordance with the conditions set forth in clause seventh of "-- Withdrawals from the Collections Account," we will not, directly or indirectly,

     - make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to our members or any owner of a beneficial interest in us or otherwise with respect to any ownership or equity interest or security in or of us;

     - redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security; or

     - set aside or otherwise segregate any amounts for any such purpose.

     We will not, directly or indirectly, make payments to or distributions from the collections account except in accordance with the indenture and the financing documents. See "-- Withdrawals from the Collections Account."

ADDITIONAL COVENANTS

     In addition to the covenants described above, the indenture also contains covenants regarding:

     - payment of principal, Make-Whole Premium and interest;

     - maintenance of office or agency;

     - maintenance of existence and properties;

     - payment of taxes and other claims;

     - delivery to the trustee of notice, compliance certificates and other specified information, including the existence of a default or event of default;

     - taking of all actions to preserve liens in favor of the trustee under the financing documents;

     - complying with all applicable laws and all of our obligations under the indenture, the other financing documents, our material agreements and each of our other agreements, unless, in each case, the failure to comply could not reasonably be expected to result in a material adverse effect;

     - maintenance of books and records;

     - maintenance of and compliance with Governmental Approvals;

     - schedule and deliver the annual energy deliveries;

     - furnishing to the trustee within 120 days after the end of each fiscal year an officer's certificate stating that no default has occurred and is continuing; and

     - further assurances.

EVENTS OF DEFAULT

     An event of default will occur under the indenture (an "event of default") if:

          (1) we default in the payment of any principal of or Make-Whole Premium, if any, on any of the bonds when the same becomes due and payable, whether by scheduled maturity or acceleration or otherwise, and such default continues for a period of at least five days;
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

          (2) we default in the payment of interest on, or any other amount required to be paid with respect to, any of the bonds (other than principal or Make-Whole Premium) in each case when the same becomes due and payable, and the default continues for a period of at least 15 days;


          (3) El Paso or Public Service Electric or we fail to observe or perform any covenant or provision of any of our material agreements or financing document to which El Paso or Public Service Electric or we, as the case may be, are a party, and the failure (a) could reasonably be expected to result in a material adverse effect and (b) continues for a period of at least 30 days after the date notice thereof has been given to us by the trustee or the holders of not less than 51% in aggregate principal amount of the outstanding bonds;


          (4) any of our material agreements or financing documents ceases at any time to be valid and binding and in full force and effect and the invalidity and unenforceability could reasonably be expected to result in a material adverse effect;

          (5) (A) any grant of a lien contained in the indenture or in any financing document ceases or otherwise fails to be effective to grant a lien to the trustee on any material portion of the collateral described therein, or ceases to be perfected or to be a first priority security interest, or (B) any creditor of ours (other than the trustee or any bond holder) asserts any right or interest with respect to the collateral and the assertion could reasonably be expected to result in a material adverse effect or (C) our right to receive payments with respect to the collateral is terminated or impaired and this occurrence could reasonably be expected to result in a material adverse effect;

          (6) events occur involving our bankruptcy, insolvency or receivership, among those the commencement of a proceeding seeking our liquidation or reorganization or the appointment of a trustee or receiver relating to our bankruptcy or insolvency and such proceeding continues unstayed for 60 consecutive days, as well as the filing by us of a voluntary bankruptcy proceeding;

          (7) it becomes unlawful for us to perform any of our obligations under the indenture or any bond, or any of our obligations thereunder ceases to be valid, binding and enforceable, unless such event or occurrence could not reasonably be expected to result in a material adverse effect;


          (8) for any reason the amended power purchase agreement or the El Paso performance guaranty are terminated or abrogated at any time (prior to their scheduled expiration);


          (9) a final and non-appealable judgment or judgments for the payment of money in excess of $15 million in the aggregate, which is not adequately covered by insurance or a payment or performance bond, is entered against us and the judgment or judgments have not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (10) we fail to observe or perform any covenant or provision of
     Section 3(b) of the registration rights agreement (pursuant to which we are obligated to use commercially reasonable efforts to continue the effectiveness of a registration statement) and such failure continues for a period of at least 30 days after the date notice has been given to us by the trustee or the holders of not less than 51% in aggregate principal amount of the outstanding bonds.

REMEDIES

     If an event of default (other than events of default specified in subparagraph (6) of the section "-- Events of Default" above (a "bankruptcy event of default")) occurs and is continuing, then the trustee upon the direction of no less than 25% (for an event of default with respect to failure to make payments on the bonds) or the holders of not less than 51% in aggregate principal amount of the outstanding bonds (for any other event of default) must declare the principal amount of all the bonds to be due and payable immediately, and upon any such declaration the principal amount, any accrued and unpaid interest, any Make-Whole Premium and all other amounts payable under the bonds will become immediately due and payable.

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

     If a bankruptcy event of default occurs, the principal amount of, any accrued interest on, any Make-Whole Premium and all other amounts payable under the outstanding bonds will become immediately due and payable.

     In addition, if one or more of the Events of Default (other than a bankruptcy event of default) occurs and is continuing, the trustee may accelerate the maturity of the bonds notwithstanding the absence of direction from the holders, if in the judgment of the trustee this action is necessary to protect the interests of the holders.

     At any time after the principal of the bonds becomes due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, is entered, the holders of not less than 51% in aggregate principal amount of the outstanding bonds, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if all Events of Default giving rise to the acceleration have been cured or waived.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the principal amount of the bonds then due has been obtained by the trustee, we may, by written notice to a responsible officer of the trustee, rescind and annul such declaration and its consequences if we have paid or deposited with the trustee a sum sufficient to pay:

     - all overdue interest on the bonds;

     - all unpaid principal of and premium, if any, on any outstanding bonds that have become due otherwise then by the declaration of acceleration and interest thereon at the rate borne by the bonds;

     - to the extent that payment of interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the bonds;

     - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

     - all defaults and events of default, other than the non-payment of amounts of principal of, premium, if any, or interest on the bonds that have become due solely by such declaration of acceleration and have been cured or waived as provided in the indenture.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers vested in it under the indenture at the request or direction of any of the holders unless it is offered security or indemnity reasonably satisfactory to it against costs, expenses and liabilities.

     If any event of default occurs and is continuing, the trustee may and, at the written instruction of the holders of not less than 51% in aggregate principal amount of the outstanding bonds, shall, exercise any or all of the following rights and remedies:

     - collect, receive and appropriate any or all of the collateral and exercise any of our rights, remedies, powers or privileges under any of our material agreements;

     - set off against all amounts due and payable under the indenture funds on deposit in the accounts;

     - proceed by suit at law or in equity to seek specific performance of any obligation of ours;

     - take possession of the collateral, in which case we will deliver the collateral to the trustee or its designee at the time or times and the place or places as the trustee may reasonably specify;

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

     - sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver all or any part of the collateral (or contract to do so) at one or more public or private sales, at any exchange, broker's board or at any of the trustee's offices or elsewhere at the prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk; provided that, if the proceeds of such sale or sales are not sufficient to satisfy all of the outstanding principal, accrued and unpaid interest, any Make-Whole Premium and other amounts due under the bonds, all of the Holders shall have consented to such sale or sales;

     - proceed by suit at law or in equity to foreclose upon, or appoint a receiver with respect to, the collateral or exercise any other right or remedy (including specific performance of our obligations under the financing documents) available under applicable law.

APPLICATION OF MONEY COLLECTED

     Any money collected by the trustee pursuant to its exercise of remedies under the indenture will be applied in the following order of priority:

     - first, to the payment of all amounts due to the trustee and each predecessor trustee, if any, under the indenture;

     - second, to the payment of the amounts when due and unpaid for principal of (and Make-Whole Premium, if any) and any interest on the bonds in respect of which or for the benefit of which the money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the bonds for principal (and Make-Whole Premium, if any) and any interest, respectively;

     - third, to the payment of all amounts due and payable to El Paso Merchant under the Administrative Services and the power services agreement, as set forth in our officer's certificate or as determined by a court of competent jurisdiction; and

     - fourth, to us.

AMENDMENTS AND SUPPLEMENTS

     Without the consent of the holders of the bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

     - to evidence the succession of another person to us and the assumption by any such successor of our covenants contained in the indenture and in the bonds;

     - to add to our covenants for the benefit of the holders of the bonds or to surrender any right or power conferred upon us in the indenture;

     - to add any additional Events of Default;

     - to secure the bonds;

     - to evidence and provide for the acceptance of appointment by a successor trustee with respect to the bonds and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

     - to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture; provided that action shall not adversely affect the interests of the holders of bonds in any material respect; or

     - to supplement any of the provisions of the indenture to the extent as shall be necessary to permit or facilitate the defeasance and discharge of the bonds; provided that any such action does not adversely affect the interests of the holders of the bonds in any material respect.

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

     With the consent of the holders of a majority of all outstanding bonds, we and the trustee may enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of bonds under the indenture; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding bond affected thereby:

     - change the stated maturity of the principal of, or any installment of interest on, any bond;

     - reduce the principal amount or interest on or any Make-Whole Premium payable upon the redemption of any bond including discharge of repayment of principal of or interest on any bond;

     - reduce the percentage in principal amount of outstanding bonds, the consent of the holders of which is required for the adoption of a resolution or the quorum required at any meeting of holders at which a resolution is adopted or the percentage in principal amount of outstanding bonds the holders of which are entitled to request the calling of a holder's meeting;

     - change the percentage rules established for adopting resolutions at meetings of holders or regarding the quorum necessary to constitute a meeting;

     - modify any of the provisions of the indenture regarding the approval of supplemental indentures or waiver of past default, except to increase the percentage of required holders for those approvals;

     - change the place or coin or currency for payment of principal of, Make-Whole Premium or interest on, any bond;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof or any redemption date therefor;

     - permit the creation of any lien with respect to all or any substantial portion of the collateral, or terminate the lien of the security documents on all or any substantial portion of the collateral or deprive any holder of the security afforded by the lien of the security documents, except to the extent expressly permitted by the indenture or any of the financing documents;

     - modify the ranking or priority of the bonds; or

     - waive a default in the payment of principal of, Make-Whole Premium, if any, or interest on the bonds.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of bonds expressly provided for and except as otherwise specifically provided in the indenture) when:

     (1) either

          (A) all bonds previously authenticated and delivered (other than (i) bonds which have been destroyed, lost or stolen and which have been replaced or paid and (ii) bonds for whose payment money has previously been deposited in trust with the trustee) have been delivered to the trustee for cancellation; or

          (B) all bonds not previously delivered to the trustee for cancellation

             (i) have become due and payable,

             (ii) will become due and payable at their stated maturity within one year, or

             (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense; and we, in the case of (B)(i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on those bonds not previously delivered to the trustee for cancellation, for principal, Make-Whole Premium, if any, and interest to the date of the deposit (in the case of bonds which have become due and payable) or to the stated maturity or redemption date, as the case may be;

     (2) we have paid or caused to be paid all other sums payable under the indenture by us; and

     (3) we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to the bonds have been complied with.

DEFEASANCE OR COVENANT DEFEASANCE

     We may, at our option, elect to be discharged from our obligations with respect to the outstanding bonds ("defeasance"). This defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by such outstanding bonds and to have satisfied all our other obligations under those bonds and the indenture insofar as those bonds are concerned, except for the following which shall survive until otherwise terminated or discharged:

     - the rights of holders of the outstanding bonds to receive, solely from the trust funds, payments in respect of the principal of and interest and Make-Whole Premium on those bonds when those payments are due;


     - ministerial obligations with respect to registration, payment and transfer of the bonds and similar matters;


     - the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

     - the defeasance provisions of the indenture.

     In addition, we may also elect to have covenant defeasance apply. In the event covenant defeasance occurs, (1) we will be released from our covenants contained in the indenture, except for the covenants concerning the payment of principal, interest and Make-Whole Premium, maintenance of office or agency and maintenance of existence and properties; and (2) thereafter, failure to comply with all covenants except those listed in clause (i) above will not be deemed to be an event of default.

     In order to exercise either defeasance or covenant defeasance with respect to any outstanding bonds a number of conditions must be satisfied, including the following:

     - we must irrevocably deposit or cause to be deposited with the trustee an amount sufficient to pay and discharge the outstanding principal of and unpaid installments of interest (and Make-Whole Premium, if any) on the outstanding bonds on the date when those payments become due;


     - we must deliver opinions of counsel and an officer's certificate as to specified matters;


     - we must certify that the bonds, if then listed on any securities exchange, will not be delisted as a result of such deposit;

     - no default or event of default with respect to the outstanding bonds will have occurred and be continuing on the date of the deposit or, insofar as paragraph (6) under "-- Events of Default" is concerned, at any time during the period ending on the 121st day after the date of the deposit;

     - the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; and

     - the defeasance or covenant defeasance will not result in the trust arising from the deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or the trust will be qualified under the act or exempt from regulation thereunder.

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

THE TRUSTEE

     Bankers Trust Company is the trustee under the indenture. The trustee's current address is 4 Albany Street, New York, New York 10006, Attention:
Corporate Trust Office.

COLLATERAL SECURITY

     We granted to the trustee at the closing date, on behalf of and for the benefit of the holders, all of our right, title and interest in and to:

     - the amended power purchase agreement;

     - the power services agreement;

     - the administrative services agreement;

     - our other material agreements;

     - the collections and all amounts payable to us arising out of, attributable to, in respect of or otherwise in connection with the collections;

     - all other amounts payable to us pursuant to our material agreements;

     - the collections account, the liquidity account and the damages and indemnity account and all funds and all investments and proceeds on deposit therein from time to time;

     - all our governmental approvals and general intangibles;

     - all damages and other amounts payable to us in respect of the foregoing;

     - all of our rights, claims, powers, privileges and remedies (whether mandatory, discretionary or judgmental), whether arising by contract, at law, in equity or otherwise with respect to the foregoing; and

     - all present and future claims and demands in respect of any or all of the foregoing, insurance proceeds, condemnation awards and all payments and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing (collectively, the "collateral").

REPORTS TO HOLDERS

     While we are not required to nor do we intend to send annual reports to the holders of the bonds, we will be filing the reports required by the Securities Exchange Act and copies of our filings with the SEC will be provided to the trustee.

MEETINGS OF HOLDERS

     The trustee will call, upon the request of the holders of at least 10% in aggregate principal amount of the outstanding bonds or our request, or, in the event the trustee fails to call such a meeting, we or the holders of at least 10% in aggregate principal amount of the outstanding bonds may call, or the trustee at its discretion, may call, a meeting of the holders at any time and from time to time, to:

     - give any notice to us or to the trustee, or to give any directions to the trustee, or to waive or to consent to the waiving of any default under the indenture and its consequences, or to take any other action authorized to be taken by holders in connection with the occurrence of an event of default;

     - remove the trustee pursuant to the indenture;

     - consent to the execution of a supplemental indenture; or

     - take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the bonds under any other provision of the indenture or under applicable law.

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

     Meetings will be held at such time and at such place in the Borough of Manhattan, the City of New York as the trustee or we or the holders of not less than 10% in aggregate principal amount of the outstanding bonds at the time determine. Notice of any meeting of holders setting forth the time and the place of that meeting and in general terms the action proposed to be taken at that meeting will be given by the trustee not less than 20 days nor more than 120 days prior to the date fixed for the meeting.

     Any holder may attend the meeting in person or by proxy.

     At any meeting, the presence of persons holding or representing bonds with respect to which the meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called will be necessary to constitute a quorum; but, if less than a quorum is present, the persons holding or representing a majority of the bonds represented at the meeting may adjourn the meeting with the same effect, for all intents and purposes, as though a quorum had been present. At any meeting, each holder of a bond or a proxy will be entitled to one vote for each $1,000 principal amount of bonds held or represented by it.

GOVERNING LAW AND ENFORCEABILITY

     The indenture and the bonds are governed by, and construed in accordance with, the laws of the State of New York.

     We have consented to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in The Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and have waived any immunity from the jurisdiction of these courts over any suit, action or proceeding that may be brought in connection with the indenture or the bonds.

     We irrevocably appointed CT Corporation System as our authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with the indenture or the bonds against us in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City and will agree that this appointment will be irrevocable so long as any of the bonds remain outstanding or until the irrevocable appointment by us of a successor in New York City as our authorized agent for such purpose and the acceptance of this appointment by the successor.

DEFINED TERMS


     "Debt Service Reserve Coverage Ratio" means, for any period, the ratio which is equal to (a) Net Collections for that period divided by (b) Mandatory Debt Service for that period. For the purposes of this definition, "Net Collections" means for any period, the excess, if any, of (a) the sum of the collections and the transfer payments from the liquidity account to the collections account over (b) any amount payable during that period pursuant to clauses (1)-(2) of the Section "-- Withdrawals from the Collections Account" and "Mandatory Debt Service" means, for any period, all scheduled interest and principal payments and fees payable during that period in respect of the bonds.


     "Independent Investment Banker" means Credit Suisse First Boston Corporation or its successor.

     "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any bond subject to redemption less the unpaid principal amount of that bond; provided that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any bond subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of that bond after the date of this redemption, calculated by the Independent Investment Banker using a discount rate equal to the sum of (1) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of that bond and trading in the secondary market at the price closest to par and (2) 50 basis points; provided, however, that, if there is no United States treasury security having an average life equal to the remaining average life of that bond, this discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of that bond and trading in the secondary market at the price closest to par.

     "Permitted Investments" means the following investments maturing, in each case, not less than one business day before the interest payment date next following the date such investment is made; provided, however, that in the case of any investment pursuant to clause (b) of this definition which is made with the trustee, such investment may mature on such interest payment date:

          (a) any direct obligations of, or obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully backed by the full faith and credit of the United States of America;

          (b) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such depository institution or trust company have at least the Required Credit Rating from Moody's and Standard & Poor's;

          (c) repurchase obligations with respect to any security described in clauses (a) or (b) above, in each case entered into with either (i) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has at least the Required Credit Rating from Moody's and Standard & Poor's; or (ii) a money market fund maintained by a broker which in respect of its short-term unsecured debt has at least the Required Credit Rating from Moody's and Standard & Poor's;

          (d) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America, or any State thereof, which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's;

          (e) unsecured commercial paper which has at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's; and

          (f) investments in money market funds or money market mutual funds which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's (including such funds for which the trustee or any of its affiliates is investment manager or advisor and for which the trustee or any of its affiliates may receive a fee).

     "Required Credit Rating" means P-l (or its equivalent) from Moody's and A-l (or its equivalent) from Standard & Poor's.

                DESCRIPTION OF OUR PRINCIPAL FINANCING DOCUMENTS

     The following summaries of material provisions of the financing documents (other than the indenture and the bonds which are described in "Description of the Bonds") do not purport to be complete. Copies of such financing documents are available for inspection at the corporate trust office of the trustee. We urge you to read such financing documents because they, and not this description, define your rights as holder of the bonds.

SECURITY DOCUMENTS

  Consents


     Each of El Paso Merchant, Public Service Electric and El Paso entered into a consent and agreement with the trustee and us whereby such party, among other things, consented to the assignment to the trustee of all of its right, title, interest and obligations under our material agreements to which it is a party and agreed:



     - to provide specified notifications to the trustee; and



     - to not suspend (in the case of El Paso Merchant and El Paso) or terminate the applicable agreement without providing the trustee or its designee the opportunity to cure any default within 60 days (or within 30 days in the case of the amended power purchase agreement) after the last day of the cure period in the applicable agreement. Assignment by Public Service Electric of its rights under the amended power purchase agreement is prohibited without our consent unless the assignee is an entity with a credit rating at least equivalent to Public Service Electric's rating from both Moody's and Standard & Poor's. In addition, pursuant to the consent and agreement with Public Service Electric, in the event that the trustee or any designee or assignee succeeds to our interests under the amended power purchase agreement, this successor will assume liability for our obligations under the amended power purchase agreement, including those obligations arising prior to succession.


  Account Control Agreement

     We entered into an account control agreement with the trustee and Bankers Trust Company as security intermediary in order to perfect the trustee's security interest in the security entitlements credited to the accounts and pursuant to which Bankers Trust Company agrees to act as securities intermediary.

PERFECTION OF SECURITY INTERESTS

     The security interests granted under the financing documents will be perfected to the extent that perfection may be obtained by filing financing statements under the UCC and in the case of the securities entitlements credited to the accounts, through the account control agreement.

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

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

UNITED STATES FEDERAL INCOME TAX


     The following summary of federal income tax consequences has been prepared by Chadbourne & Parke LLP. We urge you to consult your own tax advisors as to the precise federal, state, local and other tax consequences of the exchange offer.


     The following discussion summarizes and represents the opinion of Chadbourne & Parke LLP regarding the material United States federal income tax consequences to beneficial owners arising from the exchange offer. The remainder of this discussion generally refers to the Series A bonds and the Series B bonds as the "bonds." The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect.


     For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes, (a) an individual who is a U.S. citizen or resident, (b) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof, or (c) an estate or trust that is otherwise subject to U.S. federal income tax on a net basis with respect to its worldwide income. The term "Non-U.S. Holder" means a beneficial owner of a bond who is not, for U.S. federal income tax purposes, a U.S. Holder.


     The discussion which follows is not intended as tax advice to any particular investor. This summary is not a complete analysis or listing of all potential U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders relating to the bonds, and does not address the effect of any United States gift, estate, state or local tax law or foreign tax law on a potential investor in the bonds.

     This summary is generally limited to investors who will hold the bonds as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code and whose functional currency is the United States dollar. This summary does not address the tax treatment of U.S. Holders and Non-U.S. Holders that may be subject to special income tax rules such as insurance companies, tax-exempt organizations, banks, U.S. Holders subject to the alternative minimum tax, United States expatriates, holders that are broker-dealers in securities, holders that own (directly, indirectly or by attribution) 10 percent or more of our equity interests, or that hold the bonds as a hedge against currency risks, as a position in a "straddle" for tax purposes, or as part of a conversion or other integrated transaction.

  Exchange Offer

     The exchange of Series A bonds for Series B bonds pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not recognize gain or loss upon the receipt of Series B bonds pursuant to the exchange offer, and a U.S. Holder will be required to include interest on the Series B bonds in gross income in the manner and to the extent interest income was includable under the Series A bonds. A U.S. Holder's holding period for the Series B bonds will include the holding period of the Series A bonds exchanged therefor, and such U.S. Holder's adjusted basis in the Series B bonds will be the same as the basis of the Series A bonds exchanged therefor immediately before the exchange.

  U.S. Holders

     Interest on the Bonds. Interest on a bond will be includable in the gross income of a U.S. Holder as ordinary interest income at the time such interest is treated as received or accrued, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. We expect that the bonds will not be considered to be issued with original issue discount for U.S. federal income tax purposes.

     Make-Whole Premium. The bonds provide for the payment of additional amounts under the circumstances described above under "Description of the Bonds -- Payment of Principal and Interest," and, therefore, are subject to the Treasury regulations that apply to debt instruments that provide for one or more contingent payments. We believe that the possible payment of such additional amounts would not cause the bonds to be treated as having been issued with original issue discount under those Treasury regulations, because, as of the issue date, the possibility of such payment is "remote," and would therefore be ignored. In such circumstances, the rules described above under "-- Interest on the Bonds" would apply. Our determination that such payments are a remote contingency for these purposes is binding on a U.S. Holder, unless such U.S. Holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position.


     Market Discount. A U.S. Holder that purchases a bond at a market discount (as described below) generally will be required to treat any principal payments on, or any gain on the disposition or maturity of, such bond as ordinary income to the extent of the accrued market discount (not previously included in income) at the time of such payment or disposition. In general, market discount is the amount by which the bond's stated redemption price at maturity exceeds the U.S. Holder's basis in the bond immediately after the bond is acquired. A bond is not treated as purchased at a market discount, however, if the market discount is less than 0.25% of the stated redemption price at maturity of the bond multiplied by the number of complete years to maturity from the date when the U.S. Holder acquired the bond. Market discount on a bond will accrue on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. This election is irrevocable and applies only to the bond for which it is made. The U.S. Holder may also elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Generally, if a bond with market discount is transferred in specified non-taxable transactions (other than a non-recognition transaction described in Section 1276(c) of the Code), accrued market discount will be includable as ordinary income to the U.S. Holder as if such U.S. Holder sold the bond at its fair market value. A U.S. Holder may be required to defer until the maturity of the bond or, in some circumstances, its earlier disposition, the deduction for all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a bond with market discount, unless an election to include the market discount on a current basis is made.


     Amortizable Bond Premium. A U.S. Holder that purchases a bond for an amount in excess of its stated principal amount at maturity will generally be considered to have purchased the bond with "amortizable bond premium." A U.S. Holder generally may elect to amortize such premium using the constant yield to maturity method. The amount amortized in any year will generally be treated as a reduction of the U.S. Holder's interest income on the bond. The premium on a bond held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on the sale, redemption, retirement or other disposition of the bond. The election to amortize the premium on a constant yield to maturity method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Disposition of the Bonds. In general, a U.S. Holder's adjusted tax basis in a bond will equal the cost of such bond to the U.S. Holder, increased by the amount of any market discount previously included in the U.S. Holder's income with respect to the bond, and reduced by (i) the amount of any principal payments on the bond and (ii) the amortized amount of any amortizable bond premium on the bond.

     A U.S. Holder will generally recognize gain or loss on the sale, retirement or other disposition of a bond in an amount equal to the difference between (i) the amount of cash and the fair market value of property received by such U.S. Holder on such sale, retirement or other disposition (less any amounts attributable to accrued but unpaid interest which will be taxable as such) and
(ii) the U.S. Holder's adjusted tax basis in the bond (as described above). Gain or loss upon the sale, retirement or other disposition of a bond will be capital gain or loss if the bond is a capital asset in the hands of the U.S. Holder and, in the case of an individual U.S. Holder, will be subject to U.S. federal income tax at a reduced rate if such bond was owned by such U.S. Holder for more than one year. Gains on the sale of capital assets held for one year or less are subject to U.S. federal income tax at ordinary income rates. Some limitations exist on the deductibility of capital losses by both corporations and individual taxpayers.


  Non-U.S. Holders


     A Non-U.S. Holder of a bond generally will not be subject to U.S. federal income tax by withholding or otherwise on the payment of interest (generally, including stated interest and market discount, as adjusted by amortizable bond premium) on a bond provided that the beneficial owner of the bond fulfills the certification requirements set forth in applicable Treasury regulations unless
(A) such Non-U.S. Holder (i) actually or constructively owns 10% or more of the total combined voting power of the equity of the Company entitled to vote, (ii) is a controlled foreign corporation related, directly or indirectly, to the Company through equity ownership or (iii) is a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code or (B) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Under these certification requirements, except as described below, the last United States payer in the chain of payment prior to payment to a Non-U.S. Holder (the "withholding agent") must have received in the year in which a payment of principal, premium or interest occurs, or in either of the two preceding calendar years, a statement that: (1) is signed by the Non-U.S. Holder under penalties of perjury; (2) certifies that the holder is a Non-U.S. Holder; and (3) provides the name and address of the Non-U.S. Holder. The statement may be made on the appropriate U.S. Treasury Form W-8 (or on a suitable substitute form), and the Non-U.S. Holder must inform the withholding agent of any change in the information on the statement within 30 days of such change. If the bonds are held through a securities clearing organization or some other types of financial institutions that are not qualified intermediaries, the organization or institution is required to provide its signed statement to the withholding agent along with a copy of such Form W-8 (or suitable substitute form) provided by the Non-U.S. Holder. If the bonds are held through a financial institution that is a qualified intermediary, the qualified intermediary generally will not be required to furnish a copy of the Form W-8 (or suitable substitute form) received from the beneficial owner. A qualified intermediary is a financial institution that has entered into a withholding agreement with the IRS. If the bonds are held by a foreign complex trust, the trust is treated as the beneficial owner. If the bonds are held through a foreign partnership, a foreign simple trust or a foreign grantor trust, the partner, beneficiary or grantor is treated as the beneficial owner, and the foreign partnership or foreign trust must provide its signed statement to the withholding agent along with a copy of the appropriate Form W-8 (or suitable substitute form) received from the beneficial owner.


     A Non-U.S. Holder generally will not be subject to United States federal income tax by withholding or otherwise on gain realized on the sale, retirement or other disposition of a bond, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, or (ii) such gain is realized by an individual Non-U.S. Holder who is present in the United States for at least 183 days in the taxable year of the sale, retirement or other disposition, and specified other conditions are met.

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING


     Payments of principal, premium and interest and the proceeds from the disposition by some non-corporate holders of bonds may be subject to U.S. information reporting and backup withholding. A U.S. Holder generally will be subject to U.S. information reporting and backup withholding at a rate of 31% unless the U.S. Holder supplies an accurate taxpayer identification number, as well as other information, or otherwise establishes, in the manner prescribed by law, an exemption. U.S. information reporting and backup withholding may also apply to Non-U.S. Holders that are not "exempt recipients" and that fail to provide specified information as may be required by U.S. law and applicable regulations. Any amount withheld under backup withholding is not an additional tax and is generally allowable as a credit against the beneficial owner's federal income tax upon furnishing the required information to the IRS.

     You should consult your own tax advisors regarding the application of the U.S. information reporting and backup withholding rules to your particular situation, including your qualification for exemption therefrom, and the procedure for obtaining such an exemption, if applicable.


     You should also consult your tax advisor as to the tax consequences of the transaction and of owning the bonds in view of your particular situation.

                              ERISA CONSIDERATIONS

     If you intend to use plan assets to purchase any of the bonds offered for sale in connection with this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and the prohibited transaction provisions of ERISA. If you intend to use governmental or church plan assets to purchase any of the bonds, you should consult with counsel on the potential consequences of your investment under similar provisions applicable under laws governing governmental and church plans.

     The following summary is based on the provisions of ERISA and the Internal Revenue Code and related guidance in effect as of the date of this prospectus. This summary does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance will change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

FIDUCIARY RESPONSIBILITIES

     ERISA imposes requirements on (1) employee benefit plans subject to ERISA,
(2) entities whose underlying assets include employee benefit plan assets, for example, collective investment funds and insurance company general accounts, and
(3) fiduciaries of employee benefit plans. Under ERISA, fiduciaries generally include persons who exercise discretionary authority or control over plan assets. Before investing any employee benefit plan assets in any bond offered in connection with this prospectus, you should determine whether the investment:

          (1) is permitted under the plan document and other instruments governing the plan; and

          (2) is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the bonds.

     You should consider all factors and circumstances of a particular investment in the bonds, including, for example, the risk factors discussed in "Risk Factors" and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the bonds.

     We are not making any representation that the sale of any bonds to a plan meets the fiduciary requirements for investment by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

PROHIBITED TRANSACTIONS


     ERISA and the Internal Revenue Code prohibit a wide range of transactions involving (1) employee benefit plans and arrangements subject to ERISA and/or the Internal Revenue Code, and (2) persons who have specified relationships to the plans. These persons are called "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code. The transactions prohibited by ERISA and the Internal Revenue Code are called "prohibited transactions." If you are a party in interest or disqualified person who engages in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Internal Revenue Code. As a result, if you are considering using plan assets to invest in any of the bonds offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Internal Revenue Code.



     Prohibited transactions may arise, for example, if the bonds are acquired by a plan with respect to which we, or any of our affiliates, are a party in interest or a disqualified person. Exemptions from the prohibited transaction provisions of ERISA and the Internal Revenue Code may apply depending in part on the type of plan fiduciary making the decision to acquire a bond and the circumstances under which such decision is made. Some of these exemptions include:


          (1) Prohibited transaction class exemption or "PTCE" exemptions 96-23, (relating to specified transactions directed by in-house asset managers);



          (2) PTCE 95-60 (relating to specified transactions involving insurance company general accounts);



          (3) PTCE 91-38 (relating to specified transactions by bank collective investment funds);



          (4) PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);



          (5) PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers); and



          (6) PTCE 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks).


     These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Internal Revenue Code. In addition, there is no assurance that any of these class exemptions or other exemption will be available with respect to any particular transaction involving the bonds.

TREATMENT OF BONDS AS DEBT INSTRUMENTS


     Some transactions involving our operation could give rise to prohibited transactions under ERISA and the Internal Revenue Code if our assets were deemed to be plan assets. Pursuant to Department of Labor Regulations Section 2510.3-101 (which we refer to as the "plan assets regulations"), in general, when a plan acquires an "equity interest" in an entity such as Cedar Brakes I, L.L.C., the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless exceptions set forth in the plan assets regulations apply.


     In general, an "equity interest" is defined under the plan assets regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, we believe that the bonds should be treated as debt rather than equity interest under the plan assets regulations because the bonds (1) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes and (2) should not be deemed to have any "substantial equity features." However, no assurance can be given that the bonds will be treated as debt for purposes of ERISA. If the bonds were to be treated as an equity interest under the plan assets regulations, the purchase of the bonds using plan assets could cause our assets to become subject to the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code unless investment in the bonds by "benefit plan investors" is not "significant," as determined under the plan assets regulations. We cannot assure you that the criteria for this exception will be satisfied at any particular time and no monitoring or other measures will be taken to determine whether such criteria are met. This means that, if the bonds are treated as equity interests under the plan asset regulations and investment in the bonds by benefit plan investors is significant, our assets could be treated as the plan assets subject to ERISA and a non-exempt prohibited transaction could arise in connection with our operating activities.


     Any insurance company proposing to invest assets of its general account in the bonds should consider the implications of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 501 U.S. 86, 114 S. Ct. 517 (1993), which, in some circumstances, treats such general account as including the assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA, as interpreted by regulations proposed by the Department of Labor.

GOVERNMENT AND CHURCH PLANS


     Governmental plans and some church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of ERISA or the Internal Revenue Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Internal Revenue Code. If you are a fiduciary of a governmental or church plan, you should consult with counsel before purchasing any bonds offered for sale in connection with this prospectus.


FOREIGN INDICIA OF OWNERSHIP


     ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any bond offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a bond would satisfy such indicia of ownership rules.


REPRESENTATIONS AND WARRANTIES

     If you acquire or accept a bond offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

          (1) you have not used plan assets to acquire such bond; or

          (2) your acquisition and holding of a bond (A) is exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Internal Revenue Code, and (B) meets the fiduciary requirements of ERISA.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that you may transfer Series B bonds issued under the exchange offer in exchange for Series A bonds unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Series A bonds directly from us; or

     - a broker-dealer that acquired Series A bonds as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B bonds in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B bonds. Broker-dealers receiving Series B bonds in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the Series B bonds.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A bonds, with the prospectus contained in the exchange offer registration statement.

     Pursuant to the Registration Agreement, each broker-dealer that receives Series B bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B bonds received in exchange for Series A bonds where such Series A bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until [     ], 2001,
all dealers effecting transactions in the Series B Bonds may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Series B bonds by broker-dealers. Series B bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B bonds. Any broker-dealer that resells Series B bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the bonds), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the bonds (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     Our counsel, Chadbourne & Parke LLP, New York, New York, will issue an opinion regarding the validity and binding obligation of the bonds and other specified legal matters.

                                    EXPERTS


     The financial statements of Cedar Brakes I, L.L.C. as of December 31, 2000 and for the period from inception (March 3, 2000) to December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     Pace prepared the power services agreement assessment included as Annex A to this prospectus. We include this report in this prospectus in reliance upon Pace's authority as a consultant in evaluation of power markets and related matters. You should read this report in its entirety for information contained therein with respect to the PJM power market and the related matters discussed therein.


                             AVAILABLE INFORMATION

     We are filing with the SEC a registration statement on Form S-4 relating to the Series B bonds. This prospectus is a part of the registration statement, but the registration statement includes additional information and also includes exhibits that are referenced in this prospectus. You can review a copy of the registration statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).


     After our registration statement becomes effective, we will be required to file publicly specified information under the Securities Exchange Act of 1934, as amended. All our public filings will also be available on EDGAR, including annual and quarterly reports and other information. You may also read and copy all of our public filings at the SEC's public reference room at 450 Fifth Street, N.W.,

Washington, D.C. 20549 or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms.

     While we are not required to nor do we intend to send annual reports to the holders of the bonds, we will be filing the reports required by the Securities Exchange Act and copies of our filings with the SEC will be provided to the trustee.


     El Paso and Public Service Electric are subject to the information requirements of the Securities Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC.



     Reports, proxy statements and other information filed by El Paso and Public Service Electric with the SEC can be inspected, without charge, and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and other filings by El Paso and Public Service Electric are available at that web site. Copies of such materials also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Financial Statements:
  Statement of Income.......................................  F-3
  Balance Sheet.............................................  F-4
  Statement of Cash Flows...................................  F-5
  Statement of Member's Capital.............................  F-6
Notes to the Financial Statements...........................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Cedar Brakes I, L.L.C.:


     In our opinion, the accompanying balance sheet and the related statements of income, of member's capital and of cash flows present fairly, in all material respects, the financial position of Cedar Brakes I, L.L.C. (the "Company") at December 31, 2000, and the results of its operations and its cash flows for the period from inception (March 3, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

------------------------------------------------------

Houston, Texas
March 8, 2001

                             CEDAR BRAKES I, L.L.C.



                              STATEMENT OF INCOME


       FOR THE PERIOD FROM INCEPTION (MARCH 3, 2000) TO DECEMBER 31, 2000


                                 (IN THOUSANDS)



Operating revenues
  Electricity sales.........................................   $14,638
                                                               -------
Operating expenses
  Electricity purchases.....................................     4,766
  Administrative fees to affiliate..........................        26
  Amortization of power purchase agreement..................     5,937
                                                               -------
                                                                10,729
                                                               -------
Operating income............................................     3,909
                                                               -------
Other (income) expense
  Interest income...........................................       (14)
  Interest and debt expense.................................     7,055
                                                               -------
                                                                 7,041
                                                               -------
Net loss....................................................   $(3,132)
                                                               =======



                            See accompanying notes.

                             CEDAR BRAKES I, L.L.C.



                                 BALANCE SHEET


                            AS OF DECEMBER 31, 2000


                                 (IN THOUSANDS)



                                ASSETS
Current assets
  Cash and cash equivalents.................................   $  8,692
  Accounts receivable -- Public Service Electric............      5,272
                                                               --------
          Total current assets..............................     13,964
Power purchase agreement, net...............................    283,893
Restricted cash.............................................     13,201
Deferred financing costs, net...............................      5,060
                                                               --------
          Total assets......................................   $316,118
                                                               ========

                   LIABILITIES AND MEMBER'S CAPITAL

Current liabilities
  Accounts payable
     Trade..................................................   $     12
     Affiliate..............................................      1,743
  Accrued interest payable..................................      6,894
                                                               --------
          Total current liabilities.........................      8,649
Long-term debt..............................................    310,600
Commitments
Member's capital............................................     (3,131)
                                                               --------
          Total liabilities and member's capital............   $316,118
                                                               ========



                            See accompanying notes.

                             CEDAR BRAKES I, L.L.C.



                            STATEMENT OF CASH FLOWS


       FOR THE PERIOD FROM INCEPTION (MARCH 3, 2000) TO DECEMBER 31, 2000


                                 (IN THOUSANDS)



OPERATING ACTIVITIES
  Net loss..................................................   $  (3,132)
  Adjustments to reconcile net loss to net cash provided by
     operating activities
     Amortization of power purchase agreement...............       5,937
     Amortization of deferred financing costs...............         161
     Working capital changes
       Accounts receivable -- Public Service Electric.......      (5,272)
       Accounts payable -- trade and affiliate..............       1,755
       Accrued interest payable.............................       6,894
                                                               ---------
          Net cash provided by operating activities.........       6,343
                                                               ---------
INVESTING ACTIVITIES
  Purchase of power purchase agreement......................    (289,830)
                                                               ---------
          Net cash used in investing activities.............    (289,830)
                                                               ---------
FINANCING ACTIVITIES
  Net proceeds from issuance of long-term debt..............     305,379
  Initial capital contribution..............................           1
  Increase in restricted cash...............................     (13,201)
                                                               ---------
          Net cash provided by financing activities.........     292,179
                                                               ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................       8,692
CASH AND CASH EQUIVALENTS, beginning of period..............          --
                                                               ---------
CASH AND CASH EQUIVALENTS, end of period....................   $   8,692
                                                               =========



                            See accompanying notes.

                             CEDAR BRAKES I, L.L.C.



                         STATEMENT OF MEMBER'S CAPITAL


       FOR THE PERIOD FROM INCEPTION (MARCH 3, 2000) TO DECEMBER 31, 2000


                                 (IN THOUSANDS)



Initial capital contribution on March 3, 2000...............   $     1
Net loss....................................................    (3,132)
                                                               -------
Balance, December 31, 2000..................................   $(3,131)
                                                               =======



                            See accompanying notes.

                             CEDAR BRAKES I, L.L.C.



                       NOTES TO THE FINANCIAL STATEMENTS



1. ORGANIZATION AND NATURE OF OPERATIONS



     We are a single member Delaware limited liability company organized in March 2000, pursuant to the terms of a limited liability company agreement. We are owned indirectly by Chaparral Investors, L.L.C. Chaparral is owned by Limestone Electron Trust and El Paso Corporation and was established to own and manage investments in power and natural gas assets within North America. Chaparral indirectly owns interests in (i) twenty-two commercially operating natural gas-fired power facilities in New Jersey, Rhode Island, Massachusetts, Colorado, Nevada and California, and (ii) three natural gas-fired power facilities under development and construction in Connecticut and Florida.



     We began operations on September 27, 2000 when we acquired a long-term power purchase agreement to sell electric capacity and electric energy to Public Service Electric & Gas Company ("Public Service Electric"). We do not have any employees and our operations are carried out by El Paso Merchant Energy, a subsidiary of El Paso Corporation under a long-term administrative services agreement (See Note 6). We purchase the electric capacity and energy necessary to meet our obligations under our power purchase agreement from El Paso Merchant under a long-term power services agreement (See Note 5).



2. LIMITED LIABILITY COMPANY



     Under Delaware law, no member of a limited liability company is obligated personally for any debt, obligation, or liability of a limited liability company simply because they are a member of that limited liability company. Such debts, liabilities and obligations are solely those of the limited liability company.



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



 Basis of Presentation



     Our financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.



 Use of Estimates



     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities that exist at the date of the financial statements. Actual results are likely to differ from those estimates.



 Cash and Cash Equivalents



     We consider short-term investments purchased with an original maturity of three months or less to be cash equivalents.



 Restricted Cash



     As required by our bond indenture (See Note 4), we established a restricted cash fund from the proceeds of our bond issuance equal to the amount of a semi-annual interest payment. We must maintain this fund through the maturity date of the bonds. As of December 31, 2000, we had restricted cash of $13.2 million.



 Allowance for Doubtful Accounts



     We review collectibility of our accounts receivable on a regular basis, primarily under the specific identification method. At December 31, 2000, no allowance for doubtful accounts was recorded.

  Intangible Assets



     Our intangible assets represent the fair value of a power purchase agreement we acquired which we are amortizing ratably as we recognize revenue. Amortization of intangible assets was approximately $5.9 million for the period ended December 31, 2000. Beginning January 1, 2001, our power purchase agreement will be accounted for as a derivative under the provisions of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. See our discussion of Recent Accounting Pronouncements below.



     We evaluate the impairment of our intangibles in accordance with SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Under this methodology, when an event occurs to suggest that an impairment may have occurred, we review the undiscounted net cash flows of the underlying asset. If these cash flows are not sufficient to recover the amount of the underlying asset on our books, these cash flows are discounted at a risk-adjusted rate with the difference recorded as an impairment in the statement of income. No impairments were recorded during the period ended December 31, 2000.



 Deferred Financing Costs



     Our deferred financing costs represent the cost to issue our bonds and are being amortized using the effective-interest method. Amortization of deferred financing costs was approximately $161,000 for the period ended December 31, 2000.



 Income Taxes



     Since we are a limited liability company, income taxes accrue to our member. As a result, we have not reflected a provision for income taxes in our financial statements.



 Revenue Recognition



     We recognize revenue when we deliver electricity. Revenue is based on the quantity of electricity delivered at rates specified under contractual terms.



 Recent Accounting Pronouncements



     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June of 1999, the FASB extended the adoption date of SFAS No. 133 through the issuance of SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which also amended SFAS No. 133. SFAS No. 133, and its amendments and interpretations, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It will require that we measure all derivative instruments at their fair value, and classify them as either assets or liabilities on our balance sheet, with a corresponding offset to income or other comprehensive income depending on their designation, their intended use, or their ability to qualify as hedges under the standard. We adopted SFAS No. 133 on January 1, 2001, and applied the standard to all derivative instruments that existed on that date, which included our amended power purchase agreement and power services agreement.



     The impact of adopting SFAS No. 133 resulted in an increase to our assets and a credit to net income of approximately $89.4 million. This impact is based upon the expected cash receipts (payments) derived from the power purchase agreement and the power services agreement compared to our estimate of future power prices in the respective market. Estimates of the future prices of power are based on the forward pricing curve of the appropriate interconnect and this curve is derived from actual prices observed in the market, price quotes from brokers and extrapolation models. The effect of adopting SFAS No. 133 has been classified as a cumulative effect of a change in accounting principle in our 2001 financial statements.

4. BONDS PAYABLE



     In September 2000, we issued 8 1/2% Senior Secured Bonds (Series A bonds) with an aggregate principal amount of $310.6 million. The bonds mature on February 15, 2014, with principal paid annually on February 15 beginning in 2002. Interest payments are due semiannually on February 15 and August 15 beginning in 2001. The bonds are collateralized by our assets.



     We have agreed to complete an offer to exchange the Series A bonds with 8 1/2% Series B Senior Secured Bonds due 2014 (Series B bonds) within 270 days of the original issuance of the Series A bonds. The terms of the Series B bonds and the Series A bonds are substantially the same in all material respects, except that the Series B bonds will be registered with the SEC.



     We may at any time redeem all or any portion of the outstanding bonds from the holders at a redemption price equal to the principal amount plus accrued and unpaid interest to the redemption date, plus a make-whole premium, if any. The make-whole premium is equal to the discounted present value of all principal and interest payments scheduled to become due after the redemption date less the unpaid principal amount of the bonds, provided that the make-whole premium is not less than zero.



     We will be required to pay an additional 1/2% interest on our bonds if we do not complete an exchange of our current bonds for bonds registered under the rules of the SEC within 40 business days from the date on which a registration statement has been declared effective by the SEC. El Paso Corporation is obligated under a funding agreement entered into in September 2000 to contribute to us an amount equal to the additional 1/2% interest on our bonds if, on the third business day prior to any payment date, we do not have sufficient funds to pay the additional interest due. This agreement terminates upon the consummation of the exchange of our current bonds for bonds registered under the rules of the SEC.



     Obligations under our bonds are non-recourse to our member or any of its affiliates, other than the payment of additional interest by El Paso Corporation under its funding agreement.



     The following are aggregate maturities of the principal amounts of our bonds through maturity:



                                                                  (IN
                                                               THOUSANDS)
2001........................................................    $     --
2002........................................................       5,901
2003........................................................       7,765
2004........................................................      10,871
2005........................................................      15,219
2006........................................................      18,015
2007........................................................      20,810
2008........................................................      23,916
2009........................................................      27,333
2010........................................................      30,749
2011........................................................      35,098
2012........................................................      39,136
2013........................................................      44,416
2014........................................................      31,371
                                                                --------
          Total bonds payable...............................    $310,600
                                                                ========



     As required by our bond indenture, three separate cash accounts were established from the proceeds of our bond issuance: the collections account, the liquidity account and the damages and indemnity account. The collections account was established to receive all payments that we are entitled to receive, including revenues from energy and capacity sales to Public Service Electric under the amended power purchase agreement. The liquidity account was established to pay interest and principal due on the bonds in the event sufficient funds are not available in the collections account and we are required to maintain the cash amount necessary to make a payment equal to the maximum amount of interest that will be due on any single subsequent interest payment date. The damages and indemnity account was established to receive all payments from El Paso Merchant under the terms of the power services agreement (see Note 5) and El Paso Corporation under the terms of the El Paso Corporation performance guaranty relating to damages by us to Public Service Electric. These cash accounts are required to be maintained for the life of the bond indenture. The balance in the liquidity account is reported as restricted cash in the accompanying balance sheet.



5. COMMITMENTS



 Power Purchase Agreement



     In September 2000, we purchased a power purchase agreement from Newark Bay for its fair market value of approximately $289.8 million. The power purchase agreement has a term that extends through August 2013. We and Newark Bay are indirect wholly-owned subsidiaries of Chaparral. Upon the acquisition of the power purchase agreement, we successfully amended its terms with Public Service Electric. Under the amended power purchase agreement, we are required to arrange for energy capacity to be made available to Public Service Electric. Additionally, we will sell and deliver energy at fixed rates to Public Service Electric at specified delivery points, the annual deliveries of which cannot exceed certain thresholds varying from 570,519 MWh to 855,779 MWh per year.



     If we fail to provide all or part of the required energy capacity for reasons other than a force majeure event or system emergency, Public Service Electric must use reasonable efforts to purchase replacement capacity in the amount of the shortfall. We must reimburse Public Service Electric for all costs associated with the replacement capacity. If Public Service Electric is unable to replace this capacity shortfall, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement. Generally, the credit would equal the excess of the average market marginal hourly price, if any, over the price as stated in our power purchase agreement for those hours in which the shortfall occurred.



     If we fail to deliver all or part of the scheduled energy or fail to schedule sufficient deliveries to meet the minimum energy deliveries for reasons other than a force majeure event or a system emergency, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement. Generally the credit would equal the excess price paid, if any, for energy by Public Service Electric over the price as stated in our power purchase agreement.



 Power Services Agreement



     In September 2000, we entered into a power services agreement to purchase power from El Paso Merchant at various fixed prices each year through August 2013. We are required to purchase 123 MW of energy capacity from El Paso Merchant throughout the term of the contract. We are not required to purchase a specific quantity of energy from El Paso Merchant, but we have the option to purchase energy, the annual deliveries of which cannot exceed corresponding thresholds as described in the amended power purchase agreement. All energy purchased under this agreement will be supplied to Public Service Electric, and only the amount requested by Public Service Electric will be purchased. El Paso Merchant's performance under this agreement has been guaranteed by El Paso Corporation under a performance guaranty issued in September, 2000.



     If El Paso Merchant fails to deliver all or part of the scheduled energy to us, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric described in the amended power purchase agreement. If El Paso Merchant fails in any month to provide all or part of the capacity, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric as a direct result of our failure to provide capacity under the amended power purchase agreement.

6. RELATED PARTY TRANSACTIONS



 Administrative Services Agreement



     In September 2000, we entered into an administrative services agreement with El Paso Merchant to provide project management, finance and accounting services to us for a fee of $100,000 per year through 2013. In addition to the base fee, we are obligated to reimburse El Paso Merchant for certain direct expenses other than project management, finance and accounting services that may be incurred on our behalf. Fees and expenses under this agreement are due and payable only to the extent that we have sufficient cash after paying obligations under our bond indenture.



 Affiliated Accounts Payable



     Affiliated accounts payable represents the liability for energy purchased by us from El Paso Merchant for the period from December 1, 2000 to December 31, 2000. Also included in affiliated accounts payable are administrative service fees due to El Paso Merchant for the period from September 26, 2000 to December 31, 2000.



     See Note 5 for additional discussion on commitments with related parties.



7. CONCENTRATION OF CREDIT RISKS



     Our cash and accounts receivable potentially subject us to credit risk. Our cash accounts are held by major financial institutions. Our trade receivables and revenues are solely from a single customer, Public Service Electric, which purchases electricity from us under a long-term power purchase agreement.



8. FAIR VALUE OF FINANCIAL INSTRUMENTS



     As of December 31, 2000, the carrying amounts of our financial instruments including cash, cash equivalents, and trade receivables and payables are representative of fair value because of their short-term maturity. The carrying amount and fair value of our long-term debt was $310.6 million at December 31, 2000. The fair value of our long-term debt has been estimated based on quoted market prices for the same or similar issues.

[PACE LETTERHEAD]

                                                                         ANNEX A

                             CEDAR BRAKES I, L.L.C.
                      POWER SERVICES AGREEMENT ASSESSMENT

                                 PREPARED FOR:
                           CREDIT SUISSE FIRST BOSTON

                               September 20, 2000

                                  Legal Notice

This Report was produced by Pace Global Energy Services, LLC ("Pace") and is meant to be read as a whole and in conjunction with this disclaimer. Any use of this Report other than as a whole and in conjunction with this disclaimer is forbidden. Any use of this Report outside of its stated purpose without the written consent of Pace is forbidden. Except for its stated purpose, this Report may not be copied or distributed in whole or in part without Pace's prior express written permission.

This Report and information and statements herein are based in whole or in part on information obtained from various sources. While Pace believes such information to be accurate, it makes no assurances, endorsements or warranties, express or implied, as to the validity, accuracy or completeness of any such information, any conclusions based thereon, or any methods disclosed in this Report. Pace assumes no responsibility for the results of any actions taken on the basis of this Report. By a party using, acting or relying on this Report, such party consents and agrees that Pace, its employees, directors, officers, contractors, advisors, successors and agents shall have no liability with respect to such use, actions or reliance.

This Report does contain some forward-looking opinions. Certain unanticipated factors could cause actual results to differ from the opinions contained herein. Forward-looking opinions are based on historical and/or current information that relate to future operations, strategies, financial results or other developments. Some of the unanticipated factors, among others, that could cause the actual results to differ include regulatory developments, technological changes, competitive conditions, new products, general economic conditions, changes in tax laws, adequacy of reserves, credit and other risks associated with Cedar Brakes I, L.L.C. and/or other third parties, significant changes in interest rates and fluctuations in foreign currency exchange rates. Further, certain statements, findings and conclusions in this report are based on Pace's interpretations of various contracts. Contract interpretation of these contracts by legal counsel or a jurisdictional body could differ.

Finally, this Report was prepared in June 2000 and is based on 2nd Quarter Year 2000 data for fuel and electric power prices. To the best of Pace's knowledge, since the date of preparation of the Report, no event affecting the Report or the matters referred to herein has occurred which changes in any material adverse respect, as of the date hereof, any finding or conclusion contained in the Report.

[CEDAR BRAKES LOGO]

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                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Executive Summary...........................................     A-1
  Transaction Summary.......................................     A-1
  Scope of Work.............................................     A-1
  Summary of Analysis.......................................     A-1
  Findings and Conclusions..................................     A-3
Transaction Overview........................................     A-6
  Transaction Overview......................................     A-6
  Capacity and Energy Delivery Requirements.................     A-7
Bid Strategy and Option Value Analysis......................     A-9
  Introduction..............................................     A-9
  Bid Strategy Analysis.....................................    A-10
  Option Value Analysis.....................................    A-12
PJM Market Price Forecast...................................    A-14
  Market Clearing Price Forecast Approach...................    A-14
  Approach..................................................    A-14
  Simulated Market Price Forecast For PJM...................    A-15
     CEMAS Simulated Market Prices..........................    A-15
     Average System Annual Time of Day Prices...............    A-16
     Adjusted Average System Annual Time of Day Prices......    A-16
  Wholesale Market Transactions.............................    A-17
  Existing Demand Profile...................................    A-18
  Base Case Assumptions.....................................    A-20
     Regional Market Definition and Transmission
       Interchange..........................................    A-21
     Regional Demand Forecast...............................    A-22
     Fuel Pricing...........................................    A-27
     Existing Generating Capacity Profiles..................    A-39
     Expansion Generating Capacity..........................    A-41
Pace Global Energy Services, LLC............................    A-45

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                                    EXHIBITS
--------------------------------------------------------------------------------

Exhibit 1:   Relationship of EPM Contract Price to Market Price..........   A-3
Exhibit 2:   Summary of the Average Hourly "All-In" Power Prices ($/MWh)
             for the PSA Contract, Pace's Forward Price Curve Forecast,
             Pace's Forecasted Option Value-Adjusted Price and Pace's
             Forecasted Bid Strategy-Adjusted Price......................   A-4
Exhibit 3:   Summary Overview of the Cedar Brakes Transaction............   A-7
Exhibit 4:   PSE&G Contracted Annual Energy Delivery Requirements in
             MWh.........................................................   A-8
Exhibit 5:   Average All Hour All-In Power Prices for the PJM Market for
             the May 1, 1999 through April 30, 2000......................  A-10
Exhibit 6:   Average All Hour All-In Power Price and its Standard
             Deviation as a Function of The Total Available Days Per Year
             in the PJM Market...........................................  A-11
Exhibit 7:   Relationship of EPM Contract Price to Market Price..........  A-12
Exhibit 8:   Summary of the Average All Hour "All-In" Power Prices
             ($/MWh) for the EPM Contact and Forecasted Option Value
             Adjusted Values.............................................  A-13
Exhibit 9:   Pace CEMAS Methodology......................................  A-15
Exhibit 10:  PJM Northeast Annual System Time of Day Prices -- Base Case
             (1998 $/MWh)................................................  A-16
Exhibit 11:  PJM Average Annual EPM Contact and Bid Strategy Prices (1998
             $/MWh)......................................................  A-17
Exhibit 12:  Power Marketer Transactions by NERC Region..................  A-18
Exhibit 13:  PJM Demand and Energy Requirements Forecast.................  A-19
Exhibit 14:  PJM Market Demand and Reserve Margin Forecast -- Summer.....  A-20
Exhibit 15:  PJM Market Demand and Reserve Margin Forecast -- Winter.....  A-20
Exhibit 16:  PJM Sub-Regional Designations...............................  A-21
Exhibit 17:  Assumed PJM Market Area Transmission Constraints............  A-22
Exhibit 18:  Historic Inter-Regional Transactions........................  A-22
Exhibit 19:  Pace Load Forecasting Methodology...........................  A-23
Exhibit 20:  Pace PJM Energy Forecast -- GWh.............................  A-25
Exhibit 21:  Pace PJM Energy Forecast -- GWh.............................  A-25
Exhibit 22:  Pace Sub-Regional Energy Forecast for PJM -- GWh............  A-26
Exhibit 23:  Pace Sub-Regional Peak Demand Forecast for PJM -- MW........  A-27
Exhibit 24:  Monthly Fuel Price Adjustment Factors.......................  A-28
Exhibit 25:  PJM Natural Gas Price Forecasts (1998 $/MMBtu)..............  A-29
Exhibit 26:  Pace Gas Price Sub-regions -- PJM...........................  A-30
Exhibit 27:  WTI Crude Oil Price Forecast (1998 $/MMBtu).................  A-32
Exhibit 28:  Pace Oil Price Sub-Regions for PJM..........................  A-33
Exhibit 29:  PJM Fuel Oil Location Basis (1998 $/MMBtu)..................  A-33
Exhibit 30:  Crude Oil to Refined Product Crack Spreads (1998 $/MMBtu)...  A-34
Exhibit 31:  Fuel Oil Price Forecast by PJM Sub-Region (1998 $/MMBtu)....  A-34
Exhibit 32:  Definition of Coal Quality Grades...........................  A-35
Exhibit 33:  Coal Consumption By Sulfur Grade -- PJM.....................  A-37
Exhibit 34:  Projected Real Commodity Escalation Rates by Sulfur Level...  A-37
Exhibit 35:  Projected Average Transportation Escalation Rates...........  A-38
Exhibit 36:  Avg. Delivered Coal Price Forecast For PJM by Sulfur Grade
             (1998 $)....................................................  A-39
Exhibit 37:  PJM Nuclear Units...........................................  A-40
Exhibit 38:  Announced Power Projects in PJM.............................  A-42
Exhibit 39:  Expansion Unit Characteristics..............................  A-43
Exhibit 40:  High Construction Cost Areas................................  A-44

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                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

TRANSACTION SUMMARY

Cedar Brakes I, L.L.C. ("Cedar Brakes" or the "Issuer") has entered into an Amended and Restated Power Purchase Agreement ("Amended and Restated PPA") with Public Service Electric and Gas Company ("PSE&G"), which resulted from a restructuring of the power purchase agreement ("Original PPA") entered into on June 15, 1998, between the Newark Bay Cogeneration Partnership L.P. ("NBCP") and PSE&G. The Amended and Restated PPA resulted in, among other things, significantly reduced capacity and energy rates payable by PSE&G and significantly more flexibility for Cedar Brakes to meet its energy and capacity delivery obligations to PSE&G from any reliable source, not just a single power plant.


In order to meet the 13-year power supply obligations to PSE&G under the Amended and Restated PPA, Cedar Brakes entered into a Power Services Agreement ("PSA") with El Paso Merchant Energy L.P. ("EPM") for the purchase of an equal amount of capacity and energy, transferring its energy supply obligations under the Amended and Restated PPA to EPM. El Paso Energy Corporation ("EPEC") has ownership interests in Cedar Brakes, NBCP and EPM. Aside from energy rates, the terms of the PSA mirror those of the Amended and Restated PPA, thus providing EPM with the flexibility to supply energy and capacity from numerous sources within the PJM market for delivery to Cedar Brakes, and from Cedar Brakes to PSE&G. This flexibility in both the source and timing of energy delivery creates significant option value to EPM. As such, the energy rates in the PSA, which represent the option-value adjusted forecast of the PJM market, are significantly lower than the energy rates in the Amended and Restated PPA. The contract price differential represents the net revenue stream that is being securitized in the bond offering.


SCOPE OF WORK

Pace Global Energy Services, LLC ("Pace"), an independent energy consulting firm, was retained to review the PJM power market and certain provisions of the PSA. Specifically, Pace was asked to provide an opinion as to whether (1) the "all-in" energy and capacity prices under the PSA reasonably reflect market pricing in the PJM region, adjusted for energy delivery flexibility ("option value") that EPM has under the PSA, and whether (2) capacity resources within the PJM market are sufficient to ensure that EPM can meet its contractual obligations under the PSA. Our opinions assume that there will be no significant changes to the PJM market with respect to the bidding process, the current cap on bid prices and the market structure. Further, the analysis assumes there are no adverse effects from EPM's other activities affecting its ability to perform under the PSA with Cedar Brakes.

SUMMARY OF ANALYSIS

In order to provide an opinion as to the reasonableness of the annual PSA contract prices, in conjunction with forecasting the PJM market clearing prices over the term of the PSA, Pace performed two distinct analyses: a bid strategy analysis and an option value analysis. The bid strategy analysis assesses the potential value to EPM of selling power into the PJM market during hours when EPM is not obligated to sell power to Cedar Brakes under the PSA. This analysis includes a forecast of the market clearing prices during the hours in which EPM would deliver energy under the PSA, assuming EPM fulfills its contractual obligations during the lowest priced hours available. This forecast of PJM East power prices is based on Pace's Capacity & Energy Market Analysis System ("CEMAS") model. CEMAS is an integrated resource planning tool designed to simulate the deregulated power generation market and to project market clearing prices for both capacity and

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

[PACE LOGO]

energy under a defined set of assumptions. The option value analysis quantifies the value to EPM derived from the delivery flexibility provided for in the PSA. This analysis is a more conservative approach to valuing the energy delivery flexibility contained in the PSA, as compared to the bid strategy analysis. These analyses were performed in order to assess the value of the energy delivery flexibility contained in the PSA.

THE BID STRATEGY ANALYSIS

The bid strategy analysis assessed the energy delivery flexibility in the PSA that allows EPM to direct on a daily basis power deliveries, within contract limits, to either the Cedar Brakes contract or to the PJM market. This analysis was based on a strategy that would minimize the all-in cost to EPM of electricity delivered under the PSA. By utilizing its contractual flexibility on a daily basis EPM can, with fairly high certainty, sell power during the higher priced days in the PJM market, while delivering the balance of its energy delivery obligations to Cedar Brakes during lower priced periods. As such, within certain limitations under the PSA, EPM can designate periods for selling a substantial portion of its energy for its own account into the PJM market. Although there are a limited number of days under the PSA for EPM to make sales into the PJM market, the number of days available are sufficient to extract substantial value from the PJM all-in annual average market price.

The PSA allows EPM to suspend energy deliveries to Cedar Brakes for approximately five days per month or 23% of the time during the on-peak summer period, assuming a 150 MWh delivery rate to PSE&G. EPM has a financial incentive to suspend deliveries on days when power prices are highest in the PJM market, which effectively lowers the cost of supplying energy under the PSA and supports the below market contract price. Historical data have shown at least five days per month when the market price rises considerably higher than the monthly average. As EPM suspends delivery to Cedar Brakes during these days, the average all-in cost to EPM of energy delivered during the month will correspondingly decrease. In the off-peak and the non-summer on-peak periods, the number of days when EPM can suspend delivery under the PSA increases significantly to 43% and 44%, respectively.

THE OPTION VALUE ANALYSIS

The option value analysis quantifies the value to EPM of the flexibility embedded within the PSA by quantifying market priced option premiums via the use of implied market volatility for options contracts traded in the PJM region. The time-of-delivery flexibility provided in the PSA creates option value for EPM that effectively depresses its all-in cost of energy relative to average market prices in two ways. First, the potential for downward price movements in the market will enable EPM to extract volatility value by selectively selling (putting) energy to Cedar Brakes under the PSA at prices below forecasted market levels. This "price-drop" value has been calculated by quantifying the monthly put option premium in the PJM market. Second, as stated earlier, the potential for price spikes in the summer peak periods will enable EPM to reduce the cost of power delivered under the PSA by exercising its option to suspend energy deliveries to Cedar Brakes for five days per month or approximately 23% of the time during the on-peak summer period. This value has been quantified by summing the value of the calculated premium derived from the sale of one-day power call options that could be sold during approximately five days of each summer month. These options effectively allow EPM to extract a portion of the highest energy prices of the year for its own account (i.e., quantifying the value of not supplying power when the market is hyper-inflated), thus, lowering the average monthly all-in energy cost for energy sold under the PSA.

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[PACE LOGO]

Exhibit 1 illustrates the general relationship of PJM market prices to the contract price under the PSA using the option value adjustment methodology. As shown in Exhibit 1, contract price is equal to the average hourly annual market price reduced by the value for the sale of on-peak call and put options and off-peak put options.

EXHIBIT 1:      RELATIONSHIP OF EPM CONTRACT PRICE TO MARKET PRICE
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

FINDINGS AND CONCLUSIONS

Certain statements in this report are forward-looking and are based on current assumptions and forecasts, and consequently involve risks and uncertainties. Accordingly, the EPM's actual results could differ materially from the expectations expressed in the forward-looking statements. While Pace believes, based on its present knowledge and expertise, that the assumptions and forecasts relied upon in this report are reasonable, given the uncertainties of energy pricing, investors' review should include consideration of alternate assumptions and forecasts.(1)

Pace has reviewed the PJM market as well as the PSA contract prices provided by EPM in conjunction with the analyses described above. Our analysis focuses on whether or not the contract prices provided by EPM are reasonable in light of the current market structure, future expectations for the PJM market and the energy delivery flexibility in the PSA. With respect to the PJM market review and the PSA contract prices provided by EPM, Pace makes the following findings and conclusions:

1. PJM operates a competitive wholesale energy market and facilitates open access to transmission. With over 170 members including every segment of the electric power industry, the PJM market has become one of the most liquid and active energy markets in the country.

2. As of 1998, there were 52,000 MW of existing capacity present in the PJM power market. The contract capacity specified in the PSA of approximately 123 MW represents approximately 0.2%-0.3% of the total existing capacity in this market. The low market share coupled with a well-developed and highly reliable electrical transmission system, capable of transferring high quantities of power between generators/sellers and buyers, will allow EPM to access numerous power purchasers for capacity and energy sales and purchases. EPM will therefore have many options to fulfill its on-peak and off-peak obligations under the PSA and exploit the energy delivery flexibility of the PSA. There may be times when the PJM electric transmission system may experience disruptions due to system component failures or act-of-god events. However, these events are highly unlikely to affect EPM's overall ability to fulfill its on-peak and off-peak obligations under the PSA, given the design and overall size of the PJM transmission system as well as the makeup energy provisions in the PSA.

---------------

1 Please note that this Report was prepared in June 2000 and is based on 2nd
  Quarter Year 2000 data for fuel and electric power prices. To the best of Pace's knowledge, since the date of preparation of the Report, no event affecting the Report or the matters referred to herein has occurred which changes in any material adverse respect, as of the date hereof, any finding or conclusion contained in the Report

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3. Incremental capacity is needed in the region to match energy demand growth, which is estimated to average 1.64% per year over the term of the 13-year contract based on PJM forecasts and similar forecasts conducted by Pace.

4. Given the structure of the PSA, EPM has the flexibility to sell to the market during volatile peak periods and conversely put power to Cedar Brakes during lower pricing periods. The implicit capacity factor based on contracted energy delivery requirements of the PSA is 77% during summer peak hours and 56% during non-summer peak periods. The implicit capacity factor based on contract delivery quantities during non-peak periods is 57%.

5. Based on the scheduling flexibility in the PSA and imputing the PJM market price by eliminating the volatile peak periods, the average projected market price is $22.09/MWh under the bid strategy analysis and $20.63/MWh under the option value analysis, in East PJM for the September through December 2000 period.

6. As illustrated in Exhibit 2, for the 2001 through 2006 period, Pace believes the PSA contract price is in-line with Pace's adjusted market price. For the remainder of the forecast period (2007-2013), Pace estimates that the contract prices under the PSA are slightly lower than Pace's adjusted market price. However, given the increasing level of uncertainty as the time horizon becomes more distant, Pace believes that the contract prices are not significantly different from market expectations. Accordingly, on a net present value ("NPV") basis, the value ascribed to the differential between the Pace-adjusted market prices and the PSA contract prices is approximately 4%, assuming a discount rate of 10% and a 13-year term of the PSA.

EXHIBIT 2: SUMMARY OF THE AVERAGE HOURLY "ALL-IN" POWER PRICES ($/MWh) FOR THE PSA CONTRACT, PACE'S FORWARD PRICE CURVE FORECAST, PACE'S FORECASTED OPTION VALUE-ADJUSTED PRICE AND PACE'S FORECASTED BID STRATEGY-ADJUSTED PRICE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
             PSA CONTRACT       PACE'S FORWARD
            PRICES PROVIDED      PRICE CURVE        OPTION VALUE         BID STRATEGY
  YEAR          BY EPM             FORECAST        ADJUSTED PRICES      ADJUSTED PRICES
-----------------------------------------------------------------------------------------
  2000(1)        23.03              23.37               20.63                22.09
  2001           29.71              35.42               30.25                27.56
  2002           29.30              33.84               29.19                26.40
  2003           28.56              32.57               27.87                25.32
  2004           27.94              33.94               28.47                26.46
  2005           28.07              34.21               28.63                26.68
  2006           28.26              34.93               29.37                27.26
  2007           28.26              36.37               30.48                28.38
  2008           28.80              37.03               31.21                28.94
  2009           29.08              38.39               32.23                30.10
  2010           29.36              39.61               33.26                31.06
  2011           29.64              40.90               34.30                32.12
  2012           29.94              42.29               35.26                33.25
  2013(1)        33.75              50.99               41.83                34.21
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) These prices have been adjusted to reflect the timing and term of the bond offering.

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Based upon Pace's analysis of the PJM power market and a review of the relevant portions of the Cedar Brakes transaction documents, we believe that the contract rates stipulated in the PSA reasonably reflect market prices in the PJM market, adjusted for the energy delivery flexibility ("option value") that EPM has under the PSA. Moreover, we believe that the PJM market offers sufficient power resources to enable EPM to meet its contractual obligations under the PSA.

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                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW

NBCP owns a 147 megawatt ("MW") cogeneration facility located in Newark, New Jersey ("the Facility"). Pursuant to the Original PPA with PSE&G, NBCP sold generation capacity and the associated energy from the Facility to PSE&G. The Original PPA was acquired and subsequently amended and restated in its entirety by PSE&G and Cedar Brakes. Under the Amended and Restated PPA, the capacity and energy rates paid by PSE&G have been significantly reduced from those under the original PPA, while Cedar Brakes, as seller, has been given significantly more flexibility in scheduling deliveries, including the right to select the source of energy and capacity from which to meet its delivery obligations. This scheduling and source flexibility significantly enhances the economic value of the Amended and Restated PPA to Cedar Brakes.

Exhibit 3 below provides a summary of the Cedar Brakes transaction. The proceeds of the bond offering will be used to purchase the Original PPA, cover certain transaction costs and fund the liquidity account. The contract prices under the PSA and the Amended and Restated PPA allow Cedar Brakes to realize a spread on its energy sales in order to service the debt. As depicted, Cedar Brakes supplies the energy and capacity requirements, as stipulated in the Amended and Restated PPA, in return for energy and capacity payments from PSE&G. The interest and principal on the bonds will be paid solely from capacity and energy payments from PSE&G (as supplemented, under certain circumstances, by funds in a liquidity account). Net of the costs of capacity and energy purchased from EPM under the PSA, all scheduled payments of principal and interest on the bonds have been calculated based on the net annual capacity and energy revenues.

In order to meet its obligations under the Amended and Restated PPA, Cedar Brakes entered into the PSA with EPM. The PSA mirrors the terms and conditions in the Amended and Restated PPA with the exception of the hourly price per megawatt hour, which is significantly lower. Under the PSA, EPM will supply the capacity and energy required by Cedar Brakes to meet its energy delivery obligations under the Amended and Restated PPA. The PSA also provides payment of liquidated damages and indemnification of Cedar Brakes in the event of energy delivery shortfalls, i.e., failure to meet the capacity and energy delivery requirements. Cedar Brakes has also entered into an Administrative Services Agreement with EPM pursuant to which EPM carries out all of Cedar Brakes administrative affairs and contractual obligations, including those under the Amended and Restated PPA. Lastly, EPEC has provided an unconditional guarantee of all payment and performance obligations of EPM under the PSA and Administrative Services Agreement.

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EXHIBIT 3:      SUMMARY OVERVIEW OF THE CEDAR BRAKES TRANSACTION
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

CAPACITY AND ENERGY DELIVERY REQUIREMENTS

Presented below are the terms and conditions of the PSA that were relevant to Pace's analysis:

     a) The PSA becomes effective on the later of (i) the last date upon which certain conditions precedent are satisfied or waived and (ii) September 4, 2000, and remains in effect through and including August 31, 2013 unless terminated earlier as provided in the PSA.

     b) EPM has the option to supply Cedar Brakes' capacity and energy requirements from any source in the PJM market, including but not limited to the NBCP Facility.

     c) EPM is required to take all necessary steps for PSE&G to receive at least 123 MW of capacity credits per day from the PJM market, including utilizing PJM's "eCapacity" mechanism throughout the term of the PSA.

     d) EPM is required to deliver energy to Cedar Brakes according to the annual contracted levels presented in Exhibit 4.

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EXHIBIT 4:      PSE&G CONTRACTED ANNUAL ENERGY DELIVERY REQUIREMENTS IN MWh
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                             GROSS ANNUAL                       ON-PEAK                        OFF-PEAK
       YEAR                ENERGY DELIVERIES                  DELIVERIES                      DELIVERIES
-------------------------------------------------------------------------------------------------------------------
       2000                     788,954                         394,000                         394,954
       2001                     788,954                         394,000                         394,954
       2002                     788,954                         394,000                         394,954
       2003                     811,229                         394,000                         417,229
       2004                     855,779                         394,000                         461,779
       2005                     855,779                         394,000                         461,779
       2006                     855,779                         394,000                         461,779
       2007                     855,779                         394,000                         461,779
       2008                     855,779                         394,000                         461,779
       2009                     855,779                         394,000                         461,779
       2010                     855,779                         394,000                         461,779
       2011                     855,779                         394,000                         461,779
       2012                     855,779                         394,000                         461,779
       2013                     570,519                         394,000                         176,519

--------------------------------------------------------------------------------
     e) EPM may deliver energy at a rate of up to 150 MWh per hour unless EPM is also scheduling "make-up energy", in which case EPM may deliver up to 200 MWh per hour.

     f) EPM must schedule and deliver energy at the same rate during all on-peak hours in any day and at the same rate during off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in the same day and the delivery rate for on-peak and off-peak hours may vary from day to day.

     g) During the on-peak summer period of June, July, August and September, EPM must deliver to Cedar Brakes at least 40,000 MWh per month during the on-peak hours. For the remaining eight months of the year (on-peak non-summer period), EPM must deliver an aggregate of 234,000 MWh during the on-peak hours.

     h) EPM must deliver aggregate energy during the off-peak hours as noted in
        Exhibit 4.

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--------------------------------------------------------------------------------
                     BID STRATEGY AND OPTION VALUE ANALYSIS
--------------------------------------------------------------------------------

INTRODUCTION

In order to determine whether the contract prices contained in the PSA are reasonable, in conjunction with forecasting the PJM market clearing prices over the term of the PSA, Pace performed two distinct analyses: a bid strategy analysis and option value analysis. The bid strategy analysis assesses the potential value to EPM of selling power into the PJM market during hours when EPM is not obligated to sell power to Cedar Brakes under the PSA. This analysis includes a forecast of the market clearing prices during the hours in which EPM would deliver energy under the PSA, assuming EPM fulfills its contractual obligations during the lowest priced hours available. This forecast of PJM East power prices is based on Pace's Capacity & Energy Market Analysis System ("CEMAS") model. CEMAS is an integrated resource- planning tool designed to simulate the deregulated power generation market and to project market clearing prices for both capacity and energy under a defined set of assumptions. The option value analysis quantifies the value to EPM in the options market derived from the delivery flexibility provided for in the PSA. This analysis is a more conservative approach to valuing the energy delivery flexibility as compared to the bid strategy analysis. These analyses were performed in order to assess the value of the energy delivery flexibility contained in the PSA.

Exhibit 5 illustrates the PJM market price volatility associated with all-in power prices for the May 1, 1999 through April 30, 2000 period. In general, the summer months possess the greatest price volatility. This is apparent from the price spike levels as compared to the annual average all-in power prices. Although this is an historical perspective on the PJM energy market, we expect similar behavior in the future, barring any major structural changes to the PJM market. Therefore, we believe the conclusions based on the historical PJM market data are relevant.

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[PACE LOGO]

EXHIBIT 5: AVERAGE ALL HOUR ALL-IN POWER PRICES FOR THE PJM MARKET FOR THE MAY 1, 1999 THROUGH APRIL 30, 2000
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

BID STRATEGY ANALYSIS

The bid strategy analysis assessed the energy delivery flexibility in the PSA that allows EPM to control the scheduling of certain power deliveries on a daily basis. This analysis was based on a strategy that would minimize the all-in cost to EPM of electricity delivered under the PSA. By utilizing the contractual flexibility on a daily basis, EPM can, with fairly high certainty, select days to sell its power in the higher priced PJM market, while delivering the balance of its energy to Cedar Brakes to meet its contractual obligations under the PSA. As such, within certain limitations under the PSA, EPM can designate periods for selling a substantial portion of its energy into the PJM market. Although there are a limited number of days under the PSA for EPM to make sales into the PJM market, the number of days available are sufficient to extract substantial value from the PJM all-in annual average market price.

     Based on historical data, we would expect at least five days per month when the average peak power price rises considerably higher than the average monthly peak price. This market feature will afford EPM opportunities to lower its total cost of energy deliveries under the PSA by selectively omitting these days for delivery. The amount of delivery flexibility in the PSA is the highest in the off-peak and non-summer peak periods, during which time EPM can choose to suspend energy deliveries for approximately 45% of the total hours. During the summer on-peak period, EPM can suspend energy deliveries for about 23% of the total available peak hours.

It would be unreasonable to assume that EPM would be able to designate all of the high price days available in any one month. However, it is reasonable to assume that EPM would be fairly successful given the number of

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PROPRIETARY & CONFIDENTIAL

                                       A-10
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[PACE LOGO]

days of energy delivery flexibility and the nature of the PJM power market. Accordingly, a max-min volatility valuation was structured to reflect the power market trading risk and the embedded optionality contained in the PSA.

Exhibit 6 illustrates the average annual all-in power price and its standard deviation as a function of the total number of the highest priced days per year excluded in the calculation. The X-axis measures the number of days excluded as a percentage of the total number of days per year. The Y-axis measures the average annual all-in power prices in dollars per MWh. One hundred percent represents the average based on 365 days and 80% represents 292 days and so on.

Based on our analysis, eliminating approximately 7% of the high price days will result in a significant reduction in the average all-in power price from approximately $31 per MWh to approximately $22 per MWh, or an approximate 30% reduction. Moreover, the average all-in power price standard deviation, which is a measure of price volatility, falls from approximately $50 per MWh to approximately $10 per MWh, or an approximate 80% reduction. Based on this analysis, it is apparent how EPM can offer contract power prices below the forecasted annual average all-in market power prices; namely by effectively selecting out those price periods in which to dedicate its sales to the PJM market.

EXHIBIT 6: AVERAGE ALL HOUR ALL-IN POWER PRICE AND ITS STANDARD DEVIATION AS A FUNCTION OF THE TOTAL AVAILABLE DAYS PER YEAR IN THE PJM MARKET
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

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[PACE LOGO]

OPTION VALUE ANALYSIS

The option value analysis quantifies the value to EPM of the energy delivery flexibility embedded within the PSA by quantifying market priced option premiums via the implied market volatility for power options traded in the PJM region. The time-of-delivery flexibility provided in the PSA creates option value for EPM, which essentially lowers its all-in cost of energy relative to average market prices in two ways. First, the potential for downward price movements in the market allows EPM to extract volatility value by selectively selling (putting) energy to Cedar Brakes under the PSA at prices below forecasted market levels. This "price-drop" value has been calculated by quantifying the monthly put option premium in the PJM market. Second, as stated earlier, the potential for price spikes in the summer peak periods allows EPM to extract value by exercising its option to suspend energy deliveries to Cedar Brakes for five days per month or approximately 23% of the time during the on-peak summer period. This value is quantified by summing the value of the premiums earned on the sale of one-day power call options that could be sold during approximately five days of each summer month. These options effectively allow EPM to extract a portion of the highest energy prices of the year for its own account (i.e., quantifying the value of not supplying power to Cedar Brakes when the market is hyper-inflated) and thus lower the average monthly all-in energy cost to EPM of selling energy to Cedar Brakes under the PSA.

EXHIBIT 7:      RELATIONSHIP OF EPM CONTRACT PRICE TO MARKET PRICE
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

Exhibit 7 illustrates the general relationship of market price to EPM's contract price under the PSA using the option value adjustment methodology. The contract price is equal to the average annual market price reduced by the value for the sale of on-peak call and put options and off-peak put options. Deriving market implied volatility for the PJM market and utilizing options pricing models, we calculated the value of the on-peak and off-peak put options and the on-peak call options for the term of the contract (i.e., 2000 through 2013). We subtracted option premia from our power price forecast for the PJM market to arrive at adjusted market power prices or comparative contract prices. The results are presented below in Exhibit 8.

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EXHIBIT 8:      SUMMARY OF THE AVERAGE ALL HOUR "ALL-IN" POWER PRICES ($/MWh)
FOR THE EPM CONTACT AND FORECASTED OPTION VALUE ADJUSTED VALUES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                  EPM                    PACE'S FORWARD PRICE                OPTION VALUE
                            CONTRACT PRICE                  CURVE FORECAST              ADJUSTED PRICE FORECAST
       YEAR                     ($/MWH)                         ($/MWH)                         ($/MWH)
-------------------------------------------------------------------------------------------------------------------
       2000                     $23.03                           23.37                           20.63
       2001                     $29.71                           35.42                           30.25
       2002                     $29.30                           33.84                           29.19
       2003                     $28.56                           32.57                           27.87
       2004                     $27.94                           33.94                           28.47
       2005                     $28.07                           34.21                           28.63
       2006                     $28.26                           34.93                           29.37
       2007                     $28.26                           36.37                           30.48
       2008                     $28.80                           37.03                           31.21
       2009                     $29.08                           38.39                           32.23
       2010                     $29.36                           39.61                           33.26
       2011                     $29.64                           40.90                           34.30
       2012                     $29.94                           42.29                           35.26
       2013                     $33.75                           50.99                           41.83
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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[PACE LOGO]

--------------------------------------------------------------------------------
                           PJM MARKET PRICE FORECAST
--------------------------------------------------------------------------------

     The following section details the market price forecasting methodology used to perform the bid strategy assessment of the PSA. This forecast provides the expected level and distribution (time of day and season) of PJM East power prices, based on Pace's CEMAS model. This section includes Pace's Base Case forecast of market clearing prices for the period 2000-2013, an assessment of the capacity availability resources within the PJM region, a key assumptions description and methodology underlying the development of the forecast.

MARKET CLEARING PRICE FORECAST APPROACH

     Pace's market clearing price forecast methodology consists of multiple, interrelated analytical processes. Pace employed utility grade computer simulation models to evaluate the existing supply and demand relationships in the region, match future utility operations to forecasts of demand, and predict the electricity prices resulting from industry deregulation.

APPROACH

     Pace conducted a detailed analysis of the PJM market clearing prices. This analysis provides in-depth insight into the fundamentals of the PJM and the emerging competitive market within the region. The analysis is based on Pace's competitive market vision of a "one-price" market for capacity and energy. A description of Pace's approach to this analysis is described below.

     Pace's approach incorporates five market analysis tools that provide the capability to forecast market clearing prices for both capacity and energy. As illustrated in Exhibit 9, CEMAS consists of five modules. These modules are:

     1. REVENUE REQUIREMENT MODULE: This module compares fixed and variable costs for all generating units with all-in revenues generated from a given bidding strategy. It then reports information regarding over or under-recovery (stranded costs) to the Bid Analysis Module.

     2. UNIT FUEL PRICING MODULE: This module calculates fuel prices for each unit and transfers the data to the Revenue Requirement Module. These fuel pricing calculations take into account escalation schedules, transportation costs, fuel quality, and fuel procurement and contractual constraints.

     3. BIDDING ANALYSIS MODULE: Based on the fixed and variable costs of generating units and over and under-recovery data generated by the Revenue Requirement Module, this module generates bids for each unit on the system and transfers those bids to the Market Clearing Price Module for production simulation.

     4. HOURLY LOAD MODULE: The Hourly Load Module aggregates actual utility hourly loads as reported to the Federal Energy Regulatory Commission ("FERC") to create an integrated system hourly load profile. This module uses forecasts of peak and energy demand to develop the base system load profile over the study period. The results of the Hourly Load Module are drawn upon by the Market Clearing Price Module to simulate daily system demand.

     5. MARKET CLEARING PRICE MODULE: This module performs a detailed operations and dispatch simulation based on bid prices generated by the Bidding Analysis Module and the hourly load data generated by the Hourly Load Module. For each hour in the study period, the module dispatches generating units according to their bid prices and availabilities. The Market Clearing Price Module uses a utility grade

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[PACE LOGO]

        dispatch model to model the hourly system constraints of a regional power pool, optimizing least cost generation choices to match demand fluctuations. The module then produces hourly market clearing prices, which are passed to the Revenue Requirement Module to evaluate system operations and market price stability. Based on this analysis, CEMAS will either produce a new iteration of optimized bids or, if the market is deemed stable, summarize market-clearing prices for each study period.

EXHIBIT 9:      PAGE CEMAS METHODOLOGY
--------------------------------------------------------------------------------

                                    [CHART]
--------------------------------------------------------------------------------

CEMAS was designed based on Pace's market experience, which shows that clearing prices of competitive generation markets are a function of the underlying generation cost structure, supply availability and demand fluctuations, the bidding strategies that participants adopt and the incremental cost of expansion units. Pace has sought with CEMAS to integrate these components into a system capable of accurately projecting market-clearing prices in a competitive market.

SIMULATED MARKET PRICE FORECAST FOR PJM

  CEMAS SIMULATED MARKET PRICES

Pace's Base Case market price forecast was founded on our expected assumptions underlying a competitive market. Specifically, given the cost structure of generating units, demand, fuel pricing, and other key factors, the CEMAS model simulated the PJM system and optimized unit dispatch and bidding to identify the market pricing and price distribution to allow the system to recover all fixed and variable costs of generation units except those fixed costs that are determined above market or "stranded". Additionally, as discussed previously, bidding strategies are set to achieve a market price within +/- 5% of the levels which expansion capacity would require to cover their minimum fixed and variable costs.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

  AVERAGE SYSTEM ANNUAL TIME OF DAY PRICES

Exhibit 10 shows Pace's forecast of time of day prices for the study period 2000 through 2013. The time of day designation consists of peak, off-peak, and weekend. The peak period consists of 16 hour blocks during the 5 day work-week, while the off-peak period represents the remaining 8 hours during these 5 days. The weekend designation represents 24-hour blocks for Saturday and Sunday.

Pace's Base Case market price forecasts for the PJM Northeast sub-region are between $33.99/MWh and $28.67/MWh (measured in 1998 real dollars) for the period from 2000 to 2013. Pace expects that electricity prices will remain stable over the period as sufficient capacity is constructed to meet demand and efficiency improvements offset a modest natural gas real price increase.

EXHIBIT 10: PJM NORTHEAST ANNUAL SYSTEM TIME OF DAY PRICES -- BASE CASE (1998 $/MWh)
--------------------------------------------------------------------------------

-------------------------------------------------
 YEAR     PEAK    OFF-PEAK   WEEKEND    AVERAGE
-------------------------------------------------
  2000    51.08    16.08      20.41      33.99
  2001    48.71    16.30      20.35      32.89
  2002    44.83    15.72      19.51      30.66
  2003    41.78    15.42      18.26      28.79
  2004    42.45    15.56      18.73      29.27
  2005    41.43    15.74      18.56      28.78
  2006    41.21    16.01      18.34      28.67
  2007    41.66    16.22      18.97      29.12
  2008    41.34    16.27      18.81      28.93
  2009    41.46    16.52      19.53      29.26
  2010    41.60    17.06      19.51      29.45
  2011    41.51    17.32      20.23      29.67
  2012    42.04    17.54      20.07      29.93
  2013    41.86    17.71      20.42      29.98
-------------------------------------------------

--------------------------------------------------------------------------------

  ADJUSTED AVERAGE SYSTEM ANNUAL TIME OF DAY PRICES

Pace's annual time of day prices are used in the bid strategy analysis to assess the potential for EPM to reasonably extract the higher price hours for its own use (sales) in the PJM market, based on Pace's forward price curve forecast.

As shown in Exhibit 11, for the 2001 through 2006 period, Pace estimates the EPM contract price to be in-line with Pace's adjusted market price forecast. For the remainder of the forecast period, 2007-2013, Pace estimates the EPM contract price to be slightly below Pace's adjusted market price. However, given the increasing level of uncertainty as the time horizon grows more distant, we do not believe that the contract price is significantly different from market expectations. As such, on a net present value ("NPV") basis, the value ascribed to the differential between the Pace-adjusted market prices and the EPM contract prices is approximately 4%, assuming a discount rate of 10% and a 13-year term of the contract.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 11:      PJM AVERAGE ANNUAL EPM CONTACT AND BID STRATEGY PRICES (1998
$/MWh)
--------------------------------------------------------------------------------

---------------------------------------------------------
                                       BID STRATEGY
     YEAR          CONTRACT          ANALYSIS PRICES
---------------------------------------------------------
  2000*              23.03                22.09
  2001               29.71                27.56
  2002               29.30                26.40
  2003               28.56                25.32
  2004               27.94                26.46
  2005               28.07                26.68
  2006               28.26                27.26
  2007               28.26                28.38
  2008               28.80                28.94
  2009               29.08                30.10
  2010               29.36                31.06
  2011               29.64                32.12
  2012               29.94                33.25
  2013*              33.75                34.21
---------------------------------------------------------

--------------------------------------------------------------------------------

* The market prices for the years 2000 and 2013 represent partial years, as the contract term begins September 2000 and expires August 2013.

WHOLESALE MARKET TRANSACTIONS

The PJM power market is a highly competitive and maturing wholesale market. The market's competitiveness is evidenced by the region's large volume of power transactions. Wholesale market trading in the area offers additional opportunities to EPM to fulfill its on peak and off peak obligations and capitalize on the flexibility of the PSA. The PJM power market has experienced high wholesale market volumes of over 163,682 GWh in 1998 and more than 121,946 GWh through 3rd quarter 1999. Accordingly, the PPA/PSA volumes represent only 0.001% of the entire PJM market. Due to these high trading volumes within the PJM market, the region is typically considered a liquid market. Additionally, since the PPA/PSA is such a small percentage of the market, Pace concludes that EPM will be able to fulfill its contract obligations without impacting the larger market.

The high volume of area electricity interchange and the region's proximity to liquid trading hubs such as the Cinergy trading hub, indicate a strong market for sales to PJM's neighboring regions. PJM is bordered by the NERC sub-regions of NYPP, VACAR, and ECAR. Within these areas, power market trading occurs within three additional spot markets: ComEd, TVA, and Southern. ECAROT, on the northern border of PJM, is host to Cinergy, the most active power trading market to date. The high volume of area electricity interchange and the liquidity of these markets indicate a strong market for sales/purchases for EPM. Exhibit 12 shows quantities of electricity trades in all NERC regions.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 12:      POWER MARKETER TRANSACTIONS BY NERC REGION(2)
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

EXISTING DEMAND PROFILE

For each utility's respective demand forecast, Pace reviewed published data from the Regional Electricity Supply & Demand Projections (EIA-411) report submitted by the NERC sub-regions to the U.S. Energy Information Administration (EIA). The EIA-411 report provides historical and projected peak and energy demands shown in Exhibit 13 for the combined sub-regions of Entergy-North, Entergy-Gulf, TVA, and Southern.

Exhibit 13 indicates that PJM utilities expect summer peak demand and energy to increase at an average rate of 1.71% and 1.68% per year over the next 10 years, respectively. Specifically, peak demand is projected to grow from 48,445 MW to 50,576 MW between 1998 and 2000. Thereafter, peak demand is expected to rise to approximately 57,381 MW by the year 2008. Net energy is expected to escalate from a base of approximately 248,806 GWh in 1998 to nearly 293,958 GWh by the year 2008.

---------------

2 Reflects power marketer transactions occurring during 1998. Transaction volumes represent both interstate and intrastate trades.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 13:      PJM DEMAND AND ENERGY REQUIREMENTS FORECAST
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                               *1998     1999      2000      2001      2002      2003      2004      2005      2006      2007
-------------------------------------------------------------------------------------------------------------------------------
 Peak Demand Summer (MW)       48,445    49,807    50,576    51,426    52,238    53,048    53,892    54,769    55,634    56,516
 Peak Demand Winter (MW)       36,532    43,009    43,628    44,264    44,917    45,575    46,247    46,947    47,631    48,321
 Net Energy for Load (MWh)    248,806   254,967   258,859   263,326   267,951   271,635   276,230   280,506   284,900   289,339
 System Load Factor            59.28%    61.85%    62.29%    61.71%    61.62%    61.51%    61.61%    62.04%    61.89%    61.63%
 Summer Change (MW)                       1,362       769       850       812       810       844       877       865       882
 Winter Change (MW)                       6,477       619       636       653       658       672       700       684       690
 Energy Change (MWh)                      6,161     3,892     4,467     4,625     3,684     4,595     4,276     4,394     4,439
 Summer Change (%)                        2.81%     1.54%     1.68%     1.58%     1.55%     1.59%     1.63%     1.58%     1.59%
 Winter Change (%)                       17.73%     1.44%     1.46%     1.48%     1.46%     1.47%     1.51%     1.46%     1.45%
 Energy Change (%)                        2.48%     1.53%     1.73%     1.76%     1.37%     1.69%     1.55%     1.57%     1.56%
 Annual Summer Peak Growth      1.71%
 Annual Winter Peak Growth      2.98%
 Annual Energy Growth           1.68%

----------------------------  -----------
                               2008
----------------------------  -----------
 Peak Demand Summer (MW)       57,381
 Peak Demand Winter (MW)       48,981
 Net Energy for Load (MWh)    293,958
 System Load Factor            61.50%
 Summer Change (MW)               865
 Winter Change (MW)               660
 Energy Change (MWh)            4,619
 Summer Change (%)              1.53%
 Winter Change (%)              1.37%
 Energy Change (%)              1.60%
 Annual Summer Peak Growth
 Annual Winter Peak Growth
 Annual Energy Growth

Source: EIA-411
*Actual

--------------------------------------------------------------------------------

Also shown in Exhibit 13, the PJM market has a relatively high load factor of over 59%. Over the forecast period, utilities are expecting this load factor to increase to approximately 62%. This increasing load factor is attributable to energy demand growing at a faster rate than the system peak. If the system load factor does not improve, this will increase the amount of capacity needed to meet reserve and reliability requirements. However, to be conservative, Pace's market study assumes that the customer mix, load shape, and consequently this high load factor will be achieved throughout the study period, thereby slightly minimizing the need for incremental expansion capacity.

Despite the aforementioned load factor improvement, as is shown in Exhibit 14, PJM utilities are expecting a declining summer reserve margin varying between 5%-14%. This declining reserve margin is due to expectations that only approximately 2,396 MW of net capacity additions can be achieved in the next 10 years. Therefore, the demand increases will outpace the capacity improvements.

As is shown in Exhibit 14, it is expected that there will be 55,470 MW of capacity present in the PJM power market during the summer of 2000. The contract capacity specified in the PSA of approximately 123 MW represents approximately 0.2% of the total existing capacity in this market. The low market share coupled with a well-developed electrical transmission system, capable of transferring high quantities will allow EPM to access numerous power purchasers for excess capacity and energy sales/purchases. Therefore, EPM will have many physical options to fulfill its on-peak and off-peak obligations and utilize the flexibility of the PSA.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 14:      PJM MARKET DEMAND AND RESERVE MARGIN FORECAST -- SUMMER
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                    1999       2000       2001       2002       2003       2004       2005       2006       2007
----------------------------------------------------------------------------------------------------------------------------------
 Internal Demand                    49,807     50,576     51,426     52,238     53,048     53,892     54,769     55,634     56,516
 Standby Demand                       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
 Total Internal Demand              49,807     50,576     51,426     52,238     53,048     53,892     54,769     55,634     56,516
 Direct Ctrl Load Mgt               800.00     800.00     799.00     799.00     800.00     800.00     800.00     801.00     800.00
 Interruptible Demand                1,381      1,416      1,423      1,430      1,431      1,432      1,434      1,435      1,437
 Net Internal Demand                47,626     48,360     49,204     50,009     50,817     51,660     52,535     53,398     54,279
 Total Owned Capacity               52,037     52,061     52,385     52,955     53,211     53,327     53,715     54,419     54,735
 Inoperable Capacity                     0          0          0          0          0          0          0          0          0
 Net Operable Capacity              52,037     52,061     52,385     52,955     53,211     53,327     53,715     54,419     54,735
 IPPs                             4,151.00   4,197.00   4,197.00   4,197.00   4,114.00   3,736.00   3,736.00   3,736.00   3,736.00
 Capacity Purchases                    649        518        518        518        518        518        518        518         68
 Full Response Purchases               450        450        450        450        450        450        450        450          0
 Capacity Sales                      1,326      1,306      1,393      1,393        439        439        439        439        439
 Full Response Sales                   954        954        954        954          0          0          0          0          0
 Planned Capacity Res               55,511     55,470     55,707     56,277     57,404     57,142     57,530     58,234     58,100
 Reserve Margin (MW)                 7,885      7,110      6,503      6,268      6,587      5,482      4,995      4,836      3,821
 Reserve Margin (%)                 14.20%     12.82%     11.67%     11.14%     11.47%      9.59%      8.68%      8.30%      6.58%

--------------------------------  ------------
                                    2008
--------------------------------  ------------
 Internal Demand                    57,381
 Standby Demand                       0.00
 Total Internal Demand              57,381
 Direct Ctrl Load Mgt               802.00
 Interruptible Demand                1,438
 Net Internal Demand                55,141
 Total Owned Capacity               54,558
 Inoperable Capacity                     0
 Net Operable Capacity              54,558
 IPPs                             3,720.00
 Capacity Purchases                     68
 Full Response Purchases                 0
 Capacity Sales                        439
 Full Response Sales                     0
 Planned Capacity Res               57,907
 Reserve Margin (MW)                 2,766
 Reserve Margin (%)                  4.78%

Source: EIA-411

--------------------------------------------------------------------------------

EXHIBIT 15:      PJM MARKET DEMAND AND RESERVE MARGIN FORECAST -- WINTER
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                    1999       2000       2001       2002       2003       2004       2005       2006       2007
----------------------------------------------------------------------------------------------------------------------------------
 Internal Demand                    43,009     43,628     44,264     44,917     45,575     46,247     46,947     47,631     48,321
 Standby Demand                       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
 Total Internal Demand              43,009     43,628     44,264     44,917     45,575     46,247     46,947     47,631     48,321
 Direct Ctrl Load Mgt               121.00     122.00     123.00     123.00     124.00     126.00     126.00     127.00     128.00
 Interruptible Demand                1,029      1,029      1,029      1,029      1,029      1,029      1,029      1,029      1,029
 Net Internal Demand                41,859     42,477     43,112     43,765     44,422     45,092     45,792     46,475     47,164
 Total Owned Capacity               54,360     54,384     54,708     55,278     55,534     55,650     56,038     56,742     57,058
 Inoperable Capacity                     0          0          0          0          0          0          0          0          0
 Net Operable Capacity              54,360     54,384     54,708     55,278     55,534     55,650     56,038     56,742     57,058
 IPPs                             4,279.00   4,325.00   4,325.00   4,325.00   4,242.00   3,870.00   3,870.00   3,870.00   3,870.00
 Capacity Purchases                    623        518        518        518        518        518        518         68         68
 Full Response Purchases               450        450        450        450        450        450        450          0          0
 Capacity Sales                      1,306      1,306      1,393      1,393        439        439        439        439        439
 Full Response Sales                   954        954        954        954          0          0          0          0          0
 Planned Capacity Res               57,956     57,921     58,158     58,728     59,855     59,599     59,987     60,241     60,557
 Reserve Margin (MW)                16,097     15,444     15,046     14,963     15,433     14,507     14,195     13,766     13,393
 Reserve Margin (%)                 27.77%     26.66%     25.87%     25.48%     25.78%     24.34%     23.66%     22.85%     22.12%

--------------------------------  ------------
                                    2008
--------------------------------  ------------
 Internal Demand                    48,981
 Standby Demand                       0.00
 Total Internal Demand              48,981
 Direct Ctrl Load Mgt               129.00
 Interruptible Demand                1,029
 Net Internal Demand                47,823
 Total Owned Capacity               56,881
 Inoperable Capacity                     0
 Net Operable Capacity              56,881
 IPPs                             3,854.00
 Capacity Purchases                      0
 Full Response Purchases                 0
 Capacity Sales                          0
 Full Response Sales                     0
 Planned Capacity Res               60,735
 Reserve Margin (MW)                12,912
 Reserve Margin (%)                 21.26%

Source: EIA-411

--------------------------------------------------------------------------------

BASE CASE ASSUMPTIONS

The following presents Pace's major input assumptions used in the integrated market pricing forecast of PJM. The input assumptions for the forecast are presented in the following six categories:

     - Regional Market Definition and Transmission Interchange

     - Demand Forecast

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     - Fuel Price Forecast

     - Existing Generating Capacity Profiles

     - Expansion Generating Capacity Profiles

  REGIONAL MARKET DEFINITION AND TRANSMISSION INTERCHANGE

Based on the review of existing transmission transfer capabilities and recent transmission assessment studies, Pace developed the major intra-regional market areas of PJM as South, Southeast, Northeast, Central, and ACE. Exhibit 16 illustrates the PJM sub-regional designations to be employed in Pace's simulation.

EXHIBIT 16:      PJM SUB-REGIONAL DESIGNATIONS
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

Major PJM utility service territories were allocated to sub-regions as follows:

     - PJM SOUTH -- Baltimore Gas & Electric, Potomac Electric Power Co

     - PJM SOUTHEAST -- Delmarva Power & Light Co

     - PJM CENTRAL -- Pennsylvania Power & Light Co, Pennsylvania Electric Co., Metropolitan Edison Co.

     - PJM NORTHEAST -- PECO Energy Co, Jersey Central Power & Light Co, Public Service Electric & Gas Co.

     - PJM ACE -- Atlantic City Electric Company

Generally, power in PJM flows from West to East, from low cost, low demand areas in the West to high cost, high demand areas in the East. Such power transfers tax the system heavily, creating less flexibility for system

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

balance and emergency response. To slow the region's increasing transmission congestion, the PJM Interconnection has designed location-based market pricing systems ("LBMP") to provide market-based incentives to site capacity resources near load centers and thereby relieve system constraints. Pace's subdivisions were created to reflect such locational pricing based on regional transmission zones and inter-regional constraints. Exhibit 17 provides the intra-regional transfer capability schematic for PJM employed in the simulation.

EXHIBIT 17:      ASSUMED PJM MARKET AREA TRANSMISSION CONSTRAINTS
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

Pace simulates all resources in PJM including each transmission area's native load and capacity. Additionally, inter-regional transfers with utilities that are more than one wheel away from PJM are modeled on a net transaction basis (i.e., net purchases or sales are simulated, but full resource optimization is not conducted). Net transactions were developed utilizing historical wholesale transactions as reported to the FERC for the years 1995 to 1998 and are outlined in Exhibit 18. These transactions are modeled as available energy to the region designated at the running system marginal cost.

EXHIBIT 18:      HISTORIC INTER-REGIONAL TRANSACTIONS
--------------------------------------------------------------------------------

        FROM                    TO              MW
        NYPP                   PJM             200
        MAIN                   PJM             350
        SERC                   PJM             300
        ECAR                   PJM             800

--------------------------------------------------------------------------------

  REGIONAL DEMAND FORECAST

Pace developed an independent demand forecast for each of the five sub-regions in PJM. The following summarizes Pace's demand forecast methodology and results.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     PACE'S INDEPENDENT LOAD FORECASTING METHODOLOGY

Pace's independent demand forecast was developed according to the methodology illustrated in Exhibit 19. This methodology has two primary components. The first is the use of econometric models to forecast annual energy and peak demand levels based on changes in population, employment, income, and other relevant economic indicators. The second component of the methodology is the translation of historical hourly demand levels and forecasted peak demand to create predicted hourly load for each forecast year.

Typically, the most accurate means of projecting future demand is not done solely by analyzing past trends in peak and energy demand, but by analyzing the underlying factors that drive the consumption of electricity. This approach is often referred to as a "bottom-up" analytical approach. As shown in Exhibit 19, the foundation of Pace's load forecasting methodology is a bottom-up analytical approach.

EXHIBIT 19:      PACE LOAD FORECASTING METHODOLOGY
--------------------------------------------------------------------------------

                                    [CHART]
--------------------------------------------------------------------------------

Pace generated its demand forecast based on the historical relationships between regional demand and multiple historic economic indicators (examples: population, employment and income) between 1990-1999. To generate this demand forecast,
Pace:

     - Established the historical relationship between net energy for load, population, employment, and disposable income in PJM.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     - Forecast a Base demand case based on the historical trends in population, employment, and personal income.

     - Forecast a Low demand case based on a forecast of these same economic indicators projected forward at a slowed economic growth rate equal to 3/4 the rate of historic trends.

     - Forecast a High demand case based on a nominal increase in population growth relative to the historical trend.

     - Calculated seasonal energy and summer/winter peaks according to historical usage patterns and load factors.

Other issues considered with respect to Pace's independent forecast include:

     - Normal weather conditions are assumed with no factors included to simulate extreme weather conditions.

     - The forecast incorporated all demand and energy reductions from utility dispatchable and non-dispatchable DSM programs as published in utility demand forecasts. Pace believes that this is a conservative assumption in that many DSM programs are aggressive in future years and will likely fall short of their stated goals.

For purposes of the Base Case, Pace will simulate our base case demand forecast, which is consistent with future expectations. The low and high demand cases are developed for comparison and, ultimately, for sensitivity analyses.

     ENERGY DEMAND FORECAST RESULTS

Pace's analysis indicates that PJM's historical growth in retail electricity sales correlated to changes in employment, personal income, and population with a high degree of reliability. Pace's regression analysis resulted in a correlation coefficient of 94%. The resulting forecast of PJM system load is illustrated in Exhibit 20 and provided in tabular form in Exhibit 21. The summary of the energy forecast results are outlined below:

     - Pace expects that regional electricity demand growth will slow from historic long-term trends. Historically, demand has grown at an average rate of 1.80% per year in PJM. Pace forecasts annual demand growth through 2013 for PJM at 1.64%.

     - In the near-term (2000-2008), Pace forecasts a slightly higher energy growth rate for PJM than the currently filed utility forecasts. Specifically, Pace expects a 1.63% average annual growth rate over the period versus the PJM utility forecast of 1.60%.

     - In contrast to PJM's historical annual load growth rate of 1.80%, the pool forecasts future growth rates to average 1.60% annually over the next 10 years.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 20:      PACE PJM ENERGY FORECAST -- GWh
--------------------------------------------------------------------------------

                                    [CHART]
--------------------------------------------------------------------------------

EXHIBIT 21:      PACE PJM ENERGY FORECAST -- GWh
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                         PJM                  PACE PJM   PACE PJM
                      UTILITIES'   PACE PJM    ENERGY     ENERGY        PACE PJM
                        ENERGY      ENERGY    FORECAST   FORECAST        ENERGY
                        DEMAND     BACKCAST   LOW CASE   BASE CASE    FORECAST HIGH
                        (GWH)       (GWH)      (GWH)       (GWH)       CASE (GWH)
------------------------------------------------------------------------------------
      HISTORIC
------------------------------------------------------------------------------------
        1990           221,099     220,691
        1991           228,588     225,649
        1992           226,154     230,377
        1993           235,980     235,134
        1994           238,379     238,557
        1995           243,043     241,451
        1996           243,328     243,977
        1997           243,967     246,684
        1998           248,806     251,095
        1999           259,644     255,209
------------------------------------------------------------------------------------
      FORECAST
------------------------------------------------------------------------------------
        2000           258,859                257,284     259,371        260,728
        2001           263,326                259,377     263,602        266,370
        2002           267,951                261,488     267,904        272,135
        2003           271,635                263,616     272,278        278,026
        2004           276,230                265,761     276,726        284,048
        2005           280,506                267,925     281,247        290,202
        2006           284,900                270,107     285,844        296,492
        2007           289,339                272,306     290,519        302,920
        2008           293,958                274,525     295,271        309,490
        2009                                  276,761     300,104        316,205
        2010                                  279,017     305,017        323,068
        2011                                  281,291     310,013        330,083
        2012                                  283,584     315,093        337,252
        2013                                  285,896     320,258        344,580
------------------------------------------------------------------------------------
 Gr. Rate 1990-1999      1.80%       1.63%
------------------------------------------------------------------------------------
 Gr. Rate 2000-2008      1.60%                  0.81%       1.63%          2.17%
------------------------------------------------------------------------------------
 Gr. Rate 2000-2013                             0.81%       1.64%          2.17%
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

The PJM energy forecast reflects an aggregation of Pace's development of a sub-regional forecast for ACE, Central, Northeast, South and Southeast. As shown in Exhibit 22, energy demand in the Southeast is expected to grow at the highest annual average rate of 2.47% from 17,532 GWh in 1999 to 24,866 GWh in 2013. Energy demand growth in the Southeast is followed by ACE at 2.01%, South at 1.60%, Northeast at 1.57%, and Central at 1.47%.

EXHIBIT 22:      PACE SUB-REGIONAL ENERGY FORECAST FOR PJM -- GWh
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                 PACE'S ENERGY FORECAST(GWH)                         UTILITIES'
                                                                                       ENERGY
                                                                                      FORECAST
-----------------------------------------------------------------------------------------------
                       ACE     CENTRAL   NORTHEAST   SOUTH    SOUTHEAST    TOTAL
-----------------------------------------------------------------------------------------------
      HISTORIC
-----------------------------------------------------------------------------------------------
        1990           8,686   58,124      88,500    51,674    14,115                 221,099
        1991           9,030   60,057      91,424    53,344    14,734                 228,588
        1992           8,982   59,382      90,379    52,697    14,715                 226,154
        1993           9,424   61,924      94,230    54,904    15,498                 235,980
        1994           9,572   62,516      95,112    55,379    15,800                 238,379
        1995           9,812   63,701      96,895    56,377    16,257                 243,043
        1996           9,878   63,738      96,931    56,359    16,423                 243,328
        1997           9,958   63,867      97,108    56,422    16,612                 243,967
        1998          10,155   64,534      99,034    57,541    17,541                 248,806
        1999          10,459   67,027     104,063    60,563    17,532                 259,644
-----------------------------------------------------------------------------------------------
      FORECAST
-----------------------------------------------------------------------------------------------
        2000          10,598   67,169     103,225    60,282    18,096      259,371    258,859
        2001          10,811   68,158     104,841    61,247    18,544      263,602    263,326
        2002          11,029   69,162     106,483    62,228    19,003      267,904    267,951
        2003          11,251   70,180     108,150    63,224    19,473      272,278    271,635
        2004          11,477   71,214     109,843    64,236    19,955      276,726    276,230
        2005          11,708   72,263     111,563    65,264    20,449      281,247    280,506
        2006          11,943   73,327     113,310    66,309    20,955      285,844    284,900
        2007          12,184   74,407     115,084    67,370    21,474      290,519    289,339
        2008          12,429   75,502     116,886    68,449    22,005      295,271    293,958
        2009          12,679   76,614     118,717    69,545    22,550      300,104
        2010          12,934   77,742     120,575    70,658    23,108      305,017
        2011          13,194   78,887     122,463    71,789    23,680      310,013
        2012          13,459   80,049     124,381    72,938    24,266      315,093
        2013          13,730   81,227     126,328    74,106    24,866      320,258
-----------------------------------------------------------------------------------------------
 Gr. Rate 1990-1999    2.08%    1.60%       1.82%     1.78%     2.44%                   1.80%
-----------------------------------------------------------------------------------------------
 Gr. Rate 2000-2008    2.01%    1.47%       1.57%     1.60%     2.47%        1.63%      1.60%
-----------------------------------------------------------------------------------------------
 Gr. Rate 2000-2020    2.01%    1.47%       1.57%     1.60%     2.47%        1.64%
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pace also developed the summer and winter peak demand for each sub-region based on each subregional energy forecast reflecting historical load factors. Pace's forecast for winter and summer peak demand for each PJM sub-region along with utility filed peak forecasts are detailed in Exhibit 23.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 23:      PACE SUB-REGIONAL PEAK DEMAND FORECAST FOR PJM -- MW
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                                         PACE NON-
                  ACE             CENTRAL          NORTHEAST           SOUTH           SOUTHEAST      COINCIDENT PEAK
-----------------------------------------------------------------------------------------------------------------------
            SUMMER   WINTER   SUMMER   WINTER   SUMMER   WINTER   SUMMER   WINTER   SUMMER   WINTER   SUMMER   WINTER
-----------------------------------------------------------------------------------------------------------------------
 HISTORIC
 ------------------------------------------------------------------------------------------------------------------
   1993
   1994
   1995
   1996
   1997
   1998
   1999
 ------------------------------------------------------------------------------------------------------------------
 FORECAST
 ------------------------------------------------------------------------------------------------------------------
   2000     2,326    1,663    12,106   11,519   20,923   16,345   12,295   10,741   3,658    3,275    51,309   43,543
   2001     2,361    1,688    12,240   11,646   21,168   16,536   12,443   10,870   3,726    3,336    51,938   44,076
   2002     2,397    1,713    12,376   11,775   21,416   16,730   12,592   11,000   3,796    3,397    52,576   44,617
   2003     2,433    1,739    12,513   11,906   21,667   16,927   12,743   11,133   3,866    3,461    53,222   45,165
   2004     2,470    1,765    12,651   12,038   21,922   17,125   12,896   11,266   3,938    3,525    53,877   45,720
   2005     2,507    1,792    12,792   12,171   22,179   17,326   13,051   11,402   4,011    3,591    54,540   46,282
   2006     2,544    1,819    12,934   12,306   22,439   17,530   13,208   11,539   4,086    3,658    55,212   46,852
   2007     2,583    1,846    13,077   12,443   22,703   17,735   13,367   11,678   4,162    3,726    55,893   47,429
   2008     2,622    1,874    13,223   12,581   22,969   17,944   13,529   11,819   4,240    3,795    56,582   48,013
   2009     2,661    1,902    13,370   12,722   23,239   18,154   13,692   11,961   4,319    3,866    57,281   48,606
   2010     2,701    1,931    13,519   12,863   23,512   18,368   13,857   12,105   4,400    3,939    57,989   49,206
   2011     2,742    1,960    13,670   13,007   23,788   18,584   14,024   12,251   4,483    4,013    58,707   49,814
   2012     2,783    1,989    13,822   13,152   24,068   18,802   14,193   12,399   4,567    4,088    59,433   50,431
   2013     2,825    2,019    13,977   13,299   24,351   19,023   14,365   12,549   4,652    4,165    60,170   51,055
---------------------------------------------------------------------------------------------------------------------

----------  -----------------
              PJM UTILITIES
             COINCIDENT PEAK
----------  -----------------
            SUMMER    WINTER
----------  -----------------
 HISTORIC
 ------------------------------------------------------------------
   1993     46,494    41,406
   1994     46,019    40,653
   1995     48,577    40,790
   1996     44,302    40,468
   1997     49,464    37,217
   1998     48,445    36,532
   1999     51,600    38,123
 ---------------------------------------------------------------------------------------------
 FORECAST
 ------------------------------------------------------------------------------------------------------------------------
   2000     50,576    43,628
   2001     51,426    44,264
   2002     52,238    44,917
   2003     53,048    45,575
   2004     53,892    46,247
   2005     54,769    46,947
   2006     55,634    47,631
   2007     56,516    48,321
   2008     57,381    48,981
   2009
   2010
   2011
   2012
   2013
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pace used an hourly load module tool to translate annual peak and energy demand growth factors into future hourly demand for the study period. The translation process is a two step process:

     1) The first step involves aggregating actual utility hourly loads as reported to the FERC (for each utility under consideration in this study). This aggregation creates integrated hourly system load profiles, or base system hourly load files, for each transmission area in the PJM market.

     2) The second step involves applying annual growth factors and seasonal peak demand forecasts to the base system hourly load file, to create hourly demand files for each year in the study.

Pace assumed that the basic historic system load shape as represented by 1998 values would be maintained throughout the study. However, system load factors do change slightly as the result of applying annual peak and energy growth factors. As the relationship of peak demand and energy change, the system load factor and shape will shift.

  FUEL PRICING

Pace developed fuel price forecasts for each major fuel (natural gas, No. 2 distillate fuel oil, No. 6 residual fuel oil, coal, and uranium) in the PJM market region. The base year fuel prices and annual escalation rates in the forecast are based on Pace's analysis of historical price data and the fundamental factors driving each fuel market. All forecast prices are in 1998 real dollars and represent a regional benchmark market price.(3)

Pace's forecasting methodology recognizes that actual prices to existing facilities often vary from the regional benchmark due to advantages/disadvantages in supply contract terms or transportation rates. To develop plant-specific fuel forecasts for these facilities, the regional benchmark price is adjusted to reflect plant-specific cost factors. These plant-specific cost factors are maintained throughout the forecast.

---------------

3 Gas-fired expansion plants are assigned the natural gas regional benchmark price.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

Pace applies monthly fuel adjustment factors as shown in Exhibit 24 to reflect monthly fluctuations in fuel prices.

EXHIBIT 24:      MONTHLY FUEL PRICE ADJUSTMENT FACTORS
--------------------------------------------------------------------------------

----------------------------------------------------------
  MONTH      GAS     COAL     NO. 2     NO. 6       JET
----------------------------------------------------------
  Jan        126%    102%      102%      108%       106%
  Feb        122%    101%      103%      103%       103%
  Mar        110%     99%       99%       97%        97%
  Apr         94%     95%      102%       99%       101%
  May         85%    101%      100%       98%        97%
  Jun         85%    102%       95%       97%        95%
  Jul         85%    102%       94%       98%        95%
  Aug         85%    102%       96%       94%        98%
  Sep         86%    102%      102%       96%       101%
  Oct         94%     94%      104%      102%       104%
  Nov        109%    100%      102%      103%       103%
  Dec        119%     98%      101%      106%       102%
----------------------------------------------------------

--------------------------------------------------------------------------------

The remainder of this section reviews Pace's major conclusions and base case assumptions regarding fuel pricing.

     NATURAL GAS

Pace's independent forecast of delivered natural gas prices in PJM is comprised of commodity prices, represented by the price for gas on the New York Mercantile Exchange ("NYMEX") at the Henry Hub in Louisiana, plus a regional basis adjustment to reflect price differentials between the Gulf Coast and various PJM delivered price sub-regions.

        Commodity Prices

In general, Pace expects Henry Hub commodity prices to decline from expected year 2000 price levels through 2003. Thereafter, Pace expects a 0.5% annual real price increase throughout the forecast period. Fundamental factors driving Pace's Henry Hub commodity forecast are:

     - Short-term production reductions over mid-1998 to mid-1999 were in response to low prices and high inventory levels, which resulted from low domestic demand brought about by warmer than normal weather over the past two years. This decrease in supply, and expectations for more normal weather and gas demand this winter, caused prices to increase in the later half of 1999 and in the NYMEX futures strip for 2000.

     - Stronger than normal activity, from 2000 to 2002, will occur in the expansion of the North American pipeline grid and production capacity, particularly from the Western Canadian Sedimentary Basin and Sable Island. The expansions will increase gas on gas competition in the Midwest and Northeast U.S. and displace some Gulf Coast supply, causing Henry Hub prices to decline from current levels.

     - Gulf Coast production levels will remain flat as declines are offset by increases in deep water offshore drilling.

     - Canadian imports and associated infrastructure development will level off after 2003.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     - Shifting preferences in energy consumption and power generation spurred by environmental regulations for cleaner, more efficient natural gas will support a slightly higher long-term real price escalation relative to other fuels.

     - A continued decline in finding and production costs, brought about by technological advancements, will allow for lower inventories and a more economically driven and responsive E&P sector. These fundamentals will keep real price escalation from rising too high relative to other fuels.

Exhibit 25 provides an annual summary of Pace's independent forecast of the Henry Hub and the delivered prices to each respective PJM fuel sub-region.

EXHIBIT 25:      PJM NATURAL GAS PRICE FORECASTS (1998 $/MMBtu)
--------------------------------------------------------------------------------


  ------------------------------------------------------
          HENRY                         PJM    NORTHERN
  YEAR    HUB     PJM EAST   DELMARVA   WEST      NJ
  ------------------------------------------------------
  2000    2.88      3.37       3.35     3.60     3.27
  2001    2.75      3.22       3.20     3.45     3.12
  2002    2.47      2.98       2.94     3.19     2.86
  2003    2.33      2.86       2.82     3.07     2.74
  2004..  2.34      2.89       2.85     3.10     2.77
  2005..  2.35      2.92       2.88     3.13     2.80
  2006..  2.36      2.93       2.89     3.14     2.81
  2007..  2.37      2.94       2.90     3.15     2.82
  2008..  2.39      2.96       2.92     3.17     2.84
  2009..  2.40      2.97       2.93     3.18     2.85
  2010..  2.41      2.98       2.94     3.19     2.86
  2011..  2.42      2.99       2.95     3.20     2.87
  2012..  2.43      3.00       2.96     3.21     2.88
  2013..  2.45      3.02       2.98     3.23     2.90
  ------------------------------------------------------

--------------------------------------------------------------------------------

        Regional Basis

The delivered gas price forecast incorporates general price differentials and the cost of transportation to the PJM gas price sub-regions as depicted in
Exhibit 26.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 26:      PACE GAS PRICE SUBREGIONS -- PJM
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

Each gas price region is defined by its primary liquid supply source interstate transporter and that transporter's applicable market-based transportation rates. The regional basis from the Henry Hub to these gas price regions is driven primarily by the following fundamentals:

     - Transportation rates in PJM will experience some incremental competition during the early part of the mid-term as projects, such as Millennium, are built to bring excess Midwestern supply to markets in the Northeast.

     - Eastern PJM receives supply primarily off of Texas Eastern Transmission (TETCO) and Transcontinental Gas Pipeline (Transco). These pipelines terminate in the New York City (NYC) market area, which sets the price for deliveries in this area. Eastern PJM markets can receive supply just upstream of constraint points heading into NYC and therefore are priced at a $0.04/MMBtu discount to delivered prices in the NY City region. On an annual average basis, prices in Western PJM are approximately $0.10/MMBtu less than prices in Eastern PJM. This price discrepancy is attributed to the region's proximity to Appalachian supply and access to more available pipeline capacity on Columbia Transmission (TCO) and CNG Transmission (CNG). Markets in Northern New Jersey receive supply primarily from Transco and TETCO. These deliveries are downstream of seasonal constraint points that cause delivered supply to average approximately $0.04/MMBtu over PJM East deliveries on an annual average basis. Markets located in the DelMarVa Peninsula do not have direct access to interstate pipeline systems and, therefore, must use the local distribution companies to obtain delivery of supply. Pace assumes a transportation charge of $0.25/MMBtu in addition to PJM East delivered prices.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     FUEL OIL

Pace forecasts prices for No. 2 distillate oil and No. 6 residual oil for PJM based on the consumption profile of the generators in the region. The forecast prices are comprised of the following components, which are detailed in the remainder of this section:

     - Commodity prices as represented by the price for West Texas Intermediate ("WTI") crude oil on the NYMEX in Cushing, Oklahoma,

     - Location basis, and

     - Crack spreads.

        Commodity Prices

Following extremely depressed market conditions in 1997-98, when prices for some crude grades slipped into single digits, there has been a significant rally in crude oil prices since late 1999. Recent price strength is attributed to low inventory levels brought about by effective compliance by OPEC members with reduced output quotas and demand growth stemming from a continued strong US economy and gradual economic recovery in Asia. Prices are currently at levels that will stimulate non-OPEC production and encourage OPEC members to either exceed current production quotas or revise the quotas to sanction higher output levels. Therefore, it is Pace's view that average world prices (as measured by the IRAC) will settle at levels that are comparable to the average real price for the five-year period prior to the 1998 price collapse. Pace's WTI commodity forecast is based on the following key fundamentals:

OPEC Production

     - Compliance by OPEC members to production cuts will continue through the first quarter of 2000. The continued reduction in supply will prop prices up through mid 2000 when signs of increased production activity from non-OPEC members and the potential elimination of cuts by OPEC members should become visible causing prices to gravitate toward a more sustainable long term equilibrium price of approximately $20.88.

     - Continued expansion of Iraqi production to 2.8 MMBD is expected by the end of year 2000, consistent with UN Security Council resolutions. Iraq has signaled its intent to expand production aggressively when UN sanctions are lifted.

     - OPEC will undertake relatively ambitious capacity expansion programs in order to accommodate the projected rise in worldwide petroleum demand. Much of the expansion will occur in the Persian Gulf where the reserves-to-production ratio already exceeds 80 years.

     - OPEC will refrain from further attempts to boost prices by curtailing output, targeting a price range near recent historical averages prior to the 1997-98 glut.

     - OPEC's relative market share will grow from its current level of approximately 40%, but will not surpass the historic high of 53% reached in 1973.

Non-OPEC Production

     - Non-OPEC production has been surprisingly resilient in the low price environment prior to mid-1999, largely due to innovations in exploration and drilling technologies and investment-friendly government policies. While prices in the range forecast by Pace are sufficient to sustain, and in some regions

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

       expand, output by non-OPEC producers, the relative share of non-OPEC output will fall due to expected strong growth in OPEC production.

     - US crude oil output, which has been declining since 1985 due to a combination of lower prices and rising production costs, will continue falling at a rate of about 1% annually. The impact of sharply lower Alaskan oil output, which has historically represented about 25% of total US crude oil production, is tempered somewhat by technological innovations that improve success rates and lower costs for deepwater exploration and production in the Gulf of Mexico.((4))

     - Optimism remains high concerning the long-term resource potential of the Former Soviet Union (FSU) region, but production growth will be slow until after 2005 due to delays in startup of many Caspian Basin projects as well as a generally pessimistic outlook for investment in Russia.

     - North Sea production, the largest supply component in the European Union, is expected to grow for the next several years before peaking and entering a decline phase.

Oil Demand

     - Flat to modest projected petroleum demand growth in industrialized countries is projected due to lower expected GDP growth and a gradual shift away from oil for non-transportation uses such as power generation and space heating.

     - Dramatic increases in demand in developing countries are anticipated largely due to higher assumed rates of GDP growth as well as the greater tendency in developing countries to use oil for a wider variety of applications. GDP growth is expected to be strongest in the developing economies of Asia, particularly China.

     - FSU and Eastern Europe are projected to have relatively rapid GDP growth, but the impact on petroleum demand is modest because the transition to a market system will lead to offsetting improvements in energy efficiency.

Exhibit 27 shows Pace's crude oil price forecast for WTI for the period of 2000-2020.

EXHIBIT 27:      WTI CRUDE OIL PRICE FORECAST (1998 $/MMBtu)
--------------------------------------------------------------------------------

--------------------------------------
                      WTI PRICE
     YEAR              FORECAST
--------------------------------------
     2000                4.31
     2001                4.19
     2002                4.07
     2003                3.95
     2004                3.83
     2005                3.71
  2006-2013              3.60
--------------------------------------

--------------------------------------------------------------------------------

---------------

(4) Combined with the expected growth in US oil demand, the decline in US production implies an increase in US oil imports.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

        Location Basis

An adjustment for WTI crude oil prices must be made to reflect the price differentials between Cushing, OK and the oil regions presented in Exhibit 28. The location adjustment for each region is calculated by reviewing the differential between prices for oil product in Oklahoma and each oil sub-region.

EXHIBIT 28:      PACE OIL PRICE SUB-REGIONS FOR PJM
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

A local delivery charge is also applied to local rack pricing to reflect transport charges to the plant sites. The final regional Location Basis are presented in Exhibit 29.

EXHIBIT 29:      PJM FUEL OIL LOCATION BASIS (1998 $/MMBtu)
--------------------------------------------------------------------------------

----------------------------------------------------
CUSHING, OK TO:                  LOCATION BASIS
----------------------------------------------------
  PJM East                           (0.03)
  PJM South                          (0.03)
  PJM West                            0.14
  New York City &
    Vicinity                         (0.12)
----------------------------------------------------

--------------------------------------------------------------------------------

        Refined Product Crack Spreads

Ten years of historical US Gulf Coast spot prices were used to determine the average crack spreads between crude oil and No. 2 distillate and No. 6 residual. The average crack spreads shown in Exhibit 30 are forecasted to determine the refined product prices in each region.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 30:      CRUDE OIL TO REFINED PRODUCT CRACK SPREADS (1998 $/MMBtu)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
  YEAR       LS NO. 2 OIL     NO. 2 OIL     NO. 6-0.3% OIL     NO. 6-1% OIL
----------------------------------------------------------------------------
  1998           0.69           0.59             0.07             (0.38)
  1999           0.65           0.50            (0.12)            (0.39)
  2000           0.63           0.50            (0.13)            (0.44)
  2001           0.62           0.49            (0.15)            (0.49)
  2002           0.61           0.49            (0.16)            (0.54)
  2003           0.60           0.49            (0.18)            (0.59)
  2004           0.59           0.48            (0.19)            (0.64)
  2005           0.59           0.48            (0.19)            (0.64)
 2006-13         0.59           0.48            (0.19)            (0.64)
----------------------------------------------------------------------------

--------------------------------------------------------------------------------

Delivered Oil Price Forecasts

By summing each of the oil price components detailed above, Pace's forecast of annual delivered oil prices are provided in Exhibit 31.

EXHIBIT 31:      FUEL OIL PRICE FORECAST BY PJM SUB-REGION (1998 $/MMBtu)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
           PJM WEST (W PA, W M)          PJM SOUTH (E MD)           PJM EAST (E PA, NJ)      NEW YORK CITY & VICINITY
----------------------------------------------------------------------------------------------------------------------
          LS           NO.6   NO.6    LS           NO.6   NO.6    LS           NO.6   NO.6    LS           NO.6   NO.6
 YEAR    NO.2   NO.2   .3%     1%    NO.2   NO.2   .3%     1%    NO.2   NO.2   .3%     1%    NO.2   NO.2   .3%     1%
----------------------------------------------------------------------------------------------------------------------
 2000    5.08   4.94   4.31   4.01   4.91   4.77   4.14   3.84   4.91   4.77   4.14   3.84   4.82   4.68   4.05   3.75
 2001    4.95   4.82   4.18   3.84   4.78   4.65   4.01   3.67   4.78   4.65   4.01   3.67   4.69   4.56   3.92   3.58
 2002    4.82   4.70   4.05   3.67   4.65   4.53   3.88   3.50   4.65   4.53   3.88   3.50   4.56   4.44   3.79   3.41
 2003    4.69   4.58   3.91   3.50   4.52   4.41   3.74   3.33   4.52   4.41   3.74   3.33   4.43   4.32   3.65   3.24
 2004    4.56   4.46   3.78   3.33   4.39   4.29   3.61   3.16   4.39   4.29   3.61   3.16   4.30   4.20   3.52   3.07
 2005    4.44   4.34   3.66   3.21   4.27   4.17   3.49   3.04   4.27   4.17   3.49   3.04   4.18   4.08   3.40   2.95
 2006    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2007    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2008    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2009    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2010    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2011    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2012    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
 2013    4.32   4.22   3.54   3.10   4.15   4.05   3.37   2.93   4.15   4.05   3.37   2.93   4.06   3.96   3.28   2.84
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     COAL FORECAST

Pace's coal price forecast reflects the market outlook for various sulfur grades of coal, trends in the cost of coal transportation, historical data on the composition of coal deliveries by sulfur grade and supply basin, expectations for the timing of "over-market" coal contract expiration, and anticipated changes in consumption profiles required to satisfy Phase II SO(2) emission limits. Pace employs the following process to generate plant specific coal price forecasts:

     1. National trends in coal supply and demand were surveyed to forecast escalation rates for coal commodity prices as a function of sulfur grade.

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                                       A-34

[PACE LOGO]

     2. The current coal commodity price is established for each plant based on historical data and a specific coal consumption profile is developed for each plant relating to sulfur grade and contracting status (i.e., spot vs. long-term contract).

     3. Each plant's purchasing profile was reviewed to determine the transition from above-market contract deliveries to market-based purchases.

     4. Information from the preceding steps was combined with estimated transportation rates from relevant producing regions to each plant to obtain plant-specific forecasts of delivered coal costs.

To reflect variations in coal quality, Pace divides coal consumption by power generators in PJM into three categories. The categories are based on three sulfur grade ranges as defined in Exhibit 32.

EXHIBIT 32:      DEFINITION OF COAL QUALITY GRADES
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                LBS S             LBS SO(2)            APPROX.
                              PER MMBTU           PER MMBTU              % S
------------------------------------------------------------------------------------
 Low Sulfur*                    <0.60               <1.20              < 0.72
 Medium Sulfur                0.6-1.67            1.20-3.34           0.72-2.00
 High Sulfur                    >1.67               >3.34               >2.00
------------------------------------------------------------------------------------

* Represents average emission rate utilities are required to meet by January 1, 2000 under CAAA, or compliance coal.

--------------------------------------------------------------------------------

The following discussion profiles historic and expected trends in the market fundamentals underlying the demand, supply, and cost of coal delivered to utilities in the PJM market. Ultimately, this information along with historic delivered prices serves to develop the plant level delivered coal cost Pace employs in the simulation of the PJM market.

        Trends in Coal Supply

Pace's long-term coal market outlook is based on a review of fundamental market drivers affecting overall coal prices and the relative values of specific coal grades.

     - Coal demand is expected to increase only slightly in the aggregate, with modest growth in domestic electric generation consumption partially offset by declining exports.

     - Coal consumption for power generation will increase slightly as a result of higher utilization rates at existing plants, and there may also be additions to coal-fired generating capacity in later years.

     - Composition of demand will shift in favor of lower sulfur grades that facilitate compliance with CAAA90 Phase II SO(2) emissions limits.

     - Mine productivity will continue to be the key supply side price driver. There is a long-term trend of increasing mine productivity that will continue to exert downward pressure on coal prices in the U.S.

     - Productivity growth is unlikely to continue at historical rates for the following reasons:

      - Many of the less efficient mines have already been shut down and the first waves of industry consolidation have already passed.

      - Mining companies have dramatically reduced their investment in new capacity and are currently idling (reducing production) capacity at existing mines in response to the soft coal market.

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[PACE LOGO]

     - Historically, U.S. utilities have purchased coal under long-term coal supply contracts. In the short to medium term, significant numbers of such contracts that are priced above market will expire and/or be renegotiated, which will tend to lower the fuel cost for plants in the region. These contract expirations will continue to release substantial amounts of coal to the spot market as has been the case over the last five years. Pace expects that the vast majority of the contracts priced over-market specific to PJM will have expired around 2001, earlier than similar such contracts in other NERC regions.

     - Intensified competition among coal producers and shippers will stimulate innovation and tighten operating margins to further reduce both extraction and transportation costs.

     - Increased cross-fuel competition from cleaner and more efficient natural gas will put downward pressure on coal prices because of a shift in the power generation sector toward gas.

While these factors will tend to depress overall coal prices, albeit not at historical rates, it is likely that there will be a divergence in the relative rates of price decline across coal grades. Factors affecting the price of specific sulfur grades include:

     - Compliance with stricter air quality standards under Phase II of the CAAA is expected to increase demand, and thereby mitigate expected price declines, for lower sulfur coal grades. The impact on demand for low-sulfur coal will be determined by the market value of emission allowances, capital cost of scrubbers, and the amount of emission allowances banked by an individual generator. However, most electric generation facilities have found the use of low sulfur coal to be the most cost-effective option for complying with CAAA mandates.

     - Demand for higher sulfur coal is expected to decline faster than other grades as utilities and IPPs move to comply with stricter sulfur emission standards, particularly until 2005 when additional scrubbers are scheduled to be installed.

     - Real price declines for medium sulfur coal will be bounded by the economics of burning lower sulfur coal without scrubbing compared with purchasing higher sulfur coals in conjunction with scrubbing or utilizing emission allowances.

        Commodity Profile and Forecast

Coal consumption in PJM is dominated by medium sulfur coal from Pennsylvania and West Virginia, with the remainder split between high sulfur coal from Northern Appalachia and low sulfur coal from Central Appalachia. Exhibit 33 depicts the % allocation of coal quality by sulfur grade used by utilities in PJM.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 33:      COAL CONSUMPTION BY SULFUR GRADE -- PJM
--------------------------------------------------------------------------------

                                    [CHART]

--------------------------------------------------------------------------------

Based on a review of historical prices of coal delivered to utilities in the study area, Pace established individual plant base year (1998) delivered prices ranging from $0.94/MMBtu to $1.97/MMBtu in PJM. The base year prices were derived using current full year of price data available from FERC Form 423 (June 1998 to May 1999). The range in delivered price is due to differences in each plant's consumption profile with respect to sulfur level, varying transportation rates and possible price discounts for large volume consumers. The varying base year prices are also affected by the amount of coal under contract versus spot purchases.

The accuracy of the FERC data was verified by comparing it to independent estimates of delivered costs developed from mine-mouth price data published in Coal Week and estimated transportation costs to plants in the study region.

The escalation rate for each plant's market-based coal price is weighted by its past and projected consumption profile. Pace's forecasted coal price escalators for each sulfur grade are provided in Exhibit 34.

EXHIBIT 34:      PROJECTED REAL COMMODITY ESCALATION RATES BY SULFUR LEVEL
--------------------------------------------------------------------------------

---------------------------------------------------------------------
                                                         CUM. AVG.
                                                           1998-
                          1998-05         2005-13           2013
---------------------------------------------------------------------
 Low Sulfur                -1.4%           -0.7%           -1.03%
 Medium Sulfur             -2.2%           -1.7%           -1.93%
 High Sulfur               -3.6%           -2.4%           -2.96%
---------------------------------------------------------------------

--------------------------------------------------------------------------------

Pace's forecast is consistent with recent trends in Central Appalachia, but implies that real prices at times will decline at a rate slower than the recent historical trends for both Northern Appalachia and the Northern/ Central Appalachia weighted average. In addition to slower productivity growth, consolidation, and a recovery in export sales, this trend change is also due to the expiration of long-term, above market contracts, as discussed previously.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

        Transportation Profile and Forecast

The transportation component of PJM delivered coal prices was determined using data and projections from Hill & Associates, Inc.'s ("Hill") Coal Demand and Price Projections: Volume 1 and 2, prepared for the Gas Research Institute ("GRI") and data obtained from the Fieldston Coal Transportation Manual. The Hill data includes detail on transportation costs trends by sulfur grade for deliveries into various sub-regions of the study area.

As with coal commodity prices, the key driver of future coal transport costs is productivity. Productivity gains through consolidation and the application of new technology in the rail transportation industry will keep transportation costs low or declining. Use of aluminum rail cars, improved scheduling and fleet management, utilization of electronic control mechanisms, and better locomotive engineering are factors contributing to decreased cycle times, increased carrying capacity, and enhanced rail productivity. Barge rates are expected to continue to be more volatile than rail rates, but retirement of old vessels and the construction of new terminals, as well as rehabilitation of old terminals, will keep barge rates on a declining trend in real terms.

The transportation component, both base year and projected, was calculated using a weighted average depending on the source region for each plant's coal. In general, Pace applied the average transportation rates projected by Hill for the relevant supply and consumption regions. In the case of plants with a significant component of mine-mouth coal, the transportation rate was adjusted to reflect those plants' relatively lower transportation costs. Average transportation escalation rates applied by Pace are provided in Exhibit 35.

EXHIBIT 35:      PROJECTED AVERAGE TRANSPORTATION ESCALATION RATES
--------------------------------------------------------------------------------

---------------------------------------------------------------------
                                                         CUM. AVG.
                                                           1998-
                          1998-05         2005-13           2013
---------------------------------------------------------------------
 Low/Medium Sulfur         -1.6%           -1.0%           -1.28%
 High Sulfur               -1.7%           -1.0%           -1.33%
---------------------------------------------------------------------

--------------------------------------------------------------------------------

        Plant Delivered Coal Costs

Pace developed delivered coal price forecasts for each coal-fired plant in the study area utilizing each plant's coal consumption profile, base year price, Pace's coal price escalators and the Hill transportation rate forecasts. The resulting delivered coal price forecast on a regional level for each sulfur grade is depicted in Exhibit 36.(5)

---------------

5 The regional level delivered coal price forecast was derived applying the delivered escalation rates, weighted by commodity and transportation, to 1998 weighted average base year prices by sulfur level.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 36   AVG. DELIVERED COAL PRICE FORECAST FOR PJM BY SULFUR GRADE (1998 $)
--------------------------------------------------------------------------------

                                    [CHART]
--------------------------------------------------------------------------------

     URANIUM

Pace expects uranium prices to remain constant in real terms over the next 13 years. Therefore, Pace assumed utility uranium prices would be equal to their 1998 average value (0.00 % annual real rate of escalation).

  EXISTING GENERATING CAPACITY PROFILES

Pace reviewed and assessed the existing and expected power generation resource mix, the operational characteristics of capacity in PJM, and the cost profile of existing units.

     EXISTING UNIT COST PROFILE

For characterization of existing capacity, Pace utilized plant and unit specific data for 1998 as reported to FERC and the EIA detailing variable O&M, fixed O&M, fuel costs (adjusted for market delivered prices), capital expenditures, heat rate efficiency, and summer and winter capacity. Given that capital costs are not reported at the plant level, Pace has developed a methodology for allocating utility-level embedded costs to each major power plant in the region.

Pace expects that variable and fixed O&M will remain constant over the 20 year forecast period. Further, in order to maintain a level of conservativeness underlying the Base Case Pace did not retire any existing units except for nuclear capacity as detailed in the next section.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     NUCLEAR UNIT ASSESSMENT

Accounting for approximately 21% of installed capacity in PJM nuclear capacity has a significant impact on the regional electric power markets and the expected need for additional capacity into the future.

The nuclear industry has been subject to much uncertainty regarding future plant operations. Specifically, the nuclear fleet must address issues associated with design, cost, and re-licensing in order to establish future availability. While license renewal remains an uncertainty for several plants in this and other regions nationwide, the Calvert Cliffs nuclear facility in PJM is the first nuclear facility in the US to receive license renewal. A final ruling on the license application was issued by the Nuclear Regulatory Commission (NRC) on March 23, 2000 and provides for license extension through 2034 and 2036 for Units 1 and 2, respectively.

In addition, nuclear asset purchases have enjoyed significant attention from market participants. Groups particularly active in nuclear tenders include Entergy, AmerGen (a joint venture of PECO Energy and British Energy), and more recently, Dominion Resources. Calling upon core competencies in nuclear asset operations, these firms hope to decrease operating costs, increase plant margins through pooling multiple nuclear assets, and ultimately, reduce costs associated with decommissioning. However, it is currently unclear whether these and other nuclear operators intend to expend significant capital to refurbish and maintain these units past their license expiration or if they intend to decommission these units when major investment is required.

Given the uncertainty surrounding the future of nuclear generation, Pace assumes that all nuclear units in PJM will retire at their license expiration date.
Exhibit 37 provides a list of existing nuclear capacity located in PJM and the current NRC license expiration date.

EXHIBIT 37:      PJM NUCLEAR UNITS
--------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------------
                                                                                        SUMMER       YEAR          LICENSE
            SUB-                                                                       CAPACITY   ORIGINALLY     EXPIRATION/
  REGION   REGION        PLANT NAME       UNIT #                 OWNER                   (MW)     CONSTRUCTED    RETIREMENT
  ---------------------------------------------------------------------------------------------------------------------------
  MAAC      South      Calvert Cliffs      1       BG&E                                 835        1975           2034
  MAAC      South      Calvert Cliffs      2       BG&E                                 840        1977           2036
  MAAC       ACE         Hope Creek        1       PSE&G and ACE                       1,031       1987           2026
  MAAC    Northeast       Limerick         1       PECO Energy Co.                     1,155       1986           2024
  MAAC    Northeast       Limerick         2       PECO Energy Co.                     1,155       1990           2029
                                                   AmerGen Energy (PECO and British     619
  MAAC    Northeast     Oyster Creek       1       Energy)                                         1969           2009
                                                   PECO Energy Co/PSE&G/ACE/           1,093
  MAAC    Northeast     Peach Bottom       2       Delmarva                                        1974           2013
                                                   PECO Energy Co/PSE&G/ACE/           1,093
  MAAC    Northeast     Peach Bottom       3       Delmarva                                        1974           2014
                                                   PECO Energy Co/PSE&G/ACE/           1,106
  MAAC    Northeast         Salem          1       Delmarva                                        1977           2016
                                                   PECO Energy Co/PSE&G/ACE/           1,124
  MAAC    Northeast         Salem          2       Delmarva                                        1981           2020
                                                   PP&L, Inc. and Allegheny Electric   1,090
  MAAC     Central       Susquehanna       1       Coop, Inc.                                      1983           2022
                                                   PP&L, Inc. and Allegheny Electric   1,094
  MAAC     Central       Susquehanna       2       Coop, Inc.                                      1985           2024
                                                   AmerGen Energy (PECO and British     786
  MAAC     Central    Three Mile Island    1       Energy)                                         1974           2014

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

  EXPANSION GENERATING CAPACITY

     NEW PLANT ANNOUNCEMENT ASSUMPTIONS

Developers have announced intentions to construct approximately 10,000 MW of merchant capacity in PJM. Pace assessed each project's development status (i.e., permitting, financing, construction) through a review of trade press, regulatory agency queuing, discussions with market participants, and information attained through our activities in energy markets. Pace believes just over 4,600 MW of this announced capacity has a strong potential of reaching commercial operation in PJM. As detailed in Exhibit 38, Pace included those projects determined to have a strong potential of reaching commercial operation in the Base Case.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 38:      ANNOUNCED POWER PROJECTS IN PJM
--------------------------------------------------------------------------------


 PJM PROJECTS INCLUDED IN BASE CASE
                    PROJECT       SUB-                            CAPACITY            UNIT
     COMPANY          NAME       REGION      LOCATION     STATE      MW       FUEL    TYPE   IN SERVICE          COMMENTS
 AES Corp.          Red Oak     Northeast   Sayerville    NJ         800       NG      CC       2002      Permitting and finance
                                                                                                          closing expected by
                                                                                                          year-end 2000
 AES Corp.          Ironwood     Central   South Lebanon  PA         700       NG      CC       2001      Financing complete,
                                             Township                                                     under construction
 Enron Capital    Linden Cogen  Northeast     Linden      NJ         250       NG      CC       2002      Under Development
 and Trade
 Resources
 PG&E Generating     Linden     Northeast     Linden      NJ       1,100       NG      CC       2003      Under Development;
                                                                                                          Dupont Brownfield Site
                                                                                                          with prelim siting
                                                                                                          approvals in place
 PG&E GENERATING     MANTUA     Northeast  West Depford   NJ         800       NG      CC       2003      Under Development; has
                     CREEK                                                                                received final Township
                                                                                                          planning board siting
                                                                                                          approval
 PEI Power Corp.    Archbald     Central     Archbald     PA          70     Methane   CT       2001      Under Construction;
                                                                                                          broke ground in
                                                                                                          November 1998
 PECO Energy       Muddy Run    Northeast    Muddy Run    PA         104      Water   Hydro     2001      Expansion to existing
                                                                                                          hydro unit presently
                                                                                                          under construction.
 Commonwealth       Accomack    Southeast    Accomack     VA         312       Oil     CT       2002      First phase of
 Chesapeake Corp                              County                                                      construction commenced
 of Norfolk                                                                                               August 1999.
 Virginia
 Calpine           Ontelaunee   Northeast   Ontelaunee    PA         545       NG      CC       2003      Permitting application
 Corporation                                 Township                                                     filed June 1999 and
                                                                                                          expect to break ground
                                                                                                          in early 2000.
                                                                                                          Purchased Westinghouse
                                                                                                          501 F-D Turbines.
 SUBTOTAL:                                                         4,681
 PJM PROJECTS NOT INCLUDED IN BASE CASE
 Columbia         Kelson Ridge                Waldorf     MD         550       NG      CC       2001      County hearings on
 Electric                                                                                                 environmental impact
                                                                                                          began 11/99.
 Colombia           Liberty                  Delaware     PA         500       NG      CC       2001      50/50 ownership split
 Electric                                     County
 Westcoast Power
 Panda Energy       Hanover                   Hanover     PA       1,000       NG      CC       2002      Air permitting under
 International                               Township                                                     process. EPC contractor
                                                                                                          to be selected by April
                                                                                                          2000.
 Old Dominion     Cecil County             Cecil County   MD       1,020       NG      CT       2002      Filed permit
 Electric                                                                                                 application with
 Cooperative                                                                                              Maryland PUC in August
                                                                                                          1999
 FPL Energy       Marcus Hook               Marcus Hook   PA         725       NG      CC       2002      Received community
                     Cogen                                                                                council approval 1/2000
 PP&L Global        Martins                Martins Creek  PA         550       NG      CC       2002
                     Creek
 Williams Energy    Hazleton                 Hazleton     PA         250       NG      CC       2000      Under Development,
 Group                                                                                                    Williams will act as
                                                                                                          power marketer,
                                                                                                          Repowering
 SUBTOTAL:                                                         4,595
 GRAND TOTAL                                                       9,276

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

     EXPANSION UNIT CHARACTERISTICS AND COSTS

In evaluating potential generation technologies for meeting future demand requirements in the region, Pace assessed each technology's maturity level, operating history, and duty cycle. The region's existing power supply system is comprised of an abundance of base-load power plants (e.g., coal, nuclear, and hydro) and abundant intermediate and peaking capabilities.

Based on Pace's review of available generation technologies and consultation with equipment manufacturers, three generic types of technologies were designated as potential candidates for meeting future demand requirements for purposes of this analysis:

     - Pulverized Coal-Fired Capacity -- to meet base load requirements.

     - Gas-Fired Combined Cycle -- to meet base load through intermediate requirements.

     - Gas-Fired Combustion Turbine -- to meet peak load requirements.

The characteristics of these standard units are detailed in Exhibit 39. These expansion unit costs drive the expansion planning module to determine the necessary capacity additions to meet projected demand and provide reserves with the optimum mix of gas-fired combustion turbine, gas-fired combined cycle, and coal-fired steam turbine capacity.

EXHIBIT 39:      EXPANSION UNIT CHARACTERISTICS
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------
  ITEM                      UNIT       GAS CT     GAS CC     GAS CC     COAL ST
---------------------------------------------------------------------------------
 Model or Technology                              F          G
---------------------------------------------------------------------------------
 ASSUMPTIONS
 Available Year                  Year       1999       1999       2005
 Capacity                          MW        170        520        520        500
 Installed Cost                  $/kW        325        525        536      1,050
 Variable O&M                   $/MWh       3.50       1.75       1.75       1.75
 Fixed O&M                    $/kW-yr       8.25      14.00      14.00      29.00
 Heat Rate                    Btu/kWh     10,400      7,050      6,850      9,600
 Percent Equity                     %         30         30         30         30
 Interest Rate                      %       8.50       8.50       8.50       8.50
 After Tax Return on
   Equity                           %      15.00      15.00      15.00      15.00
 Debt Term                      Years         15         15         15         15
 Forced Outage                      %        2.5        2.5        2.5        2.5
 Annual Maintenance             Weeks        2.0        3.0        3.0        4.5
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The expansion unit characteristics are assumed for standard construction conditions. In areas where there are higher land values, labor costs, and other potential cost adders, Pace increased the standard unit costs accordingly. Pace's assumption of the high construction cost areas and their associated adders are shown in Exhibit 40.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

EXHIBIT 40:      HIGH CONSTRUCTION COST AREAS
--------------------------------------------------------------------------------

-------------------------------------------------------------
                             RESULTING INSTALLED COST ($/KW)
             MULTIPLE OF     --------------------------------
  MODEL     STANDARD COST             CC      CC
  ZONE       ASSUMPTION       CT       F       G       COAL
-------------------------------------------------------------
 Central        1.00          325     525     536      1,050
  South         1.10          358     578     590      1,155
 PJM-SE         1.10          358     578     590      1,155
   ACE          1.15          374     604     616      1,208
 PJM-NE         1.15          374     604     616      1,208
-------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

[PACE LOGO]

--------------------------------------------------------------------------------
                        PACE GLOBAL ENERGY SERVICES, LLC
--------------------------------------------------------------------------------

Pace Global Energy Services, LLC is an integrated energy consulting and management company providing both strategic and transactional services to the energy industry since 1979. Pace has extensive experience with the fuel and power market evaluations both domestically and internationally. Pace provides a unique level of experience and expertise in both the power and fuels markets. Specifically, Pace provides our clients the following:

     - Detailed and fundamental analysis of integrated power and fuel markets;

     - A proven track record for comprehensive market price assessments for the Northeast and other regions throughout the U.S. and internationally;

     - Experience in power project financing and project due diligence support of over 15,000 MW of projects;

     - Real world gas and power transaction management experience nationwide and specifically in the Northeast market area;

     - Experience and perspective of working on behalf of developments, industrials, and financial institutions during the development and construction of energy projects;

     - Multi-area market assessments considering transmission constrained power trading;

     - Risk management and market price volatility assessment and valuation;

     - Optimization modeling and forecasts of energy and capacity markets.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE BONDS OR OUR SOLICITATION OF YOUR OFFER TO BUY THE BONDS IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.

     UNTIL           , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.

                             CEDAR BRAKES I, L.L.C.

                                  $310,600,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
                      8 1/2% SENIOR SECURED BONDS DUE 2014

                                      FOR

                 8 1/2% SERIES B SENIOR SECURED BONDS DUE 2014

                              --------------------

                                   PROSPECTUS
                              --------------------


                                           , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                       INFORMATION REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF MANAGERS AND OFFICERS

     Our limited liability company agreement provides that, except to the extent expressly prohibited by the Delaware Limited Liability Company Act, we must indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that the person or the person's testator or intestate is or was our member or officer, against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal from such actions or proceedings; provided that no indemnification will be made if a judgment or other final adjudication adverse to the person establishes that his conduct did not meet the then applicable minimum statutory standards of conduct; and provided, further, that no indemnification will be required to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless we have given our prior consent to such settlement or such other disposition, which consent will not be unreasonably withheld.

     Section 18-108 of the Delaware Limited Liability Company Act states as follows:

     "Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


        EXHIBIT
          NO.                                      DESCRIPTION
        -------                                    -----------
          3.1*             -- Certificate of Formation of Cedar Brakes I, L.L.C. dated as of March 3, 2000.
          3.2*             -- Amended and Restated Limited Liability Company Agreement
                              of Cedar Brakes I, L.L.C. dated September 11, 2000.
          3.3*             -- Amendment No. 1, dated October 19, 2000, to Amended &
                              Restated Limited Liability Company Agreement of Cedar
                              Brakes I, L.L.C. dated September 11, 2000.
          3.4*             -- Amendment No. 2, dated January 19, 2001, to Amended and
                              Restated Limited Liability Company Agreement of Cedar
                              Brakes I, L.L.C., dated September 11, 2000.
          4.1*             -- Indenture dated as of September 26, 2000 between Cedar
                              Brakes I, L.L.C. and Bankers Trust Company, as Trustee.
          4.2*             -- First Supplemental Indenture dated as of November 20,
                              2000 between Cedar Brakes I, L.L.C. and Bankers Trust
                              Company, as Trustee.
          4.2(a)*          -- Second Supplemental Indenture dated as of January 19,
                              2001, between Cedar Brakes I, L.L.C., and Bankers Trust
                              Company, as Trustee.
          4.3*             -- Form of 8 1/2% Senior Secured Bonds due February 15,
                              2014.

        EXHIBIT
          NO.                                      DESCRIPTION
        -------                                    -----------
          4.4*             -- Assignment and Security Agreement dated as of September
                              26, 2000 between Cedar Brakes I, L.L.C. and Bankers Trust
                              Company, as Trustee.
          4.5*             -- Accounts Control Agreement dated as of September 26, 2000 among Cedar Brakes I, L.L.C., Bankers Trust Company, as
                              Trustee, and Bankers Trust Company, as Securities
                              Intermediary.
          4.6*             -- Consent and Acknowledgment dated September 26, 2000 among
                              Cedar Brakes I, L.L.C., El Paso Energy Corporation and
                              Bankers Trust Company, as Trustee.
          4.7*             -- Consent and Acknowledgment dated September 26, 2000 among
                              Cedar Brakes I, L.L.C., El Paso Merchant Energy, L.P. and
                              Bankers Trust Company, as Trustee.
          4.8*             -- Consent and Acknowledgment dated September 26, 2000 among the Company, Public Service Electric and Gas Company and
                              Bankers Trust Company, as Trustee.
          4.9*             -- Registration Rights Agreement dated as of September 20,
                              2000 between Cedar Brakes I, L.L.C. and Credit Suisse
                              First Boston, as Initial Purchaser.
          5.1*             -- Opinion of Chadbourne & Parke LLP as to the legality of the bonds being registered hereby.
          8.1              -- Opinion of Chadbourne & Parke LLP regarding tax matters.
         10.1*             -- Amended and Restated Power Purchase Agreement dated as of
                              March 21, 2000 between Cedar Brakes I, L.L.C. and Public
                              Service Electric and Gas Company.
         10.2*             -- Power Services Agreement dated September 20, 2000 between
                              Cedar Brakes I, L.L.C. and El Paso Merchant Energy, L.P.
         10.3*             -- Administrative Services Agreement dated as of September
                              20, 2000 between Cedar Brakes I, L.L.C. and El Paso
                              Merchant Energy, L.P.
         10.4*             -- Guaranty dated as of September 20, 2000 from El Paso
                              Energy Corporation of the performance of El Paso Merchant
                              Energy, L.P. under the Power Services Agreement (included
                              as Exhibit 10.2 hereto) and the Administrative Services
                              Agreement (included as Exhibit 10.3 hereto).
         10.5*             -- Purchase Agreement dated as of September 20, 2000 between
                              Cedar Brakes I, L.L.C. and Credit Suisse First Boston
                              Corporation, as Initial Purchaser.
         12.1              -- Statement Regarding Computation of Ratios.
         23.1              -- Consent of PricewaterhouseCoopers LLP.
         23.2*             -- Consent of Pace Global Energy Services LLC.
         23.3              -- Consent of Chadbourne & Parke LLP (included in Exhibit
                              8.1 hereto).
         24.1*             -- Power of Attorney (included on the signature pages of
                              this Registration Statement).
         25.1*             -- Statement of Eligibility of Trustee dated as of January
                              22, 2001 by Bankers Trust Company.
         99.1*             -- Form of Letter of Transmittal for the 8 1/2% Senior
                              Secured Bonds Due 2014.
         99.2*             -- Form of Notice of Guaranteed Delivery for the 8 1/2%
                              Senior Secured Bonds Due 2014.
         99.3*             -- Form of Letter to Holders.

        EXHIBIT
          NO.                                      DESCRIPTION
        -------                                    -----------
         99.4*             -- Form of Letter to Clients.
         99.5*             -- Form of Letter to Registered Holders and Depositary Trust
                              Company Participants.
         99.6*             -- Guidelines for Certification of Taxpayer Identification
                              Number on Substitute Form W-9.
         99.7*             -- Form of Exchange Agent Agreement.

---------------

* Previously filed

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

          (5) that every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (6) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 29, 2001.


                                            CEDAR BRAKES I, L.L.C.

                                            By:    /s/ JOHN L. HARRISON
                                              ----------------------------------
                                                Name: John L. Harrison
                                                Title: Vice President, Senior
                                                       Managing
                                                       Director and Class A
                                                       Manager


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ CLARK C. SMITH                    President                      March 29, 2001
-----------------------------------------------------
                   Clark C. Smith

                /s/ JOHN L. HARRISON                   Vice President, Senior         March 29, 2001
-----------------------------------------------------    Managing Director and Class
                  John L. Harrison                       A Manager (Principal
                                                         Financial Officer)

                          *                            Vice President, Managing       March 29, 2001
-----------------------------------------------------    Director and Controller
                 Cecilia T. Heilmann                     (Chief Accounting Officer)

                          *                            Class A Manager                March 29, 2001
-----------------------------------------------------
                    Kurt Regulski

                          *                            Class A Manager                March 29, 2001
-----------------------------------------------------
                  Timothy Sullivan

              *By: /s/ H. BRENT AUSTIN
  ------------------------------------------------
                   H. Brent Austin
                  Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                      DESCRIPTION
        -------                                    -----------
          3.1*             -- Certificate of Formation of Cedar Brakes I, L.L.C. dated as of March 3, 2000.
          3.2*             -- Amended and Restated Limited Liability Company Agreement
                              of Cedar Brakes I, L.L.C. dated September 11, 2000.
          3.3*             -- Amendment No. 1, dated October 19, 2000, to Amended &
                              Restated Limited Liability Company Agreement of Cedar
                              Brakes I, L.L.C. dated September 11, 2000.
          3.4*             -- Amendment No. 2, dated January 19, 2001, to Amended and
                              Restated Limited Liability Company Agreement of Cedar
                              Brakes I, L.L.C., dated September 11, 2000.
          4.1*             -- Indenture dated as of September 26, 2000 between Cedar
                              Brakes I, L.L.C. and Bankers Trust Company, as Trustee.
          4.2*             -- First Supplemental Indenture dated as of November 20,
                              2000 between Cedar Brakes I, L.L.C. and Bankers Trust
                              Company, as Trustee.
          4.2(a)*          -- Second Supplemental Indenture dated as of January 19,
                              2001, between Cedar Brakes I, L.L.C., and Bankers Trust
                              Company, as Trustee.
          4.3*             -- Form of 8 1/2% Senior Secured Bonds due February 15,
                              2014.
          4.4*             -- Assignment and Security Agreement dated as of September
                              26, 2000 between Cedar Brakes I, L.L.C. and Bankers Trust
                              Company, as Trustee.
          4.5*             -- Accounts Control Agreement dated as of September 26, 2000 among Cedar Brakes I, L.L.C., Bankers Trust Company, as
                              Trustee, and Bankers Trust Company, as Securities
                              Intermediary.
          4.6*             -- Consent and Acknowledgment dated September 26, 2000 among
                              Cedar Brakes I, L.L.C., El Paso Energy Corporation and
                              Bankers Trust Company, as Trustee.
          4.7*             -- Consent and Acknowledgment dated September 26, 2000 among
                              Cedar Brakes I, L.L.C., El Paso Merchant Energy, L.P. and
                              Bankers Trust Company, as Trustee.
          4.8*             -- Consent and Acknowledgment dated September 26, 2000 among the Company, Public Service Electric and Gas Company and
                              Bankers Trust Company, as Trustee.
          4.9*             -- Registration Rights Agreement dated as of September 20,
                              2000 between Cedar Brakes I, L.L.C. and Credit Suisse
                              First Boston, as Initial Purchaser.
          5.1*             -- Opinion of Chadbourne & Parke LLP as to the legality of the bonds being registered hereby.
          8.1              -- Opinion of Chadbourne & Parke LLP regarding tax matters.
         10.1*             -- Amended and Restated Power Purchase Agreement dated as of
                              March 21, 2000 between Cedar Brakes I, L.L.C. and Public
                              Service Electric and Gas Company.
         10.2*             -- Power Services Agreement dated September 20, 2000 between
                              Cedar Brakes I, L.L.C. and El Paso Merchant Energy, L.P.
         10.3*             -- Administrative Services Agreement dated as of September
                              20, 2000 between Cedar Brakes I, L.L.C. and El Paso
                              Merchant Energy, L.P.

        EXHIBIT
          NO.                                      DESCRIPTION
        -------                                    -----------
         10.4*             -- Guaranty dated as of September 20, 2000 from El Paso
                              Energy Corporation of the performance of El Paso Merchant
                              Energy, L.P. under the Power Services Agreement (included
                              as Exhibit 10.2 hereto) and the Administrative Services
                              Agreement (included as Exhibit 10.3 hereto).
         10.5*             -- Purchase Agreement dated as of September 20, 2000 between
                              Cedar Brakes I, L.L.C. and Credit Suisse First Boston
                              Corporation, as Initial Purchaser.
         12.1              -- Statement Regarding Computation of Ratios.
         23.1              -- Consent of PricewaterhouseCoopers LLP.
         23.2*             -- Consent of Pace Global Energy Services LLC.
         23.3              -- Consent of Chadbourne & Parke LLP (included in Exhibit
                              8.1 hereto).
         24.1*             -- Power of Attorney (included on the signature pages of
                              this Registration Statement).
         25.1*             -- Statement of Eligibility of Trustee dated as of January
                              22, 2001 by Bankers Trust Company.
         99.1*             -- Form of Letter of Transmittal for the 8 1/2% Senior
                              Secured Bonds Due 2014.
         99.2*             -- Form of Notice of Guaranteed Delivery for the 8 1/2%
                              Senior Secured Bonds Due 2014.
         99.3*             -- Form of Letter to Holders.
         99.4*             -- Form of Letter to Clients.
         99.5*             -- Form of Letter to Registered Holders and Depositary Trust
                              Company Participants.
         99.6*             -- Guidelines for Certification of Taxpayer Identification
                              Number on Substitute Form W-9.
         99.7*             -- Form of Exchange Agent Agreement.


---------------

* Previously filed